UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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SUCAMPO PHARMACEUTICALS, INC.

(Name of Registrant as Specified In Its Charter)

Not applicable

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April 18, 2016

Dear Fellow Stockholders:

You are cordially invited to attend the Sucampo Pharmaceuticals, Inc. Annual Meeting of Stockholders to be held on June 2, 2016 at 8:30 a.m., Eastern Time, at the Sheraton Rockville Hotel, 920 King Farm Boulevard, Rockville, Maryland 20850. Details about the meeting, nominees for our board of directors and other matters to be acted on are included in the Notice of 2016 Annual Meeting of Stockholders and Proxy Statement that follow.

We hope you plan to attend the annual meeting. Whether or not you plan to attend the meeting, please vote your shares by completing, dating, signing and returning the enclosed proxy card as described in the Proxy Statement. Your proxy may be revoked by you at any time before it is exercised as explained in the Proxy Statement.

If you plan to attend the meeting, please bring photo identification for admission. Also, if your shares are held in the name of a broker, bank or other nominee, please bring with you a proxy, letter or account statement (or copy thereof) from your broker, bank or nominee confirming your ownership of Sucampo Pharmaceuticals, Inc. stock so that you can be admitted to the meeting. Also, if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a broker’s proxy card issued in your name.

On behalf of our board of directors and management, it is my pleasure to express our appreciation for your continued support.

Sincerely,

Peter Greenleaf
Chief Executive Officer, Chairman of the Board of Directors

YOUR VOTE IS IMPORTANT.

PLEASE TAKE TIME TO VOTE AS SOON AS POSSIBLE.

SUCAMPO PHARMACEUTICALS, INC.

805 king farm boulevard, suite 550

rockville, MARYLAND 20850

________________

NOTICE OF 2016 ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 2, 2016

________________

To Our Stockholders:

NOTICE IS HEREBY GIVEN that the 2016 Annual Meeting of Stockholders of Sucampo Pharmaceuticals, Inc. will be held on Thursday, June 2, 2016 at 8:30 a.m., Eastern Time, at the Sheraton Rockville Hotel, 920 King Farm Boulevard, Rockville, Maryland 20850. At the annual meeting, stockholders will consider and vote on the following matters:

1.	The election to the board of directors of the Board’s nominee, Maureen E. O’Connell, as a class 1 director, for a term ending upon the 2019 annual meeting of stockholders.

2.	The approval of our 2016 Equity Incentive Plan.

3.	The ratification of the selection by the audit committee of the board of directors of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016.

4.	Advisory approval of the compensation of our named executive officers, as disclosed in the proxy statement.

Stockholders also will consider and vote on any other matters as may properly come before the annual meeting or any adjournment or postponement thereof. Our board of directors has no knowledge of any other matters which may come before the meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

Stockholders of record at the close of business on April 4, 2016 are entitled to notice of, and to vote at, the annual meeting or any adjournment or postponement thereof. Your vote is important regardless of the number of shares you own.

We hope that all stockholders will be able to attend the annual meeting in person. In order to ensure that a quorum is present at the meeting, please complete, date, sign and promptly return prior to the annual meeting the enclosed proxy card, whether or not you plan to attend the annual meeting. A return envelope, which is postage pre-paid if mailed in the United States, addressed to American Stock Transfer & Trust Company, our transfer agent and registrar, has been enclosed for your convenience. If you return a proxy, you may cancel it by delivering a later dated proxy (prior to the annual meeting) or voting in person at the annual meeting. Please note, however, if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a broker’s proxy card issued in your name.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting To Be Held on June 2, 2016:

The Notice of 2016 Annual Meeting and Proxy Statement, and Annual Report on Form 10-K are available at www.sucampo.com/proxy.

All stockholders are cordially invited to attend the meeting.

By Order of the Board of Directors,

Matthias Alder
Corporate Secretary

Rockville, Maryland

April 18, 2016

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOUR VOTE IS IMPORTANT.

IN ORDER TO ENSURE THE REPRESENTATION OF YOUR SHARES AT THE ANNUAL MEETING, PLEASE VOTE AND RETURN YOUR PROXY AS SOON AS POSSIBLE PRIOR TO THE ANNUAL MEETING.

SUCAMPO PHARMACEUTICALS, INC.

805 king farm boulevard, suite 550

ROCKVILLE, MARYLAND 20850

________________

PROXY STATEMENT

________________

For the 2016 Annual Meeting of Stockholders

To Be Held On June 2, 2016

This proxy statement and the enclosed proxy card are being furnished in connection with the solicitation of proxies by the board of directors of Sucampo Pharmaceuticals, Inc. for use at the 2016 Annual Meeting of Stockholders to be held on June 2, 2016 at 8:30 a.m., Eastern Time, at the Sheraton Rockville Hotel, 920 King Farm Boulevard, Rockville, Maryland 20850, and any adjournment or postponement thereof. Your proxies will be voted in accordance with your instructions. If no choice is specified, the proxies will be voted as recommended by our board of directors. A stockholder who signs a proxy may revoke or revise that proxy at any time before the annual meeting. Please see “Revocation of Proxy” below for more information on how to revoke a proxy. This proxy statement will be provided electronically, if elected, or otherwise is being mailed on or about April 22, 2016 to stockholders of record at the close of business on April 4, 2016 (the “Record Date”).

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 as filed with the Securities and Exchange Commission, or SEC, will be furnished without charge to any stockholder upon written or oral request to Sucampo Pharmaceuticals, Inc., Attn: Investor Relations, 805 King Farm Boulevard, Suite 550, Rockville, Maryland 20850; telephone: (301) 961-3400. This proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 are available on our website at www.sucampo.com/proxy and the SEC’s website at www.sec.gov. Information on our website is not incorporated by reference in this Proxy Statement.

Voting Securities, Quorum and Votes Required

Stockholders of record at the close of business on the Record Date will be entitled to notice of and to vote at the annual meeting. As of the Record Date, 42,630,376 shares of our class A common stock were issued and outstanding. Each share of class A common stock owned on the Record Date entitles the holder to one vote with respect to each matter submitted to stockholders at the meeting. Stockholders do not have cumulative voting rights. We have no other securities entitled to vote at the meeting.

The representation in person or by proxy of at least a majority in voting power of the shares of common stock issued, outstanding and entitled to vote at the annual meeting is necessary to establish a quorum for the transaction of business. If a quorum is not present, the meeting will be adjourned until a quorum is obtained.

Directors are elected by a plurality of votes cast by stockholders entitled to vote at the meeting. To be approved, any other matter submitted to our stockholders, including the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm, the approval of our 2016 Equity Incentive Plan and the advisory approval of the compensation of our named executive officers (as defined below), requires the affirmative vote of the majority in voting power of shares present in person or represented by proxy and voting on such matters at the annual meeting. A representative of our company will serve as the inspector of elections at the annual meeting.

Votes will be counted by the inspector of elections, who will separately count, for the proposal to elect the nominee for director, votes “For,” “Withhold” and broker non-votes; and, with respect to other proposals, votes “For” and “Against,” abstentions and, if applicable, broker non-votes. Shares that abstain from voting as to a particular matter will be counted for the purpose of determining whether a quorum exists but with respect to “Proposal Two—Approval of 2016 Equity Incentive Plan,” “Proposal Three—Ratification of Selection of Independent Registered Public Accounting Firm” and “Proposal Four—Advisory Vote on Executive Compensation” will have the same effect as an “Against” vote. Shares held in “street name” by brokers, banks or other nominees who indicate on their proxy cards that they do not have discretionary authority to vote such shares as to a particular matter, which we refer to as “broker non-votes,” will be counted for the purpose of determining whether a quorum exists but will not have any effect upon the outcome of voting with respect to any matters voted on at the annual meeting. Brokers holding shares for clients who have not given specific voting instructions are permitted to vote in their discretion only with respect to “Proposal Three―Ratification of Selection of Independent Registered Public Accounting Firm.”

Stockholders may vote in person or by proxy. Voting by proxy will not in any way affect a stockholder’s right to attend the meeting and vote in person. Any stockholder voting by proxy has the right to revoke the proxy at any time before the polls close at the annual meeting by giving our corporate secretary a duly executed proxy card bearing a later date than the proxy being revoked at any time before that proxy is voted or by appearing at the meeting and voting in person. You may also grant a subsequent proxy by telephone or Internet. The shares represented by all properly executed proxies received in time for the meeting will be voted as specified. If the shares you own are held in your name and you do not specify in the otherwise properly executed proxy card how your shares are to be voted, they will be voted in accordance with our board of directors’ recommendations, which are “For” the election of the nominee for director, “For” approval of the 2016 Equity Incentive Plan, “For” the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2016, and “For” the advisory approval of the compensation of our named executive officers. If any other matters properly come before the meeting, the persons named in the accompanying proxy intend to vote, or otherwise act, in accordance with their judgment. If the shares you own are held in “street name,” the broker, bank or other nominee, as the record holder of your shares, is required to vote your shares in accordance with your instructions. In order to vote your shares held in “street name,” you will need to follow the directions that your broker, bank or other nominee provides to you.

If your shares are registered directly in your name, you may vote:

•	By Internet. www.proxyvote.com. You will be asked to provide the company number and control number from the enclosed proxy card. Your Internet vote must be received by 11:59 p.m. on June 1, 2016 to be counted. Please do not return a signed proxy card if you vote via Internet.
•	By Telephone. 1-800-690-6903. You will be asked to provide the company number and control number from the enclosed proxy card. Your telephone vote must be received by 11:59 p.m. on June 1, 2016 to be counted. Please do not return a signed proxy card if you vote by telephone.
•	By Mail. Complete, date and sign the enclosed proxy card and mail it in the enclosed postage-paid envelope or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
•	In Person at the Meeting. If you attend the annual meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which will be available at the meeting.

Your proxy will be voted according to your instructions. If you do not specify how you want your shares voted, they will be voted in accordance with our board of directors’ recommendations.

If your shares are held in “street name” for your account by a broker, bank or other nominee, you will receive instructions from your broker, bank or other nominee explaining how to vote. If you plan to vote in person at the annual meeting, you should contact the broker, bank or other nominee that holds your shares to obtain a broker’s proxy card and bring it with you to the meeting. A broker’s proxy card is not the form of proxy card enclosed with this proxy statement. You will not be able to vote shares you hold in “street name” at the annual meeting unless you have a proxy card from your broker issued in your name giving you the right to vote the shares.

Stockholders Sharing the Same Address

The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy delivery requirements for annual meeting materials with respect to two or more stockholders sharing the same address by delivering a single set of annual meeting materials addressed to those stockholders. This process, commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. Because we utilize the “householding” rules for annual meeting materials, stockholders who share the same address will receive only one copy of the annual meeting materials, unless we receive contrary instructions from any stockholder at that address. If you prefer to receive multiple copies of the annual meeting materials at the same address you share with other stockholders, additional copies will be provided to you promptly upon request. If you are a stockholder of record, you may obtain additional copies at the same address you share with other stockholders by calling us at 301-961-3400 or upon written request to Sucampo Pharmaceuticals, Inc., Attn: Investor Relations, 805 King Farm Boulevard, Suite 550, Rockville, Maryland 20850. Eligible stockholders of record receiving multiple copies of the annual meeting materials can request householding by contacting us in the same manner.

If you are a beneficial owner and hold your shares in a brokerage or custody account, you can request additional copies of the annual meeting materials at the same address you share with other stockholders or you can request householding by notifying your broker, bank or other nominee.

If you receive more than one set of proxy materials, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the proxy cards in the proxy materials to ensure that all of your shares are voted.

Copies of this Notice of 2016 Annual Meeting and Proxy Statement and our Annual Report on Form 10-K are available at www.sucampo.com/proxy.

Preliminary voting results will be announced at the annual meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the annual meeting.

PROPOSAL ONE — ELECTION OF DIRECTORS

As a result of the decision of Ms. Barbara Munder not to stand for re-election at the 2016 annual meeting and to resign as a director effective as of May 31, 2016, our board of directors authorized a reduction in number from seven members to six members, effective as of Ms. Munder’s resignation. Our board of directors is classified, meaning that each of our directors is designated to one of three classes and is elected to serve a three year term. The number of directors in each class is set so that each class is as equal in proportion as possible based upon the overall number of directors. Accordingly, we expect that any new director appointed after the date of the annual meeting would be placed into Class 1. We currently have two directors in class 1 (including Ms. Munder), two directors in class 2 and three directors in class 3. Our board of directors, based on the recommendation of our nominating and corporate governance committee, nominated Ms. O’Connell, the current class 1 director, as the candidate for election at the 2016 annual meeting. If elected, Ms. O’Connell will have a term expiring at the 2019 annual meeting and until her successor has been duly elected and qualified, or, if sooner, until her death, resignation or removal. The class 3 directors have terms expiring at the 2018 annual meeting and the class 2 directors have terms expiring at the 2017 annual meeting.

At the 2016 annual meeting, stockholders will have an opportunity to vote for the nominee for director listed below. The persons named in the enclosed proxy card will vote to elect the nominee as director, unless you withhold authority to vote for the election of the nominee by marking the proxy card to that effect. The nominee has indicated her willingness to serve, if elected. However, if the nominee should be unable or unwilling to serve, the proxies may be voted for a substitute nominee designated by our board of directors, or our board of directors may reduce the number of directors.

Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. Accordingly, the nominee receiving the highest number of affirmative votes will be elected.

Board Recommendation

The board of directors recommends a vote “FOR” the election of the following director nominee.

Director Nominee

The following paragraph provides information as of the date of this proxy statement about the director nominee. The information presented includes information about such director, including her age, all positions and offices she holds with us, her length of service as a director, her principal occupation and employment for the past five years and the names of other publicly held companies of which she serves or has served as a director during the past five years. For information about the number of shares of common stock beneficially owned by our directors as of April 4, 2016, see the section entitled “Stock Ownership Information” below.

There are no family relationships between any of our directors and executive officers. No arrangements or understandings exist between any director or person nominated for election as a director and any other person pursuant to whom such person is to be selected as a director or nominee for election as a director.

Maureen E. O’Connell, age 54. Ms. O’Connell became a Director of Sucampo in February 2013. Since 2007, she has served as the Executive Vice President, Chief Administrative Officer and Chief Financial Officer of Scholastic Corporation, a publishing, education and media company. From 2005 to 2006, she was Executive Vice President and Chief Financial Officer at Affinion Group, Inc., a marketer of membership, insurance and loyalty programs. From 2002 to 2004, Ms. O’Connell held positions of increasing responsibility at Gartner, Inc., a technology research and advisory firm, including Executive Vice President, Chief Financial and Administrative Officer and then President and Chief Operating Officer. Ms. O’Connell has also had additional senior management positions including Executive Vice President and Chief Financial Officer at Barnes & Noble, Chief Financial Officer and Vice President at Publishers Clearing House, Senior Vice President of Finance and Marketing Analysis at BMG Direct, and Chief Financial Officer and Senior Vice President at Primedia, Inc. She earned a bachelor’s degree in accounting and economics from Stern School of Business Administration at New York University and is a Certified Public Accountant in the state of New York. Our board of directors believes the characteristics that qualify Ms. O’Connell for service on our board of directors include her senior leadership experience in finance and operations, including in particular her current and previous experience as a chief financial officer for public companies.

Other Directors

The following paragraphs provide information as of the date of this proxy statement about each of the other directors who will be continuing in office after the 2016 annual meeting.

Directors Continuing in Office until the 2017 Annual Meeting (Class 2)

Daniel P. Getman, Ph.D., age 60. Dr. Getman served as the chairman of our board of directors from March 2014 through December 2015 and has been a Director of Sucampo since September 2011. Dr. Getman served as the President of Kansas City Area Life Sciences, Inc. (“KCALSI”) from 2009 until his retirement in July 2012. Dr. Getman joined KCALSI from Pfizer, Inc., where he had been Vice President of Global Research and Development and Director of Pfizer’s St. Louis laboratories from 2003 to 2008; Dr. Getman also served on Pfizer’s external research network committee, responsible for the Midwest region. Prior to joining Pfizer, Dr. Getman worked at Pharmacia Corporation as Co-Chair of the Exploratory Development Committee, with G.D. Searle & Company as Senior Director of Medicinal Chemistry and a member of the Discovery Leadership Team, and with Monsanto Company as a medicinal chemist. He also serves as a member of the National Council for the Washington University School of Medicine and the Managers Board for the Children's Discovery Institute at St. Louis Children's Hospital and Washington University School of Medicine. He serves as an advisor to the Wisconsin Alumni Research Foundation (WARF) Accelerator Program to advance technology towards commercialization. Dr. Getman was previously chairman of the board for the Missouri Biotechnology Association in 2011 and 2012, and was a member of the board for the Kansas Bioscience Organization from 2009 to 2012. Dr. Getman earned a bachelor’s degree in chemistry from State University New York Buffalo and a doctorate in organic chemistry from the University of Minnesota. Our board of directors believes the characteristics that qualify Dr. Getman for service on our board of directors include his extensive experience in the biopharmaceutical industry, including research, development and strategic planning.

Peter Greenleaf, age 46. Mr. Greenleaf became our Chief Executive Officer and a Director in March 2014 and the chairman of our board of directors in January 2016. From June 2013 to February 2014, Mr. Greenleaf was President and Chief Executive Officer and member of the board of directors of Histogenics Corporation, a regenerative medicine company. From 2008 to June 2013, Mr. Greenleaf was employed by MedImmune LLC, the global biologics arm of AstraZeneca, where he most recently served as President. Mr. Greenleaf also served as President of MedImmune Ventures, a venture capital fund, from 2010 to June 2013. Mr. Greenleaf previously headed all global commercial operations and portfolio management at MedImmune and was part of the deal team that sold MedImmune to AstraZeneca in 2007. Mr. Greenleaf has also held senior commercial roles at Centocor Biotech, Inc. (now Janssen Biotechnology, Johnson & Johnson) from 1998 to 2006 and prior to that Boehringer Mannheim G.m.b.H. (now Roche Holdings) from 1996 to 1998. Mr. Greenleaf has served as a member of the board of directors of Mast Therapeutics, Inc., a publicly held clinical-stage biopharmaceutical company developing novel therapies for sickle cell disease, heart failure and stroke, since November 2015 and of Mirna Therapeutics, a publicly held clinical-stage biopharmaceutical company developing a broad pipeline of microRNA-based oncology therapeutics, since February 2016. Mr. Greenleaf chairs the Maryland Venture Fund Authority, whose vision is to oversee implementation of InvestMaryland, a public-private partnership to spur venture capital investment in the state. Mr. Greenleaf is also a member of the board of directors of Pharmaceutical Research and Manufacturers of America (PhRMA) and Biotechnology Industry Organization (BIO), where he also serves on the governing boards of the Emerging Companies Section and the Health Section, and as the chairman of the BIO board membership committee. He received a Master of Business Administration degree from St. Joseph’s University and a Bachelor of Science degree from Western Connecticut State University. Our board of directors believes the characteristics that qualify Mr. Greenleaf for service on our board of directors include his leadership experience and extensive commercialization, strategic planning, and drug development experience in the biopharmaceutical industry.

Directors Continuing in Office until the 2018 Annual Meeting (Class 3)

John H. Johnson, age 58. Mr. Johnson became a Director of Sucampo in December 2014 and was appointed as our lead independent director in January 2016. He served as the President and Chief Executive Officer of Dendreon Corporation, a publicly held biotechnology company focused on cancer, and as its chairman, from January 2012 to July 2014. From January 2011 to January 2012, Mr. Johnson served as the Chief Executive Officer and a member of the board of directors of Savient Pharmaceuticals, Inc., a publicly held pharmaceutical company. From 2008 until January 2011, Mr. Johnson served as Senior Vice President and President of Eli Lilly and Company's Oncology unit. He was also Chief Executive Officer of ImClone Systems Incorporated, which develops targeted biologic cancer treatments, from 2007 until 2008, and served on ImClone's board of directors until it was acquired by Eli Lilly in 2008. From 2005 to 2007, Mr. Johnson served as Company Group Chairman of Johnson & Johnson's Worldwide Biopharmaceuticals unit, President of its Ortho Biotech Products LP and Ortho Biotech Canada units from 2003 to 2005, and Worldwide Vice President of its CNS, Pharmaceuticals Group Strategic unit from 2001 to 2003. Prior to joining Johnson & Johnson, he also held several executive positions at Parkstone Medical Information Systems, Inc., Ortho-McNeil Pharmaceutical Corporation and Pfizer, Inc. Mr. Johnson has served as the chairman of the board of directors of Strongbridge Biopharma plc, a publicly held biopharmaceutical company focused on orphan endocrine disorders, since March 2015. He also serves on the boards of directors of the public biotechnology companies Cempra Inc., Portola Pharmaceuticals, Inc. and Histogenics Corporation. Mr. Johnson was the Chairman of Tranzyme, Inc., a publicly held pharmaceutical company, from 2010 until its merger with Ocera Therapeutics, Inc. in July 2013. Previously, he served as a member of the Board of Directors of the Pharmaceutical Research and Manufacturers of America (PhRMA) and as a member of the Health Section Governing Board of Biotechnology Industry Organization (BIO). Mr. Johnson earned a bachelor’s degree from East Stroudsburg University of Pennsylvania. Our board of directors believes the characteristics that qualify Mr. Johnson for service on our board of directors include his leadership experience and extensive commercialization, licensing and strategic planning experience in the biopharmaceutical industry.

Robert J. Spiegel, M.D. FACP, age 66. Dr. Spiegel became a Director of Sucampo in January 2015. He has been an Associate Professor at Weill Cornell Medical Center since 2012 and has served as Chief Medical Officer of PTC Therapeutics, Inc. on a full-time basis since January 2014 and on a part-time consulting basis from February 2011 to January 2014. He is the President and founder of Spiegel Consulting LLC, an independent advisory firm to pharmaceutical and biotechnology companies, and has served as an Advisor at Warburg Pincus, an investment firm, since 2010. Dr. Spiegel held several senior leadership positions at Schering-Plough Corporation, a pharmaceutical company, from 1983 until his retirement in 2009, including as Director, Clinical Research, Vice President of Clinical Research, Senior Vice President of Worldwide Clinical Research and then becoming Chief Medical Officer in 1998. Dr. Spiegel has served on the boards of directors of the publicly held biopharmaceutical companies Geron Corporation, since May 2010, and Edge Therapeutics, Inc., since August 2013. He previously served on the boards of directors of Capstone Therapeutics Corp., a publicly traded biotechnology company, from May 2010 to January 2012, and Talon Therapeutics, a publicly traded biopharmaceutical company, from July 2010 until its acquisition by Spectrum Pharmaceuticals in July 2013. He received his B.A. degree from Yale University and his M.D. degree from the University of Pennsylvania. Following a residency in internal medicine, he completed a fellowship in medical oncology at the National Cancer Institute and held academic positions at the National Cancer Institute and New York University Cancer Center. Our board of directors believes the characteristics that qualify Dr. Spiegel for service on our board of directors include leadership experience and extensive research and development, drug licensing and strategic planning experience in the biopharmaceutical industry.

Timothy Walbert, age 49. Mr. Walbert became a Director of Sucampo in October 2015. He has served as President and Chief Executive Officer of Horizon Pharma plc. since 2008 and as the chairman of its board of directors since 2010. He served as President, Chief Executive Officer and member of the board of directors of IDM Pharma, Inc., a publicly held biotechnology company, from 2007 until its acquisition by Takeda American Holdings, Inc. in 2009. From 2006 to 2007, Mr. Walbert served as Executive Vice President, Commercial Operations of NeoPharm, Inc., a biotechnology company. From 2001 to 2005, Mr. Walbert was Divisional Vice President and General Manager, Immunology, and Divisional Vice President, Global Cardiovascular Strategy at Abbott, now AbbVie, a biopharmaceutical company, where he led the global development and launch of the multi-indication biologic HUMIRA. From 1998 to 2001, he held the position of Director, CELEBREX North America and Arthritis Team Leader, Asia Pacific, Latin America and Canada at G.D. Searle & Company, now Pfizer. From 1991 to 1998, he held sales and marketing roles with increasing responsibility at G.D. Searle, Merck & Co., Inc. and Wyeth Pharmaceuticals, Inc., now Pfizer. Mr. Walbert has served as member of the board of directors Egalet Corporation, a publicly held pharmaceutical company, since March 2014 and as its chairman since June 2015. Mr. Walbert is also chairman of the Illinois Biotechnology Industry Organization (iBIO). Mr. Walbert has also served as a member of the board of directors of XOMA Corporation, a publicly held biotechnology company, since 2010. He was a director of Raptor Pharmaceutical Corp., a publicly held pharmaceutical company, from April 2011 until July 2014. Mr. Walbert also serves as a director of the Pharmaceutical Research and Manufacturers of America (PhRMA), the Biotechnology Industry Organization (BIO), World Business Chicago (WBC), the Greater Chicago Arthritis Foundation and the Illinois Innovation Council. Mr. Walbert earned a B.A. degree from Muhlenberg College. Our board of directors believes the characteristics that qualify Mr. Walbert for service on our board of directors include demonstrated leadership and extensive experience in evaluating, acquiring, developing and commercializing assets in the pharmaceuticals industry.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

General

Our board of directors believes that good corporate governance is important to ensure that our company is managed for the long-term benefit of our stockholders. Prior to March 31, 2015, our founders—Drs. Ryuji Ueno and Sachiko Kuno—controlled, directly or indirectly, more than 50% of the voting power of our outstanding stock, and we were considered a “Controlled Company” under Rule 5615(c)(1) of the NASDAQ Listing Rules. However, on March 31, 2015, our founders’ ownership stake in Sucampo was reduced to below 50%. As a result, we are no longer a “Controlled Company” under the NASDAQ Listing Rules. Accordingly, we are no longer exempt from the provisions of NASDAQ Listing Rule 5605 that require listed companies to have a majority of independent directors, and to have independent directors determine executive compensation or select nominees to serve as directors. Because we were already complying with these rules, we have not updated our corporate governance policies in response to this change in status.

This section describes key corporate governance guidelines and practices that our board of directors has adopted. Complete copies of our corporate governance guidelines, audit committee charter, compensation committee charter, nominating and corporate governance committee charter, code of conduct and code of ethics are available on our website at www.sucampo.com under Investors, Corporate Governance. Information on our website is not incorporated by reference in this Proxy Statement. Alternatively, you can request a copy of any of these documents by writing to Sucampo Pharmaceuticals, Inc., Attn: Corporate Secretary, 805 King Farm Boulevard, Suite 550, Rockville, Maryland 20850.

Corporate Governance Guidelines

Our board of directors has adopted corporate governance guidelines to assist in the exercise of their duties and responsibilities and to serve the best interests of our company and our stockholders. These guidelines, which outline a framework for the conduct of our board’s business, provide that:

•	our board’s principal responsibilities are to protect the interest of our stockholders and to oversee the management of our company;
•	a majority of the members of our board of directors shall be independent directors;
•	the independent directors shall meet regularly in executive session;
•	directors have full and free access to management and, as necessary, independent advisors;
•	the nominating and corporate governance committee will conduct an annual evaluation of our board of directors and its committees to determine whether they are functioning effectively; and
•	the nominating and corporate governance committee will oversee an annual evaluation of executive succession plans.

Board Determination of Independence

Under Rule 5605(a)(2) of the NASDAQ Listing Rules, a director will only qualify as an independent director if, in the opinion of our board of directors, that person does not have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Our board of directors consults with counsel to ensure that its determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in the NASDAQ Listing Rules. Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and us, our senior management and our independent auditors, our board of directors has affirmatively determined that all six of the current non-employee directors of our company--Messrs. Johnson and Walbert, Drs. Getman and Spiegel, Ms. Munder and Ms. O’Connell—who collectively constitute a majority of our board of directors, and who will, upon the resignation of Ms. Munder, continue to constitute a majority of our board of directors, are independent directors as defined in Rule 5605(a)(2) of the NASDAQ Listing Rules and that none of these directors has a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Mr. Greenleaf is not independent by virtue of his position as our Chief Executive Officer.

Board of Directors Meetings and Attendance

Our board of directors met seven times during the year ended December 31, 2015, either in person or by teleconference. As required under applicable NASDAQ rules, during the year our independent directors met regularly scheduled executive sessions at which only independent directors were present; there were five such executive sessions held in 2015 . During 2015, each of our directors attended at least 75% of the aggregate of the number of board and committee meetings held during the period for which he or she served. We currently do not have a policy with regard to board members’ attendance at our annual meeting of stockholders, but we generally encourage our board members to attend. All of our directors attended the 2015 annual meeting of stockholders.

Board Leadership Structure

Our board of directors regularly evaluates whether or not the roles of chairman of the board of directors and chief executive officer should be separate and, if they are to be separate, whether the chairman of the board of directors should be selected from the non-employee directors or be an employee of the company. The board of directors believes these issues should be considered as part of the board of directors’ broader oversight and succession planning process. Our board of directors has recently appointed Peter Greenleaf, our chief executive officer, as chairman of the board of directors. Our board of directors believes that Mr. Greenleaf is currently best situated to serve as chairman of our board of directors due to his demonstrated leadership, his knowledge of our company’s products and technology, and his vision for our company’s future.

Our corporate governance guidelines provide that in the event the chairman of our board of directors is not an independent director, a majority of our board’s independent directors may appoint an independent director, who has been nominated by the nominating and corporate governance committee, to serve as the lead independent director. Accordingly, our board of directors appointed John H. Johnson as lead independent director concurrently with the change in chairmanship.

We believe that combining the positions of Chief Executive Officer and Chairman helps to ensure that the Board and management act with a common purpose and provides a single, clear chain of command to execute our strategic initiatives and business plans. In addition, the Board believes that Mr. Greenleaf, as a combined Chief Executive Officer and Chairman, is better positioned to act as a bridge between management and the Board, facilitating the regular flow of information.

The Board appointed Mr. Johnson as the lead independent director to help reinforce the independence of the Board as a whole. The position of lead independent director has been structured to serve as an effective balance to a combined Chief Executive Officer and Chairman: the lead independent director is empowered to, among other duties and responsibilities, approve agendas and meeting schedules for regular Board meetings, preside over Board meetings in the absence of the Chairman, preside over and establish the agendas for meetings of the independent directors, act as liaison between the Chairman and the independent directors, approve information sent to the Board, preside over any portions of Board meetings at which the evaluation or compensation of the Chief Executive Officer is presented or discussed and, as appropriate upon request, act as a liaison to stockholders. In addition, it is the responsibility of the lead independent director to coordinate between the Board and management with regard to the determination and implementation of responses to any problematic risk management issues. As a result, the Board believes that the lead independent director can help ensure the effective independent functioning of the Board in its oversight responsibilities. In addition, the Board believes that the lead independent director is better positioned to build a consensus among directors and to serve as a conduit between the other independent directors and the Chairman, for example, by facilitating the inclusion on meeting agendas of matters of concern to the independent directors.

Risk Oversight

Companies face a variety of risks, including credit risk, liquidity risk and operational risk. Our board of directors believes an effective enterprise risk management, or ERM, system will timely identify the material risks that our company faces and through such ERM system management will communicate necessary information with respect to material risks to our board of directors or the relevant board committee, implement appropriate and responsive risk management strategies consistent with our company’s risk profile and integrate risk management into our company’s decision-making. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. Our entire board of directors oversees general risk management of our company and continually works, with the input of our executive officers, to assess and analyze the most likely areas of future risk for our company. To support this key function, our executive management team conducts an annual risk assessment program and discusses the results with the Board. Our board of directors also encourages management to promote a corporate culture that incorporates risk management into the corporate strategy and day-to-day business operations. Our audit committee focuses on oversight of the financial risks of our company and the steps management has taken to monitor and control such exposures. Our audit committee also oversees and approves all related party transactions and monitors compliance with legal and regulatory requirements. Our nominating and corporate governance committee annually reviews our company’s corporate governance guidelines and their implementation, including whether they are successful in preventing illegal or improper liability-creating conduct. Our compensation committee considers risks that may result from changes in compensation programs and assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. It is the responsibility of the committee chairs to report findings regarding material risk exposures to the Board as quickly as possible. The Board has delegated to the Board’s lead independent director the responsibility of coordinating between the Board and management with regard to the determination and implementation of responses to any problematic risk management issues. We believe that the leadership structure of our board of directors supports effective oversight of our company’s risk management.

Board Committees

Our board of directors has established three standing committees – audit, compensation and nominating and corporate governance – each of which operates under a charter that has been approved by our board of directors. Current copies of each committee’s charter are available on our website at www.sucampo.com under Investors, Corporate Governance. Information on our website is not incorporated by reference in this Proxy Statement. Each committee is composed solely of members who are independent within the meaning of Rule 5605(a)(2) of the NASDAQ Listing Rules and who also satisfy the other requirements for committee composition imposed by NASDAQ and the SEC. Our board of directors may from time to time establish one or more other committees with such responsibilities as may be delegated to them by our board of directors.

Audit Committee

Our audit committee consists of John H. Johnson, Maureen E. O’Connell, Robert J. Spiegel and Timothy Walbert, with Ms. O’Connell serving as the chair of the committee. The audit committee met nine times in 2015.

Our audit committee assists our board of directors in its oversight of the integrity of our financial statements, our independent registered public accounting firm’s retention, qualifications and independence and the performance of our independent registered public accounting firm.

Our audit committee’s responsibilities, as set forth in its written charter adopted by our board of directors, include:

•	appointing, evaluating, retaining, setting the compensation of, and assessing the independence of our registered public accounting firm;

•	overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of certain reports from our independent registered public accounting firm;
•	reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;
•	monitoring our internal control over financial reporting, disclosure controls and procedures;
•	reviewing our company’s major financial and operational risks and management’s assessment, monitoring and control of those risks;
•	evaluating from time to time the necessity of adopting a formal internal audit function and overseeing that function, if adopted;
•	reviewing and approving all related party transactions on an ongoing basis;
•	establishing policies and procedures for the receipt and resolution of accounting related complaints and concerns;
•	meeting independently with our registered public accounting firm and management;
•	preparing the audit committee report required by SEC rules;
•	reviewing and reassessing the adequacy of its charter on an annual basis; and
•	performing an annual self-evaluation.

Our board of directors has determined that each member of the audit committee qualifies as an independent director under the applicable NASDAQ rules and the applicable rules and regulations of the SEC. Our board of directors has also determined that each member of the audit committee is financially literate under Rule 5605(a)(2)(A)(iv) of the NASDAQ Listing Rules and that Ms. O’Connell is qualified as an “audit committee financial expert” as defined in applicable SEC rules. The Board made a qualitative assessment of Ms. O’Connell’s level of knowledge and experience based on a number of factors, including her formal education and her business experience as a chief financial officer for public reporting companies.

Audit Committee Report*

As stated in its charter, among other responsibilities, the audit committee's role is to oversee our responsibility for the preparation, presentation, and accuracy of our financial statements, for the appropriateness of the accounting principles and reporting policies that are used by us, and for establishing and maintaining effective internal control over financial reporting. Our independent auditor is responsible for auditing our financial statements and the effectiveness of our internal control over financial reporting and for reviewing our unaudited interim financial statements.

The audit committee evaluates the independent registered public accounting firm’s performance, manages relations with our independent registered public accountants and evaluates policies and procedures relating to internal control systems. The audit committee’s functions are not intended to duplicate or to certify the activities of management and the independent public accountants. The audit committee serves a board level oversight role in which it provides advice, counsel and direction to management and the independent public accountants on the basis of the information it receives, discussions with management and the independent public accountants, and its experience in business, financial and accounting matters.

The audit committee has reviewed our audited financial statements for the year ended December 31, 2015 and discussed them with our management and our independent registered public accounting firm.

The audit committee has discussed with our independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board, or PCAOB, and has also received the written disclosures and the letter from our independent registered public accounting firm required by the applicable requirements of the PCAOB regarding their communications with the audit committee concerning independence and has discussed with our independent registered public accounting firm the firm’s independence from our company and our management. The audit committee has also concluded that the provision of the non-audit services to our company in 2015 was compatible with our independent registered public accounting firm’s independence.

In addition to the matters specified above, the audit committee discussed with our independent registered public accounting firm the overall scope, plans and estimated costs of their audit. The audit committee met with our independent registered public accounting firm periodically, with and without management present, to discuss the results of their examinations, the overall quality of the company’s financial reporting and their reviews of the quarterly and year-end financial statements and draft of the quarterly and annual reports.

Based on the review and discussions referred to above, the audit committee recommended to our board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2015.

By the Audit Committee of the Board of Directors of
Sucampo Pharmaceuticals, Inc.

Maureen E. O’Connell, Chair
John H. Johnson
Robert J. Spiegel
Timothy Walbert

______________

* The material in this report shall not be deemed to be “soliciting material”, or to be “filed” with the SEC or subject to the liabilities of Section 18 of the Exchange Act, and is not incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in any such filing.

Compensation Committee

Our compensation committee consists of Daniel P. Getman, Barbara A. Munder, Robert J. Spiegel and Timothy Walbert, with Ms. Munder serving as the chair of the committee. The compensation committee met seven times in 2015. Our compensation committee assists our board of directors in the discharge of its responsibilities relating to the compensation of our executive officers.

Our compensation committee’s responsibilities, as set forth in its written charter adopted by our board of directors, include:

•	reviewing and approving, or making recommendations to our board of directors with respect to, the compensation of our chief executive officer and our other executive officers;
•	overseeing and administering, and making recommendations to our board of directors with respect to, our cash and equity compensation plans;
•	reviewing and evaluating the compensation plans and arrangements to ensure those plans and arrangements align with our company’s principal financial and operational risks;
•	overseeing the evaluation of the performance of our senior executives;
•	reviewing and making recommendations to our board of directors with respect to director compensation;
•	preparing the compensation committee report required by SEC rules;
•	reviewing and reassessing the adequacy of its charter from time to time; and
•	performing an annual self-evaluation.

Each year, the Compensation Committee reviews with management our Compensation Discussion and Analysis and considers whether to recommend that it be included in our proxy statements and other filings, as applicable.

Our board of directors has determined that each member of our compensation committee qualifies as an independent director under the applicable NASDAQ and SEC rules.

Compensation Committee Processes and Procedures

Typically, the Compensation Committee meets quarterly and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chairman of the Compensation Committee, in consultation with the EVP of Human Resources. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation or individual performance objectives. The charter of the Compensation Committee grants the Compensation Committee full access to our books, records, facilities and personnel. In addition, under the charter, the Compensation Committee has the authority to obtain, at our expense, advice and assistance from compensation consultants and internal and external legal, accounting or other advisors and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any consultants or advisers engaged for the purpose of advising the Committee. In particular, the Compensation Committee has the sole authority to retain, in its sole discretion, compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. Under the charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the compensation committee, other than in-house legal counsel and certain other types of advisers, only after taking into consideration six factors, prescribed by the SEC and NASDAQ, that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.

During the past fiscal year, after taking into consideration the six factors prescribed by the SEC and NASDAQ described above, the Compensation Committee engaged Willis Towers Watson, a global consulting practice focused on the compensation issues facing technology and life sciences companies at all stages of development, to assist in an overall evaluation of our director and executive compensation programs. The total fees paid to Willis Towers Watson in respect of 2015 did not exceed $120,000. As a result, the Compensation Committee concluded that there were no conflicts of interest with respect to Willis Towers Watson providing services to the Compensation Committee. The Compensation Committee requested that Willis Towers Watson:

•	evaluate the efficacy of the Company’s existing compensation strategy and practices in supporting and reinforcing the Company’s long-term strategic goals;
•	assist in refining the Company’s compensation strategy and in developing and implementing an executive compensation program to execute that strategy; and
•	provide the Compensation Committee with independent analysis of compensation recommendations and practices in light of market and regulatory conditions.

As part of its engagement, Willis Towers Watson was requested by the Compensation Committee to develop a comparative group of companies and to perform analyses of competitive performance and compensation levels for that group. Willis Towers Watson ultimately developed recommendations that were presented to the Compensation Committee for its consideration. Following an active dialogue with Willis Towers Watson, the Compensation Committee approved the recommendations. These recommendations are discussed in the Compensation Discussion and Analysis section of this proxy statement.

Under its charter, the Compensation Committee may delegate authority to one or more executive officers to grant, without any further action required by the Compensation Committee, stock options to certain employees. Accordingly, the Compensation Committee has delegated to our chief executive officer the authority to grant stock options to employees under our Amended and Restated 2006 Stock Incentive Plan, or the 2006 Stock Incentive Plan, as follows: (1) such options shall be on a four-year vesting schedule and on the terms set forth in the applicable form of stock option grant agreement as approved by our board of directors or our compensation committee; (2) our chief executive officer shall not be authorized to grant (a) options to himself, any other “executive officer” of our company as defined in Rule 3b-7 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, any “officer” of our company under Rule 16a-1(f) of the Exchange Act, or any other person that our board of directors or our compensation committee may from time to time designate in writing, (b) in aggregate, during any calendar year, options with respect to more than 1,000,000 shares of our company’s class A common stock, or (c) to any person, during any calendar year, options with respect to more than 200,000 shares of our company’s class A common stock; and (3) our chief executive officer shall maintain a list of the options granted pursuant to this delegated authority and shall report to our compensation committee regarding the options granted, at such times and in such form as our compensation committee may from time to time request.

Our compensation committee has implemented an annual review process for our executives pursuant to which the committee approves annual salary adjustments, annual cash bonus targets, including achievement of previously established bonus targets, and annual stock option awards. Our compensation committee also has authority to issue other types of equity awards. Our chief executive officer and human resources team prepare compensation recommendations regarding the compensation of each of our executive officers, other than our chief executive officer, and present these recommendations to our compensation committee for approval. Our compensation committee reviews and approves corporate goals and objectives relevant to the compensation of our chief executive officer, evaluates the chief executive officer’s performance in light of these goals and objectives and determines the compensation of the chief executive officer based on this evaluation.

Our board of directors as a whole determines the compensation to be paid to our board members upon the recommendation of our compensation committee, which seeks input from Willis Towers Watson regarding such compensation.

Compensation Committee Interlocks and Insider Participation

During 2015, the members of our compensation committee included Ms. Munder (chair), Drs. Getman and Spiegel, Mr. Walbert, and, prior to March 5, 2015, Mr. William L. Ashton, a former director. Our compensation committee currently consists of Ms. Munder (chair), Drs. Getman and Spiegel, and Mr. Walbert.

No member of our compensation committee was at any time during 2015, or has formerly been, an officer or employee of our company or any subsidiary of our company, and no member of our compensation committee had any relationship with our company during 2015 requiring disclosure under Item 404 of Regulation S-K.

During 2015, none of our executive officers served as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any other entity that has one or more executive officers who serve as a member of our board of directors or compensation committee.

Compensation Committee Report*

The compensation committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and contained in this proxy statement. Based on this review and discussion, the compensation committee has recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

By the Compensation Committee of the Board of Directors of
Sucampo Pharmaceuticals, Inc.

Barbara A. Munder, Chairman
Daniel P. Getman
Robert J. Spiegel
Timothy Walbert

______________

* The material in this report shall not be deemed to be “soliciting material”, or to be “filed” with the SEC or subject to the liabilities of Section 18 of the Exchange Act, and is not incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in any such filing.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee consists of Daniel P. Getman, John H. Johnson, Barbara A. Munder and Maureen E. O’Connell, with Dr. Getman serving as the chair of the committee. The nominating and corporate governance committee met five times in 2015.

Our nominating and corporate governance committee’s responsibilities, as set forth in its written charter adopted by our board of directors, include:

•	recommending to our board of directors the persons to be nominated for election as directors or to fill vacancies on our board of directors and to be appointed to each of our board of directors’ committees;
•	reviewing and making recommendations to our board of directors with respect to management succession planning;
•	identifying, reviewing and assessing board governance risks and developing a process to monitor and control those risks;
•	developing and recommending to our board of directors corporate governance principles and guidelines;
•	overseeing a periodic self-evaluation of our board of directors;
•	reviewing and reassessing the adequacy of its charter from time to time; and
•	performing an annual self-evaluation.

Our board of directors has determined that each member of our nominating and corporate governance committee qualifies as an independent director under the applicable NASDAQ rules.

Director Nomination Process

The process followed by our nominating and corporate governance committee to identify and evaluate director candidates includes requests to members of our board of directors and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of our nominating and corporate governance committee and our board of directors.

In considering whether to recommend any particular candidate for inclusion in our board of director’s slate of recommended director nominees, our nominating and corporate governance committee considers the candidate’s integrity, business acumen, commitment to understanding our business and industry, experience, conflicts of interest and the ability to act in the interests of all stockholders. Our nominating and corporate governance committee also considers the diversity of our board members and any candidates and nominees. Our board of directors or our nominating and corporate governance committee has not adopted any particular standard or policy with respect to diversity, but it considers varied backgrounds, experiences and perspectives in evaluating candidates, nominees and fellow directors. Our nominating and corporate governance committee does not assign specific weight to particular criteria and no particular criterion is a prerequisite for each prospective nominee. Our board of directors believes that the backgrounds and qualifications of its directors, considered as a group, should provide a composite mix of experience, knowledge, skills and abilities that will allow it to fulfill its responsibilities.

Stockholders may recommend individuals to our nominating and corporate governance committee for consideration as potential director candidates by submitting the names of such candidates, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of any class of our common stock for at least a year as of the date such recommendation is made, to the Corporate Secretary, c/o Sucampo Pharmaceuticals, Inc., 805 King Farm Boulevard, Suite 550, Rockville, Maryland 20850. Assuming that appropriate biographical and background material has been provided on a timely basis, our nominating and corporate governance committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others. Stockholders also have the right under our by-laws to directly nominate director candidates, without any action or recommendation on the part of our nominating and corporate governance committee or our board of directors, by following the procedures set forth under “Stockholder Proposals.”

Code of Conduct and Code of Ethics

Our board of directors has adopted a Code of Conduct and reviews it annually. Our Code of Conduct sets forth standards of conduct for all of our officers, directors and employees and those of our subsidiary companies, including all full- and part-time employees and certain persons that provide services on our behalf. Our Code of Conduct is available on our website at www.sucampo.com. Information on our website is not incorporated by reference in this Proxy Statement. We intend to post on our website any amendments to, or waivers from, our Code of Conduct.

Our board of directors also adopted a Code of Ethics for the chief executive officer and senior officers, which along with specific complaint procedures are available on our website at www.sucampo.com. Information on our website is not incorporated by reference in this Proxy Statement. We intend to post on our website any amendments to, or waivers from, our Code of Ethics for the chief executive officer and senior officers.

Communicating with the Board of Directors

Our board of directors has adopted a process for stockholders and others to send communications to our board of directors and will give appropriate attention to written communications that are submitted by stockholders and other interested parties and respond if and as appropriate. The lead independent director or, if there is no lead independent director, the chairman of our board of directors is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the other directors as he or she considers appropriate.

Stockholders who wish to send communications on any topic to our board of directors should address such communications to Board of Directors, c/o Corporate Secretary, Sucampo Pharmaceuticals, Inc., 805 King Farm Boulevard, Suite 550, Rockville, Maryland 20850.

PROPOSAL TWO

APPROVAL OF THE 2016 EQUITY INCENTIVE PLAN

We are asking our stockholders to approve the Sucampo Pharmaceuticals, Inc. 2016 Equity Incentive Plan, or the 2016 Plan, at the annual meeting. The 2016 Plan was approved by our Compensation Committee on April 6, 2016 and by our Board on April 18, 2016, subject to approval by our stockholders. The 2016 Plan is intended to be the successor to the Sucampo Pharmaceuticals, Inc. Amended and Restated 2006 Stock Incentive Plan, or the Prior Plan.

Approval of the 2016 Plan by our stockholders will allow us to grant stock options, restricted stock unit awards and other awards at levels determined appropriate by our Board or Compensation Committee. The 2016 Plan will also allow us to utilize a broad array of equity incentives and performance cash incentives in order to secure and retain the services of our employees, directors and consultants, and to provide long-term incentives that align the interests of our employees, directors and consultants with the interests of our stockholders.

Requested Shares

Subject to adjustment for certain changes in our capitalization, the aggregate number of shares of our common stock that may be issued under the 2016 Plan will not exceed 10,740,125 shares of class A common stock, which is equal to the sum of (i) the number of unallocated shares of class A common stock remaining available for the grant of new awards under the Prior Plan as of the effective date of the 2016 Plan (which is equal to 3,174,319 shares of class A common stock as of April 11, 2016), (ii) 2,050,000 new shares of class A common stock, and (iii) the Prior Plan’s Returning Shares (as defined below in “Description of the 2016 Equity Incentive Plan—Shares Available for Awards”) (which could be equal to 5,515,806 shares of class A common stock as of April 11, 2016), as such shares become available from time to time. Based on historic grant practices, our Compensation Committee has estimated that such aggregate number of shares of class A common stock should be sufficient to cover awards for the next three years. The number of shares that are ultimately available to be issued under the 2016 Plan may be less than 10,740,125 shares of class A common stock if, for example, the number of the Prior Plan’s Returning Shares that revert to the 2016 Plan is less than 5,515,806 shares.

Key Plan Features:

The 2016 Plan includes provisions that are designed to protect our stockholders’ interests and to reflect corporate governance best practices, including:

•	No single trigger accelerated vesting upon change in control. The 2016 Plan does not provide for any automatic mandatory vesting of awards upon a change in control.

•	No liberal share counting or recycling. The following shares of class A common stock will not become available again for issuance under the 2016 Plan: (i) shares of class A common stock that are reacquired or withheld (or not issued) by us to satisfy the exercise or purchase price of a stock award; and (ii) shares of class A common stock that are reacquired or withheld (or not issued) by us to satisfy a tax withholding obligation in connection with a stock award.

•	Fungible share counting structure. The 2016 Plan contains a “fungible share counting” structure, whereby the number of shares of our class A common stock available for issuance under the 2016 Plan will be reduced by (i) one share of class A common stock for each share of class A common stock issued pursuant to a stock option or stock appreciation right with an exercise price that is at least 100% of the fair market value of our class A common stock on the date of grant (an “Appreciation Award”) granted under the 2016 Plan and (ii) 1.44 shares of class A common stock for each share of class A common stock issued pursuant to a stock award that is not an Appreciation Award (a “Full Value Award”) granted under the 2016 Plan. As part of such fungible share counting structure, the number of shares of our class A common stock available for issuance under the 2016 Plan will be increased by (i) one share of class A common stock for each share of class A common stock that becomes available again for issuance under the terms of the 2016 Plan subject to an Appreciation Award and (ii) 1.44 shares of class A common stock for each share of class A common stock that becomes available again for issuance under the terms of the 2016 Plan subject to a Full Value Award.

•	Awards subject to forfeiture/clawback. Awards granted under the 2016 Plan will be subject to recoupment in accordance with any clawback policy that we are required to adopt pursuant to the listing standards of any national securities exchange or association on which our securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, we may impose other clawback, recovery or recoupment provisions in an award agreement, including a reacquisition right in respect of previously acquired of class A common stock shares or other cash or property upon the occurrence of cause.

•	Repricing is not allowed. The 2016 Plan prohibits the repricing of outstanding stock options and stock appreciation rights and the cancellation of any outstanding stock options or stock appreciation rights that have an exercise or strike price greater than the then-current fair market value of our common stock in exchange for cash or other stock awards under the 2016 Plan without prior stockholder approval.

•	Stockholder approval is required for additional shares. The 2016 Plan does not contain an annual “evergreen” provision. The 2016 Plan authorizes a fixed number of shares of class A common stock, so that stockholder approval is required to issue any additional shares of class A common stock, allowing our stockholders to have direct input on our equity compensation programs.

•	No liberal change in control definition. The definition of change in control in our 2016 Plan requires the consummation of an actual transaction so that no vesting acceleration benefits may occur without an actual change in control transaction occurring.

•	No discounted stock options or stock appreciation rights. All stock options and stock appreciation rights granted under the 2016 Plan must have an exercise or strike price equal to or greater than the fair market value of our common stock on the date the stock option or stock appreciation right is granted.

•	Administration by independent committee. The 2016 Plan will be administered by the members of our Compensation Committee, all of whom are “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act, “independent” within the meaning of the NASDAQ listing standards and “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code, or the Code.

•	Material amendments require stockholder approval. Consistent with NASDAQ rules, the 2016 Plan requires stockholder approval of any material revisions to the 2016 Plan. In addition, certain other amendments to the 2016 Plan require stockholder approval.

•	Limit on non-employee director awards and other awards. Except in extraordinary circumstances, the maximum number of shares of class A common stock subject to stock awards granted during any calendar year to any of our non-employee directors, taken together with any cash fees paid by us to such non-employee director during such calendar year for service on the Board, may not exceed $1,500,000 in total value (calculating the value of any such stock awards based on the grant date fair value of such stock awards for financial reporting purposes), or, with respect to the calendar year in which a non-employee director is first appointed or elected to the Board, $2,000,000 in total value. The 2016 Plan also contains other annual per-participant limits on stock options, stock appreciation rights and performance-based stock and cash awards.

Additional details regarding the 2016 Plan are outlined below:

Performance-Based Awards

Approval of the 2016 Plan by our stockholders will also constitute approval of terms and conditions set forth therein that will permit us to grant stock options, stock appreciation rights and performance-based stock and cash awards under the 2016 Plan that may qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code. Section 162(m) of the Code disallows a deduction to any publicly held corporation and its affiliates for certain compensation paid to “covered employees” in a taxable year to the extent that compensation to a covered employee exceeds $1 million. However, some kinds of compensation, including qualified “performance-based compensation,” are not subject to this deduction limitation. For compensation awarded under a plan to qualify as “performance-based compensation” under Section 162(m) of the Code, among other things, the following terms must be disclosed to and approved by the stockholders before the compensation is paid: (i) a description of the employees eligible to receive such awards; (ii) a per-person limit on the number of shares of class A common stock subject to stock options, stock appreciation rights and performance-based stock awards, and the amount of cash subject to performance-based cash awards, that may be granted to any employee under the plan in any year; and (iii) a description of the business criteria upon which the performance goals for performance-based awards may be granted (or become vested or exercisable). Accordingly, we are requesting that our stockholders approve the 2016 Plan, which includes terms and conditions regarding eligibility for awards, annual per-person limits on awards and the business criteria for performance-based awards granted under the 2016 Plan (as described in the summary below).

We believe it is in the best interests of our company and our stockholders to preserve the ability to grant “performance-based compensation” under Section 162(m) of the Code. However, in certain circumstances, we may determine to grant compensation to covered employees that is not intended to qualify as “performance-based compensation” for purposes of Section 162(m) of the Code. Moreover, even if we grant compensation that is intended to qualify as “performance-based compensation” for purposes of Section 162(m) of the Code, we cannot guarantee that such compensation ultimately will be deductible by us.

Overhang

The following table provides certain additional information regarding our equity incentive program.

As of April 11, 2016
Total number of shares of class A common stock subject to outstanding stock options	5,515,806
Weighted-average exercise price of outstanding stock options	$10.36
Weighted-average remaining term of outstanding stock options	8.3 years
Total number of shares of class A common stock subject to outstanding full value awards	none
Total number of shares of class A common stock available for grant under the Prior Plan	3,174,319
Total number of shares of class A common stock available for grant under other equity incentive plans	none

As of Record Date
Total number of shares of class A common stock outstanding	42,630,376
Per-share closing price of class A common stock as reported on NASDAQ Global Market	$11.26

Burn Rate

The following table provides detailed information regarding the activity related to our equity incentive plans for fiscal year 2015.

Fiscal Year 2015
Total number of shares of class A common stock subject to stock options granted	1,321,634
Total number of shares of class A common stock subject to full value awards granted	none
Weighted-average number of shares of class A common stock outstanding	44,149,764
Burn Rate Average (1)	3.22%

(1)	Calculated using the Institutional Shareholder Services three-year average burn rate methodology.

Description of the 2016 Equity Incentive Plan

The material features of the 2016 Plan are described below. The following description of the 2016 Plan is a summary only and is qualified in its entirety by reference to the complete text of the 2016 Plan. Stockholders are urged to read the actual text of the 2016 Plan in its entirety, which is attached to this proxy statement as Annex A.

General

The 2016 Plan provides for the grant of incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, other stock awards, and performance awards that may be settled in cash, stock or property (collectively “awards”). Incentive stock options granted under the 2016 Plan are intended to qualify as “incentive stock options” within the meaning of Section 422 of the Code. Nonstatutory stock options granted under the 2016 Plan are not intended to qualify as incentive stock options under the Code. See “U.S. Federal Income Tax Consequences” below for a discussion of the tax treatment of awards. To date, we have not made any awards under the 2016 Plan.

Purpose

The Board adopted the 2016 Plan to provide a means by which employees, directors and consultants of the Company and its affiliates may be given an opportunity to purchase common stock in the Company, to assist in retaining the services of such persons, to secure and retain the services of persons capable of filling such positions and to provide incentives for such persons to exert maximum efforts for the success of the Company and its affiliates. All employees, directors and consultants of the Company and its affiliates are eligible to participate in the 2016 Plan.

Successor to Prior Plan

The 2016 Plan is intended to be the successor to the Prior Plan. If the 2016 Plan is approved by our stockholders, no additional awards will be granted under the Prior Plan.

Administration

The Board administers the 2016 Plan. Subject to the provisions of the 2016 Plan, the Board has the power to construe and interpret the 2016 Plan and to determine the persons to whom and the dates on which awards will be granted, the number of shares of class A common stock to be subject to each award, the time or times during the term of each award within which all or a portion of such award may be exercised, the exercise price, the type of consideration and other terms of the award.

The Board has the power to delegate administration of the 2016 Plan to a committee composed of not fewer than two members of the Board. In the discretion of the Board, a committee may consist solely of two or more outside directors in accordance with Section 162(m) of the Code or solely of two or more non-employee directors in accordance with Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board has delegated administration of the 2016 Plan to the Compensation Committee of the Board. As used herein with respect to the 2016 Plan, the “Board” refers to any committee the Board appoints, including the Compensation Committee, as well as to the Board itself.

The Board or, under its charter, the Compensation Committee may delegate to one or more officers the authority to designate employees who are not officers to be recipients of certain stock awards and the number of shares of our class A common stock subject to such stock awards. Under any such delegation, the Board will specify the total number of shares of our class A common stock that may be subject to the stock awards granted by such officer. The officer may not grant a stock award to himself or herself. Accordingly, the Board has delegated to our chief executive officer the authority to grant stock options to employees under the 2016 Plan, as follows: (1) such options shall be on a four-year vesting schedule and on the terms set forth in the applicable form of stock option grant agreement as approved by our board of directors or our compensation committee; (2) our chief executive officer shall not be authorized to grant (a) options to himself, any other “executive officer” of our company as defined in Rule 3b-7 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, any “officer” of our company under Rule 16a-1(f) of the Exchange Act, or any other person that our board of directors or our compensation committee may from time to time designate in writing, (b) in aggregate, during any calendar year, options with respect to more than 1,000,000 shares of our company’s class A common stock, or (c) to any person, during any calendar year, options with respect to more than 200,000 shares of our company’s class A common stock; and (3) our chief executive officer shall maintain a list of the options granted pursuant to this delegated authority and shall report to our compensation committee regarding the options granted, at such times and in such form as our compensation committee may from time to time request

The regulations under Section 162(m) of the Code require that the directors who serve as members of the committee must be “outside directors.” The 2016 Plan provides that, in the Board’s discretion, directors serving on the committee may be “outside directors” within the meaning of Section 162(m). This limitation would exclude from the committee directors who are (i) current employees of the Company or an affiliate, (ii) former employees of the Company or an affiliate receiving compensation for past services (other than benefits under a tax-qualified pension plan), (iii) current and former officers of the Company or an affiliate, (iv) directors currently receiving direct or indirect remuneration from the Company or an affiliate in any capacity (other than as a director), and (v) any other person who is otherwise not considered an “outside director” for purposes of Section 162(m).

Shares Available for Awards

Subject to adjustment for certain changes in our capitalization, the aggregate number of shares of our class A common stock that may be issued under the 2016 Plan, or the Share Reserve, will not exceed the sum of (i) the number of unallocated shares class A common stock remaining available for the grant of new awards under the Prior Plan as of the effective date of the 2016 Plan, (ii) 2,050,000 new shares of class A common stock and (ii) the Prior Plan’s Returning Shares (as defined below), as such shares of class A common stock become available from time to time.

The term “Prior Plan’s Returning Shares” refers to the following shares of our class A common stock subject to any outstanding stock award granted under the Prior Plan: (i) any shares of class A common stock subject to such stock award that are not issued because such stock award or any portion thereof expires or otherwise terminates without all of the shares of class A common stock covered by such stock award having been issued; (ii) any shares of class A common stock subject to a stock award that are not issued because such stock award or any portion thereof is settled in cash; and (iii) any shares of class A common stock issued pursuant to such stock award that are forfeited back to us because of the failure to meet a contingency or condition required for the vesting of such shares of class A common stock.

The following shares of our class A common stock will become available again for issuance under the 2016 Plan: (i) any shares of class A common stock subject to a stock award that are not issued because such stock award expires or otherwise terminates without all of the shares of class A common stock covered by such stock award having been issued; (ii) any shares of class A common stock subject to a stock award that are not issued because such stock award or any portion thereof is settled in cash; (iii) any shares of class A common stock issued pursuant to a stock award that are forfeited back to or repurchased by us because of the failure to meet a contingency or condition required for the vesting of such shares of class A common stock.

Eligibility

All of our employees and non-employee directors, as well as our consultants, are eligible to participate in the 2016 Plan and may receive all types of awards other than incentive stock options. Incentive stock options may be granted under the 2016 Plan only to our employees (including officers) and employees of our affiliates.

Section 162(m) Limits

Under the 2016 Plan, subject to adjustment for certain changes in our capitalization, no participant will be eligible to be granted performance-based compensation during any calendar year more than: (i) a maximum of 1,000,000 shares of our class A common stock subject to stock options, stock appreciation rights and other stock awards whose value is determined by reference to an increase over an exercise or strike price of at least 100% of the fair market value of our common stock on the date of grant; (ii) a maximum of 500,000 shares of our class A common stock subject to performance stock awards; and (iii) a maximum of $1,500,000 subject to performance cash awards. These limits are designed to allow us to grant awards that are intended to be exempt from the $1 million limitation on the income tax deductibility of compensation paid per covered employee imposed by Section 162(m) of the Code, and will not apply to awards that the Board determines will not be treated as performance-based compensation.

Non-Employee Director Compensation Limit

Under the 2016 Plan, the maximum number of shares of our class A common stock subject to stock awards granted under the 2016 Plan or otherwise during any one calendar year to any of our non-employee directors, taken together with any cash fees paid by the Company to such non-employee director during such calendar year for services on the Board, will not exceed $1,500,000 in total value (calculating the value of any such stock awards based on the grant date fair value of such stock awards for financial reporting purposes), or, with respect to the calendar year in which a non-employee director is first appointed or elected to the Board, $2,000,000 in total value.

Repricing; Cancellation and Re-Grant of Stock Awards

Under the 2016 Plan, the Board does not have the authority to reprice any outstanding stock option or stock appreciation right by reducing the exercise or strike price of the stock option or stock appreciation right or to cancel any outstanding stock option or stock appreciation right that has an exercise or strike price greater than the then-current fair market value of our common stock in exchange for cash or other stock awards.

Stock Options

Stock options may be granted under the 2016 Plan pursuant to stock option agreements. The 2016 Plan permits the grant of stock options that are intended to qualify as incentive stock options, or ISOs, and nonstatutory stock options, or NSOs.

The exercise price of a stock option granted under the 2016 Plan may not be less than 100% of the fair market value of the common stock subject to the stock option on the date of grant and, in some cases (see “Limitations on Incentive Stock Options” below), may not be less than 110% of such fair market value.

The term of stock options granted under the 2016 Plan may not exceed ten years and, in some cases (see “Limitations on Incentive Stock Options” below), may not exceed five years. Except as otherwise provided in a participant’s stock option agreement or other written agreement with us or one of our affiliates, if a participant’s service relationship with us or any of our affiliates (referred to in this Proposal Two as “continuous service”) terminates (other than for cause and other than upon the participant’s death or disability), the participant may exercise any vested stock options for up to three months following the participant’s termination of continuous service (or for up to 12 months for non-employee directors). Except as otherwise provided in a participant’s stock option agreement or other written agreement with us or one of our affiliates, if a participant’s continuous service terminates due to the participant’s disability or death (or the participant dies within a specified period, if any, following termination of continuous service), the participant, or his or her beneficiary, as applicable, may exercise any vested stock options for up to 12 months following the participant’s termination due to the participant’s disability or for up to 18 months following the participant’s death. Except as explicitly provided otherwise in a participant’s stock option agreement or other written agreement with us or one of our affiliates, if a participant’s continuous service is terminated for cause (as defined in the 2016 Plan), all stock options held by the participant will terminate upon the participant’s termination of continuous service and the participant will be prohibited from exercising any stock option from and after such termination date. Except as otherwise provided in a participant’s stock option agreement or other written agreement with us or one of our affiliates, the term of a stock option may be extended if the exercise of the stock option following the participant’s termination of continuous service (other than for cause and other than upon the participant’s death or disability) would be prohibited by applicable securities laws or if the sale of any common stock received upon exercise of the stock option following the participant’s termination of continuous service (other than for cause) would violate our insider trading policy. In no event, however, may a stock option be exercised after its original expiration date.

Acceptable forms of consideration for the purchase of our common stock pursuant to the exercise of a stock option under the 2016 Plan will be determined by the Board and may include payment: (i) by cash, check, bank draft or money order payable to us; (ii) pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board; (iii) by delivery to us of shares of our class A common stock (either by actual delivery or attestation); (iv) by a net exercise arrangement (for NSOs only); or (v) in other legal consideration approved by the Board.

Stock options granted under the 2016 Plan may become exercisable in cumulative increments, or “vest,” as determined by the Board at the rate specified in the grant notice or stock option agreement. Shares of our class A common stock covered by different stock options granted under the 2016 Plan may be subject to different vesting schedules as the Board may determine.

The Board may impose limitations on the transferability of stock options granted under the 2016 Plan in its discretion. Generally, a participant may not transfer a stock option granted under the 2016 Plan other than by will or the laws of descent and distribution or, subject to approval by the Board, pursuant to a domestic relations order or an official marital settlement agreement. However, the Board may permit transfer of a stock option in a manner that is not prohibited by applicable tax and securities laws. In addition, subject to approval by the Board, a participant may designate a beneficiary who may exercise the stock option following the participant’s death.

Limitations on Incentive Stock Options

The aggregate fair market value, determined at the time of grant, of shares of our class A common stock with respect to ISOs that are exercisable for the first time by a participant during any calendar year under all of our stock plans may not exceed $100,000. The stock options or portions of stock options that exceed this limit or otherwise fail to qualify as ISOs are treated as NSOs. No ISO may be granted to any person who, at the time of grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any affiliate unless the following conditions are satisfied:

•	the exercise price of the ISO must be at least 110% of the fair market value of the common stock subject to the ISO on the date of grant; and

•	the term of the ISO must not exceed five years from the date of grant.

Subject to adjustment for certain changes in our capitalization, the aggregate maximum number of shares of our class A common stock that may be issued pursuant to the exercise of ISOs under the 2016 Plan is 10,740,125 shares of class A common stock.

Stock Appreciation Rights

Stock appreciation rights may be granted under the 2016 Plan pursuant to stock appreciation right agreements. Each stock appreciation right is denominated in common stock share equivalents. The strike price of each stock appreciation right will be determined by the Board, but will in no event be less than 100% of the fair market value of the common stock subject to the stock appreciation right on the date of grant. The Board may also impose restrictions or conditions upon the vesting of stock appreciation rights that it deems appropriate. The appreciation distribution payable upon exercise of a stock appreciation right may be paid in shares of our class A common stock, in cash, in a combination of cash and stock, or in any other form of consideration determined by the Board and set forth in the stock appreciation right agreement. Stock appreciation rights will be subject to the same term limitations, conditions upon termination of continuous service and restrictions on transfer as stock options under the 2016 Plan.

Restricted Stock Awards

Restricted stock awards may be granted under the 2016 Plan pursuant to restricted stock award agreements. A restricted stock award may be granted in consideration for cash, check, bank draft or money order payable to us, the participant’s services performed for us or any of our affiliates, or any other form of legal consideration acceptable to the Board. Shares of our class A common stock acquired under a restricted stock award may be subject to forfeiture to or repurchase by us in accordance with a vesting schedule to be determined by the Board. Rights to acquire shares of our class A common stock under a restricted stock award may be transferred only upon such terms and conditions as are set forth in the restricted stock award agreement. A restricted stock award agreement may provide that any dividends paid on restricted stock will be subject to the same vesting conditions as apply to the shares subject to the restricted stock award. Upon a participant’s termination of continuous service for any reason, any shares of class A common stock subject to restricted stock awards held by the participant that have not vested as of such termination date may be forfeited to or repurchased by us.

Restricted Stock Unit Awards

Restricted stock unit awards may be granted under the 2016 Plan pursuant to restricted stock unit award agreements. Payment of any purchase price may be made in any form of legal consideration acceptable to the Board. A restricted stock unit award may be settled by the delivery of shares of our class A common stock, in cash, in a combination of cash and stock, or in any other form of consideration determined by the Board and set forth in the restricted stock unit award agreement. Restricted stock unit awards may be subject to vesting in accordance with a vesting schedule to be determined by the Board. Dividend equivalents may be credited in respect of shares of our class A common stock covered by a restricted stock unit award, provided that any additional shares of class A common stock credited by reason of such dividend equivalents will be subject to all of the same terms and conditions of the underlying restricted stock unit award. Except as otherwise provided in a participant’s restricted stock unit award agreement or other written agreement with us or one of our affiliates, restricted stock units that have not vested will be forfeited upon the participant’s termination of continuous service for any reason.

Performance Awards

The 2016 Plan allows us to grant performance stock and cash awards, including such awards that may qualify as performance-based compensation that is not subject to the $1 million limitation on the income tax deductibility of compensation paid per covered employee imposed by Section 162(m) of the Code.

A performance stock award is a stock award that may vest or may be exercised contingent upon the attainment of pre-determined performance goals during a performance period. A performance stock award may require the completion of a specified period of continuous service. The length of any performance period, the performance goals to be achieved during the performance period, and the measure of whether and to what degree such performance goals have been attained will be determined by the Compensation Committee, except that the Board also may make any such determinations to the extent that the award is not intended to qualify as performance-based compensation under Section 162(m) of the Code. In addition, to the extent permitted by applicable law and the performance stock award agreement, the Board may determine that cash may be used in payment of performance stock awards.

A performance cash award is a cash award that is payable contingent upon the attainment of pre-determined performance goals during a performance period. A performance cash award may require the completion of a specified period of continuous service. The length of any performance period, the performance goals to be achieved during the performance period, and the measure of whether and to what degree such performance goals have been attained will be determined by our Compensation Committee, except that the Board also may make any such determinations to the extent that the award is not intended to qualify as performance-based compensation under Section 162(m) of the Code. The Board may specify the form of payment of performance cash awards, which may be cash or other property, or may provide for a participant to have the option for his or her performance cash award to be paid in cash or other property.

In granting a performance stock or cash award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, our Compensation Committee will set a period of time, or a performance period, over which the attainment of one or more goals, or performance goals, will be measured. Within the time period prescribed by Section 162(m) of the Code (no later than the earlier of the 90th day of a performance period and the date on which 25% of the performance period has elapsed, and in any event at a time when the achievement of the performance goals remains substantially uncertain), our Compensation Committee will establish the performance goals, based upon one or more criteria, or performance criteria, enumerated in the 2016 Plan and described below. As soon as administratively practicable following the end of the performance period, our Compensation Committee will certify in writing whether the performance goals have been satisfied.

Performance goals under the 2016 Plan will be based on any one or more of the following performance criteria: (i) earnings (including earnings per share and net earnings); (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization; (iv) earnings before interest, taxes, depreciation, amortization and legal settlements; (v) earnings before interest, taxes, depreciation, amortization, legal settlements and other income (expense); (vi) earnings before interest, taxes, depreciation, amortization, legal settlements, other income (expense) and stock-based compensation; (vii) earnings before interest, taxes, depreciation, amortization, legal settlements, other income (expense), stock-based compensation and changes in deferred revenue; (viii) earnings before interest, taxes, depreciation, amortization, legal settlements, other income (expense), stock-based compensation, other non-cash expense and changes in deferred revenue; (ix) total stockholder return; (x) return on equity or average stockholder’s equity; (xi) return on assets, investment, or capital employed; (xii) stock price; (xiii) margin (including gross margin); (xiv) income (before or after taxes); (xv) operating income; (xvi) operating income after taxes; (xvii) pre-tax profit; (xviii) operating cash flow; (xix) sales or revenue targets; (xx) increases in revenue or product revenue; (xxi) expenses and cost reduction goals; (xxii) improvement in or attainment of working capital levels; (xxiii) economic value added (or an equivalent metric); (xxiv) market share; (xxv) cash flow; (xxvi) cash flow per share; (xxvii) cash balance; (xxviii) cash burn; (xxix) cash collections; (xxx) share price performance; (xxxi) debt reduction; (xxxii) implementation or completion of projects or processes (including, without limitation, clinical trial initiation, clinical trial enrollment and dates, clinical trial results, regulatory filing submissions, regulatory filing acceptances, regulatory or advisory committee interactions, regulatory approvals, and product supply); (xxxiii) stockholders’ equity; (xxxiv) capital expenditures; (xxxv) debt levels; (xxxvi) operating profit or net operating profit; (xxxvii) workforce diversity; (xxxviii) growth of net income or operating income; (xxxix) billings; (xl) bookings; (xli) employee retention; (xlii) initiation of studies by specific dates; (xliii) budget management; (xliv) submission to, or approval by, a regulatory body (including, but not limited to the U.S. Food and Drug Administration) of an applicable filing or a product; (xlv) regulatory milestones; (xlvi) progress of internal research or development programs; (xlvii) acquisition of new customers; (xlviii) customer retention and/or repeat order rate; (xlix) improvements in sample and test processing times; (l) progress of partnered programs; (li) partner satisfaction; (lii) timely completion of clinical trials; (liii) submission of 510(k)s or pre-market approvals and other regulatory achievements; (liv) milestones related to samples received and/or tests or panels run; (lv) expansion of sales in additional geographies or markets; (lvi) research progress, including the development of programs; (lvii) strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property; and (lviii) and to the extent that an Award is not intended to comply with Section 162(m) of the Code, other measures of performance selected by the Board.

Performance goals may be based on a company-wide basis, with respect to one or more business units, divisions, affiliates or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Our Compensation Committee (or, to the extent that an award is not intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Board) is authorized to make appropriate adjustments in the method of calculating the attainment of performance goals for a performance period as follows; provided, however, that to the extent that an award is intended to qualify as “performance-based compensation” under Section 162(m) of the Code, any such adjustment may be made only if such adjustment is objectively determinable and specified in the award agreement at the time the award is granted or in such other document setting forth the performance goals for the award at the time the performance goals are established: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; (5) to exclude the effects of any “extraordinary items” as determined under generally accepted accounting principles; (6) to exclude the dilutive effects of acquisitions or joint ventures; (7) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a performance period following such divestiture; (8) to exclude the effect of any change in the outstanding shares of class A common stock of the Company by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends; (9) to exclude the effects of stock based compensation and the award of bonuses under the Company’s bonus plans; (10) to exclude costs incurred in connection with potential acquisitions or divestitures that are required to be expensed under generally accepted accounting principles; (11) to exclude the goodwill and intangible asset impairment charges that are required to be recorded under generally accepted accounting principles; (12) to exclude the effect of any other unusual, non-recurring gain or loss or other extraordinary item; and (13) to exclude the effects of the timing of acceptance for review and/or approval of submissions to the U.S. Food and Drug Administration or any other regulatory body.

In addition, our Compensation Committee (or, to the extent that an award is not intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Board) retains the discretion to reduce or eliminate the compensation or economic benefit due upon the attainment of any performance goals and to define the manner of calculating the performance criteria it selects to use for a performance period.

Other Stock Awards

Other forms of stock awards valued in whole or in part by reference to, or otherwise based on, our common stock may be granted either alone or in addition to other stock awards under the 2016 Plan. The Board will have sole and complete authority to determine the persons to whom and the time or times at which such other stock awards will be granted, the number of shares of our class A common stock to be granted and all other terms and conditions of such other stock awards.

Clawback Policy

Awards granted under the 2016 Plan will be subject to recoupment in accordance with any clawback policy that we are required to adopt pursuant to the listing standards of any national securities exchange or association on which our securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the Board may impose other clawback, recovery or recoupment provisions in an award agreement as the Board determines necessary or appropriate, including a reacquisition right in respect of previously acquired shares of our class A common stock or other cash or property upon the occurrence of cause.

Changes to Capital Structure

In the event of certain capitalization adjustments, the Board will appropriately adjust: (i) the class(es) and maximum number of securities subject to the 2016 Plan; (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of ISOs; (iii) the class(es) and maximum number of securities that may be awarded to any participant pursuant to Section 162(m) limits; and (iv) the class(es) and number of securities and price per share of stock subject to outstanding stock awards.

Corporate Transaction

In the event of a corporate transaction (as defined in the 2016 Plan and described below), the Board may take one or more of the following actions with respect to stock awards, contingent upon the closing or consummation of the corporate transaction, unless otherwise provided in the instrument evidencing the stock award, in any other written agreement between us or one of our affiliates and the participant or in our director compensation policy, or unless otherwise provided by the Board at the time of grant of the stock award:

•	arrange for the surviving or acquiring corporation (or its parent company) to assume or continue the stock award or to substitute a similar stock award for the stock award (including an award to acquire the same consideration paid to our stockholders pursuant to the corporate transaction);

•	arrange for the assignment of any reacquisition or repurchase rights held by us in respect of our common stock issued pursuant to the stock award to the surviving or acquiring corporation (or its parent company);

•	accelerate the vesting (and, if applicable, the exercisability) of the stock award to a date prior to the effective time of the corporate transaction as determined by the Board (or, if the Board does not determine such a date, to the date that is five days prior to the effective date of the corporate transaction), with the stock award terminating if not exercised (if applicable) at or prior to the effective time of the corporate transaction;

•	arrange for the lapse of any reacquisition or repurchase rights held by us with respect to the stock award;

•	cancel or arrange for the cancellation of the stock award, to the extent not vested or not exercised prior to the effective time of the corporate transaction, and pay such cash consideration (including no consideration) as the Board may consider appropriate; and

•	cancel or arrange for the cancellation of the stock award, to the extent not vested or not exercised prior to the effective time of the corporate transaction, in exchange for a payment, in such form as may be determined by the Board equal to the excess, if any, of (A) the per share amount payable to holders of common stock in connection with the corporate transaction, over (B) the per share exercise price under the applicable award. For clarity, this payment may be zero ($0) if the value of the property is equal to or less than the exercise price. In addition, any escrow, holdback, earnout or similar provisions in the definitive agreement for the corporate transaction may apply to such payment to the same extent and in the same manner as such provisions apply to the holders of common stock.

The Board is not required to take the same action with respect to all stock awards or portions of stock awards or with respect to all participants. The Board may take different actions with respect to the vested and unvested portions of a stock award.

In the event of a corporate transaction, unless otherwise provided in the instrument evidencing a performance cash award or any other written agreement between us or one of our affiliates and the participant, or unless otherwise provided by the Board, all performance cash awards will terminate prior to the effective time of the corporate transaction.

For purposes of the 2016 Plan, a corporate transaction generally will be deemed to occur in the event of the consummation of: (i) a sale or other disposition of all or substantially all of our consolidated assets; (ii) a sale or other disposition of more than 50% of our outstanding securities; (iii) a merger, consolidation or similar transaction following which we are not the surviving corporation; or (iv) a merger, consolidation or similar transaction following which we are the surviving corporation but the shares of our class A common stock outstanding immediately prior to the transaction are converted or exchanged into other property by virtue of the transaction.

Change in Control

Under the 2016 Plan, a stock award may be subject to additional acceleration of vesting and exercisability upon or after a change in control (as defined in the 2016 Plan and described below) as may be provided in the participant’s stock award agreement, in any other written agreement with us or one of our affiliates or in our director compensation policy, but in the absence of such provision, no such acceleration will occur.

For purposes of the 2016 Plan, a change in control generally will be deemed to occur in the event: (i) a person, entity or group acquires, directly or indirectly, our securities representing more than 50% of the combined voting power of our then outstanding securities, other than by virtue of a merger, consolidation, or similar transaction; (ii) there is consummated a merger, consolidation, or similar transaction and, immediately after the consummation of such transaction, our stockholders immediately prior thereto do not own, directly or indirectly, more than 50% of the combined outstanding voting power of the surviving entity or the parent of the surviving entity in substantially the same proportions as their ownership of our outstanding voting securities immediately prior to such transaction; (iii) there is consummated a sale or other disposition of all or substantially all of our consolidated assets, other than a sale or other disposition to an entity in which more than 50% of the entity’s combined voting power is owned by our stockholders in substantially the same proportions as their ownership of our outstanding voting securities immediately prior to such sale or other disposition; (iv) the stockholders of the Company or the Board approve a plan of complete dissolution or liquidation, or a complete liquidation or dissolution of the Company otherwise occurs, except for a liquidation into a parent corporation or (v) a majority of our Board becomes comprised of individuals whose nomination, appointment, or election was not approved by a majority of the Board members or their approved successors.

Plan Amendments and Termination

The Board will have the authority to amend or terminate the 2016 Plan at any time. However, except as otherwise provided in the 2016 Plan or an award agreement, no amendment or termination of the 2016 Plan may materially impair a participant’s rights under his or her outstanding awards without the participant’s consent.

We will obtain stockholder approval of any amendment to the 2016 Plan as required by applicable law and listing requirements. No incentive stock options may be granted under the 2016 Plan after the tenth anniversary of the date the 2016 Plan is adopted by our Board.

U.S. Federal Income Tax Consequences

The following is a summary of the principal U.S. federal income tax consequences to participants and us with respect to participation in the 2016 Plan. This summary is not intended to be exhaustive and does not discuss the income tax laws of any local, state or foreign jurisdiction in which a participant may reside. The information is based upon current U.S. federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any participant may depend on his or her particular situation, each participant should consult the participant’s tax adviser regarding the federal, state, local and other tax consequences of the grant or exercise of an award or the disposition of stock acquired the 2016 Plan. The 2016 Plan is not qualified under the provisions of Section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974. Our ability to realize the benefit of any tax deductions described below depends on our generation of taxable income as well as the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of our tax reporting obligations.

Nonstatutory Stock Options

Generally, there is no taxation upon the grant of an NSO if the stock option is granted with an exercise price equal to the fair market value of the underlying stock on the grant date. Upon exercise, a participant will recognize ordinary income equal to the excess, if any, of the fair market value of the underlying stock on the date of exercise of the stock option over the exercise price. If the participant is employed by us or one of our affiliates, that income will be subject to withholding taxes. The participant’s tax basis in those shares will be equal to their fair market value on the date of exercise of the stock option, and the participant’s capital gain holding period for those shares will begin on that date.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the participant.

Incentive Stock Options

The 2016 Plan provides for the grant of stock options that are intended to qualify as “incentive stock options,” as defined in Section 422 of the Code. Under the Code, a participant generally is not subject to ordinary income tax upon the grant or exercise of an ISO. If the participant holds a share received upon exercise of an ISO for more than two years from the date the stock option was granted and more than one year from the date the stock option was exercised, which is referred to as the required holding period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the participant’s tax basis in that share will be long-term capital gain or loss.

If, however, a participant disposes of a share acquired upon exercise of an ISO before the end of the required holding period, which is referred to as a disqualifying disposition, the participant generally will recognize ordinary income in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the share on the date of exercise of the stock option over the exercise price. However, if the sales proceeds are less than the fair market value of the share on the date of exercise of the stock option, the amount of ordinary income recognized by the participant will not exceed the gain, if any, realized on the sale. If the amount realized on a disqualifying disposition exceeds the fair market value of the share on the date of exercise of the stock option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.

For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired upon exercise of an ISO exceeds the exercise price of the stock option generally will be an adjustment included in the participant’s alternative minimum taxable income for the year in which the stock option is exercised. If, however, there is a disqualifying disposition of the share in the year in which the stock option is exercised, there will be no adjustment for alternative minimum tax purposes with respect to that share. In computing alternative minimum taxable income, the tax basis of a share acquired upon exercise of an ISO is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the stock option is exercised.

We are not allowed a tax deduction with respect to the grant or exercise of an ISO or the disposition of a share acquired upon exercise of an ISO after the required holding period. If there is a disqualifying disposition of a share, however, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the participant, subject to the requirement of reasonableness and the provisions of Section 162(m) of the Code, and provided that either the employee includes that amount in income or we timely satisfy our reporting requirements with respect to that amount.

Restricted Stock Awards

Generally, the recipient of a restricted stock award will recognize ordinary income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is not vested when it is received (for example, if the employee is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days following his or her receipt of the stock award, to recognize ordinary income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient for the stock.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares of class A common stock acquired from a restricted stock award will be the amount paid for such shares of class A common stock plus any ordinary income recognized either when the stock is received or when the stock becomes vested.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the restricted stock award.

Restricted Stock Unit Awards

Generally, the recipient of a restricted stock unit award structured to comply with the requirements of Section 409A of the Code or an exception to Section 409A of the Code will recognize ordinary income at the time the stock is delivered equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. To comply with the requirements of Section 409A of the Code, the stock subject to a restricted stock unit award may generally only be delivered upon one of the following events: a fixed calendar date (or dates), separation from service, death, disability or a change in control. If delivery occurs on another date, unless the restricted stock unit award otherwise complies with or qualifies for an exception to the requirements of Section 409A of the Code (including delivery upon achievement of a performance goal), in addition to the tax treatment described above, the recipient will owe an additional 20% federal tax and interest on any taxes owed.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares of class A common stock acquired from a restricted stock unit award will be the amount paid for such shares of class A common stock plus any ordinary income recognized when the stock is delivered.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the restricted stock unit award.

Stock Appreciation Rights

Generally, if a stock appreciation right is granted with an exercise price equal to the fair market value of the underlying stock on the grant date, the recipient will recognize ordinary income equal to the fair market value of the stock or cash received upon such exercise. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock appreciation right.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets forth information as of December 31, 2015 regarding securities authorized for issuance under our equity compensation plans, consisting of our 2001 Stock Incentive Plan, 2006 Stock Incentive Plan and 2006 Employee Stock Purchase Plan. All of our equity compensation plans were adopted with the approval of our stockholders.

Equity Compensation Plan Information

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column)
Equity compensation plans approved by stockholders:
2001 Stock Incentive Plan	37,400	$10.00	-
2006 Stock Incentive Plan	4,440,608	$9.37	2,083,077	(1)
2006 Employee Stock Purchase Plan	-	-	4,215,005	(2)

Equity compensation plans not approved by stockholders:
None	-	-	-
	4,478,008	$9.38	6,298,082

(1) The 2006 Stock Incentive Plan includes an “evergreen” provision by which the number of shares of class A common stock available for issuance increases automatically on the first day of each calendar year by 5.0% of the aggregate number of our shares of class A common stock outstanding on such date, or such lesser number as the Board may determine. The Board determined that the amount of the increase in the shares of class A common stock available for issuance under the 2006 Stock Incentive Plan as of January 1, 2016 and 2015 pursuant to the “evergreen” provision was 2,275,458 and zero, respectively.

(2) Securities remaining available after giving effect to the purchase period ended on December 31, 2015, during which a total of 3,643 shares of class A common stock were purchased by plan participants.

Stockholders are requested in this Proposal Two to approve the 2016 Plan. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the 2016 Plan. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

If this Proposal Two is approved by our stockholders, the 2016 Plan will become effective as of the date of the annual meeting and no additional awards will be granted under the Prior Plan (although all outstanding awards granted under the Prior Plan will continue to be subject to the terms and conditions as set forth in the agreements evidencing such awards and the terms of the Prior Plan). In the event that our stockholders do not approve this Proposal Two, the 2016 Plan will not become effective and the Prior Plan will continue to be effective in accordance with its terms.

Board Recommendation

The board of directors recommends a vote “FOR” the approval of the 2016 Plan.

PROPOSAL THREE — RATIFICATION OF SELECTION OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

On August 12, 2015, the audit committee of our board of directors dismissed PricewaterhouseCoopers LLP as our independent registered public accounting firm and selected Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ended December 31, 2015. In March 2016, the audit committee again selected Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2016 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the annual meeting.

In connection with our audits for the fiscal year ended December 31, 2014, and in the subsequent period before PricewaterhouseCoopers LLP’s dismissal on August 12 2015, there were no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, that would have caused PricewaterhouseCoopers LLP to report the disagreement if it had not been resolved to the satisfaction of PricewaterhouseCoopers LLP. PricewaterhouseCoopers LLP’s report on the financial statements for the year ended December 31, 2014 did not contain an adverse opinion or disclaimer of an opinion nor was it qualified or modified as to uncertainty, audit scope or accounting principles. PricewaterhouseCoopers LLP’s letter to the SEC stating its agreement with the statements in this paragraph was filed as an exhibit to our Current Report on Form 8-K filed on August 14, 2015.

During the fiscal year ended December 31, 2014 and the subsequent interim period before our engagement of Ernst & Young LLP, we did not consult with Ernst & Young LLP regarding the application of accounting principles to a specified transaction, or the type of audit opinion that might be rendered on our financial statements.

Although stockholder approval of the selection of Ernst & Young LLP for the year ending December 31, 2016 is not required by law or our bylaws or other governing documents, our board of directors and audit committee believe that it is advisable and a matter of good corporate practice to give stockholders an opportunity to ratify this selection. If this proposal is not approved at the annual meeting, our board of directors will reconsider its selection of Ernst & Young LLP. Even if the selection is ratified, the audit committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of our company and our stockholders.

Representatives of Ernst & Young LLP are expected to be present at the annual meeting and will have the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions from our stockholders.

Independent Registered Public Accounting Firm’s Fees

The following tables summarize the fees of our independent registered public accounting firms—Ernst & Young LLP and PricewaterhouseCoopers LLP for 2015 and PricewaterhouseCoopers for 2014—incurred for each of the last two fiscal years for audit and other services.

	Year Ended December 31,
Fee Category	2015	2014
Audit Fees (1)	$1,290,855	$1,167,449
Tax Fees (2)	75,450	72,095
All Other Fees (3)	86,800	1,800
Total fees	$1,453,105	$1,241,344

(1)	Audit Fees consist of fees for professional services rendered for the audits of our annual consolidated financial statements for the years ended December 31, 2015 and 2014, and for the review of our quarterly financial statements included in our quarterly reports on Form 10-Q.
(2)	Tax Fees consist of fees for various tax consulting services.
(3)	All Other Fees consists of consulting fees related to acquisitions and a subscription to a technical accounting and reporting research tool.

Pre-Approval Policy and Procedures

Our audit committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. These policies and procedures generally provide that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the audit committee.

All fees for services provided by Ernst & Young LLP and PricewaterhouseCoopers LLP during 2015 and by PricewaterhouseCoopers LLP during 2015 and 2014 were pre-approved by the audit committee in accordance with the pre-approval policy and procedures described above.

The approval of this proposal requires the affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting.

Board Recommendation

The board of directors recommends a vote “FOR” the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016.

PROPOSAL FOUR — ADVISORY VOTE ON EXECUTIVE COMPENSATION

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Section 14A of the Exchange Act, our stockholders are entitled to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC rules. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. We are holding an advisory vote on the compensation of our named executives this year in accordance with the result of the 2011 say-on-frequency vote, where stockholders voted to hold an annual say-on-pay vote. The compensation of our named executive officers subject to the vote is disclosed in the Compensation Discussion and Analysis section of this proxy statement, as well as the compensation tables and related narrative disclosure also contained in this proxy statement. As discussed in these disclosures, our compensation philosophy is to provide competitive overall compensation that attracts and retains top performers. To achieve these goals, our executive compensation program is structured to:

• provide compensation levels sufficient to retain our existing executives and, when necessary, to attract new executives;

• reward, on an annual basis, individual performance that promotes the success of our company; and

• motivate our executives to achieve the critical financial, product and development milestones set by management and our board of directors.

Accordingly, our board of directors is asking the stockholders to indicate their support for the compensation of our named executive officers as described in this proxy statement by casting a non-binding, advisory vote “FOR” the following resolution:

“RESOLVED, that stockholders of Sucampo Pharmaceuticals, Inc. hereby approve, on an advisory basis, the compensation of our named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, compensation tables and narrative discussion and any related material.”

The Compensation Discussion and Analysis section of this proxy statement contains more details on our executive compensation, and we urge you to read it carefully before casting your vote on this proposal. Because the vote is advisory, it is not binding on our company, our board of directors or our compensation committee. Nevertheless, the views expressed by the stockholders, whether through this vote or otherwise, are important to management, our board of directors and our compensation committee, and all such constituencies intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements and our executive compensation principles, policies and procedures.

Advisory approval of this proposal requires the vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting.

Board Recommendation

The board of directors recommends a vote “FOR” the approval of, on an advisory basis, the compensation of our named executive officers.

Executive Officers

Our executive officers and their respective ages and position(s) as of April 4, 2016 are as follows:

Name	Age	Position
Peter Greenleaf	46	Chief Executive Officer and Chairman of the Board of Directors
Andrew P. Smith	53	Chief Financial Officer
Matthias Alder	51	Executive Vice President, Business Development and Licensing, General Counsel and Corporate Secretary
Max Donley	47	Executive Vice President, Human Resources, Information Technology, Facilities and Strategy
Peter Kiener, D.Phil.	63	Chief Science Officer
Peter Lichtlen, M.D., Ph.D.	47	Chief Medical Officer

Each of our executive officers serves until he resigns, retires or is otherwise removed or replaced.

Peter Greenleaf. For more information about Mr. Greenleaf, see ‘‘Other Directors’’ above.

Andrew P. Smith. Mr. Smith joined in February 2011 as Principal Accounting Officer of Sucampo Pharmaceuticals, Inc. and Director, Finance of Sucampo Pharma Europe, Ltd.  In January 2012, he was promoted to Vice President, Operations & Finance of Sucampo AG, and in February 2015 he was promoted to Chief Financial Officer of Sucampo Pharmaceuticals, Inc.  From June 2009 to February 2011, Mr. Smith provided consulting services on financial and accounting matters to Sucampo Pharma Europe, Ltd. From 2006 to 2009, Mr. Smith was Finance Director and Company Secretary of Retroscreen Virology, of London, England, a contract virology research organization. From 2004 to 2006, he was the Finance Director and Company Secretary-Europe at Clearlab, a division of 1-800 Contacts Inc. following Clearlab's 2004 acquisition of VisionTec CL Ltd., of which he was a co-founder and member of its Board of Directors. Prior to that, Mr. Smith held finance and accounting leadership positions at Biocompatibles, plc., Hydron Ltd., and Allergan Inc.'s UK-based subsidiary. Mr. Smith is a member of the Board of Directors of the Tech Council of Maryland. Mr. Smith is a Chartered Global Management Accountant and a Fellow of the Chartered Institute of Management Accountants. Mr. Smith studied business and accounting at Liverpool John Moores University and Durham University Business School.

Matthias Alder. Mr. Alder became our Executive Vice President for Business Development and Licensing in October 2014. In May 2015, he also assumed the role of General Counsel and Corporate Secretary. Prior to joining Sucampo, he served from March 2013 to October 2014 as Executive Vice President of Corporate Development and Legal Affairs and Corporate Secretary at Cytos Biotechnology AG, a biopharmaceutical company focused on the development of targeted immunotherapies. From 2006 to April 2012 he held various roles of increasing responsibility, including Senior Vice President Administration, General Counsel and Secretary; Legal Affairs, Corporate Secretary and Compliance Officer; and Manager of Human Resources, Quality Assurance, Drug Safety and Intellectual Property at Micromet Inc., which was acquired by Amgen in January 2012. Mr. Alder was also a partner in the Life Sciences Transactions Practice at the law firm of Cooley LLP from 1997 to 2006, where he represented biotech companies in strategic transactions with pharmaceutical companies. Earlier in his career, Mr. Alder was in-house counsel at Ciba-Geigy and Novartis from 1994 to 1997. Mr. Alder earned law degrees from the University of Basel and the University of Miami and is qualified to practice law in Switzerland and the United States.

Max Donley. Mr. Donley has served as our Executive Vice President of Human Resources, Information Technology, Facilities and Strategy since June 2014. He became our Executive Vice President of Human Resources in June 2014. Prior to joining Sucampo, Mr. Donley was the Executive Vice President of Human Resources and Corporate Affairs for MedImmune LLC, the global biologics arm of AstraZeneca, where he worked from 2000 to May 2013. He served as the Director of Human Resources and Development at Bed, Bath, & Beyond from 1993 to 2000. Mr. Donley started his career at Fairfield Resources, where he worked from 1992 to 1993, and R.H. Macy & Co. Inc., where he worked from 1991 to 1992. Mr. Donley co-founded Axcelerant Health, a healthcare technology accelerator firm, where he remains a member of the Board of Directors. Mr. Donley earned a bachelor’s degree in general studies from the University of Michigan, and a master’s degree in business administration from George Mason University.

Peter Kiener, D.Phil. Dr. Kiener became our Chief Science Officer in October 2014. Prior to joining Sucampo, he served as Chief Scientific Officer of Ambrx Inc., a clinical-stage biopharmaceutical company focused on the development of antibody-drug conjugates, from August 2013 to September 2014. From 2009 to August 2013, Dr. Kiener was President and Co-founder of Zyngenia Inc., an early-stage biopharmaceutical company. He also held leadership roles of increasing responsibility from 2001 to 2009 at MedImmune LLC, the global biologics arm of AstraZeneca, including Executive Vice President and Global Head of Biologics Research and Development, Senior Vice President and Head of Global Research, and Vice President of Research. Dr. Kiener worked on biologics for Bristol-Myers Squibb from 1983 to 2001. He started his career at the University of North Texas/Texas College of Osteopathic Medicine, where he was an Assistant Professor from 1982 to 1983, and the University of Massachusetts at Amherst, where he was a Research Associate from 1978 to 1982. Dr. Kiener has served on the scientific advisory Boards of KAI Pharmaceuticals Inc., Genocea Biosciences Inc., NKT Therapeutics Inc. and VLST Corporation. Dr. Kiener has also served as a director of Receptor BioLogix Inc., Synovex Corporation and Virdante Pharmaceuticals Inc. He has published more than 120 papers in peer-reviewed journals and is an inventor on more than 40 patents and patent applications. He earned a bachelor’s degree in chemistry from the University of Lancaster and a doctorate of philosophy in biochemistry from the University of Oxford.

Peter Lichtlen, M.D., Ph.D. Dr. Lichtlen became our Chief Medical Officer in July 2014. He also served as Sucampo’s Senior Medical Officer & Vice President of European Operations from June 2011 to September 2013. Prior to his appointment as CMO, Dr. Lichtlen was a consultant to our company, providing support in areas such as clinical development, reviews of protocols, the NICE endorsement for AMITIZA® in the United Kingdom, European Medical Affairs activities, as well as medical support for our lubiprostone pediatric functional constipation program. Prior to joining our company, Dr. Lichtlen held various roles at ESBATech AG (acquired by Alcon/Novartis in 2009), of Schlieren, Switzerland, where he worked since 2000. He held several progressively more senior positions, culminating in being named Medical Director/Head, Clinical Research & Development, and a member of its senior management team, a position he held from 2004 to 2010. In that role, he was responsible for setting and managing clinical development strategy; serving as the scientific and medical lead for its clinical programs; overseeing interactions with regulatory agencies in Europe; and identifying new molecular targets and clinical indications, among other duties. Dr. Lichtlen also co-founded Numab AG, a Swiss biotechnology company that innovates antibody-based therapeutics, where he remains a member of the Board of Directors. Dr. Lichtlen currently serves on the scientific advisory board of Apidel SA, a drug delivery company. He is a member of the Swiss Medical Association (FMH) and the Swiss Association of Pharmaceutical Professionals (SwAPP), the author of various peer-reviewed articles, and the holder of four patents. Dr. Lichtlen earned doctorate degrees in medicine and molecular biology at the University of Zurich.

STOCK OWNERSHIP INFORMATION

The following table sets forth information regarding the beneficial ownership of our class A common stock as of April 4, 2016 by:

•	each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our class A common stock;
•	each of our directors;
•	each of the current and former executive officers named in the Summary Compensation Table; and
•	all of our currently serving directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to shares of our class A common stock. Applicable percentages are based on 42,630,376 shares outstanding on April 4, 2016, adjusted as required by rules promulgated by the SEC. Shares of our class A common stock subject to stock options that are currently exercisable or exercisable within 60 days of April 4, 2016 are deemed to be outstanding and beneficially owned by the person holding the option for the purpose of calculating the percentage ownership of that person but are not deemed outstanding for the purpose of calculating the percentage ownership of any other person. The information set forth below is not necessarily indicative of beneficial ownership for any other purpose, and the inclusion of any shares deemed beneficially owned in this table does not constitute an admission of beneficial ownership of those shares.

This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the SEC. Except as otherwise noted, to our knowledge, the persons and entities named in the table have sole voting and investment power with respect to all of the shares of common stock beneficially owned by them, subject to community property laws, where applicable. Except as otherwise set forth below, the address of the beneficial owner is c/o Sucampo Pharmaceuticals, Inc., 805 King Farm Boulevard, Suite 550, Rockville, Maryland 20850.

The following table sets forth the number of shares of our class A common stock beneficially owned by the indicated parties as of April 4, 2016.

	Number of Shares
	Beneficially Owned		Percentage of
Name and Address of Beneficial Owner	Class A		Total Voting Power
5% stockholders:
S&R Technology Holdings, LLC	18,274,689	(1)	42.87%
7501 Wisconsin Avenue, Suite 600E
Bethesda, Maryland 20814

S&R Foundation	2,800,566	(1)	6.57%
1623 28th Street, NW
Washington, DC 20007

BlackRock, Inc.	2,807,684		6.59%
55 East 52nd Street
New York, NY 10055

Ryuji Ueno & Sachiko Kuno	21,075,255	(2)	49.44%
24687 Yacht Club Rd
St Michaels, Maryland 21663

Named Executive Officers and Directors:
Peter Greenleaf	603,622	(3)	1.40%
Andrew P. Smith	106,366	(4)	*
Matthias Alder	89,558	(5)	*
Peter Kiener	94,379	(6)	*
Peter Lichtlen	127,675	^	*
Thomas J. Knapp	-		-
Daniel P. Getman	80,000	^	*
John H. Johnson	32,500	^	*
Barbara A. Munder	90,000	^	*
Maureen E. O'Connell	90,000	^	*
Robert J. Spiegel	32,500	^	*
Timothy Walbert	5,000	^	*
All currently serving executive officers and directors as a group (12 persons)	1,422,129	(7)	3.31%

^	Consists solely of shares of class A common stock issuable upon exercise of stock options exercisable on or within 60 days of April 4, 2016.
*	Represents beneficial ownership or voting power of less than one percent.
(1)	Voting and dispositive power with respect to the shares held by S&R Technology Holdings, LLC (S&R) and S&R Foundation is shared by Drs. Ryuji Ueno and Sachiko Kuno, who are married to each other.
(2)	Consists of 18,274,689 shares of class A common stock held by S&R, and 2,800,566 shares of class A common stock held by S&R Foundation. See note 1.
(3)	Consists of 1,122 shares of class A common stock held by Mr. Greenleaf and 602,500 shares of class A common stock issuable upon exercise of stock options exercisable on or within 60 days of April 4, 2016.
(4)	Consists of 1,766 shares of class A common stock held by Mr. Smith and 104,600 shares of class A common stock issuable upon exercise of stock options exercisable on or within 60 days of April 4, 2016.
(5)	Consists of 2,058 shares of class A common stock held by Mr. Alder and 87,500 shares of class A common stock issuable upon exercise of stock options exercisable on or within 60 days of April 4, 2016.
(6)	Consists of 129 shares of class A common stock held by Dr. Kiener and 94,250 shares of class A common stock issuable upon exercise of stock options exercisable on or within 60 days of April 4, 2016.
(7)	Consists of 6,104 shares of class A common stock held by officers and 1,416,025 shares of class A common stock issuable upon exercise of stock options exercisable on or within 60 days of April 4, 2016 held by officers and directors.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers, directors and the holders of more than 10% of our common stock to file with the SEC initial reports of ownership of our common stock and other equity securities on a Form 3 and reports of changes in such ownership on a Form 4 or Form 5. Officers, directors and 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely upon a review of the copies of such forms furnished to us for the year ended December 31, 2015, and the information provided to us by those persons required to file such reports, no such person failed to file the forms required by Section 16(a) of the Exchange Act on a timely basis.

RELATED PARTY TRANSACTIONS

R-Tech Ueno, Ltd. (R-Tech)

Pursuant to our exclusive supply agreements, R-Tech provides us with clinical and commercial supplies of our products. Prior to October 2015, when we acquired R-Tech, R-Tech was considered a related party. At the time of the acquisition in October 2015, our founders, Drs. Ryuji Ueno and Sachiko Kuno, directly or indirectly owned approximately 44% of the stock of R-Tech, as well as approximately 47% of our common stock. Dr. Ueno was our Chief Executive Officer and chairman of our board of directors through March 3, 2014 and was our Chief Scientific Officer through March 18, 2014.

During the period between January 1 and October 20, 2015 (the closing date of the R-Tech acquisition), we ordered from R-Tech approximately $155,000 of clinical supplies, $347,000 of other research and development services and $21.4 million of commercial supplies under the terms of all the exclusive manufacturing and supply agreements between us and R-Tech. Neither Dr. Ueno nor Dr. Kuno received any direct value from these transactions.

Because of the overlapping ownership described above between our companies, the supply agreements with R-Tech and the R-Tech acquisition were reviewed and approved as related party transactions in accordance with the policies and procedures described immediately below.

Policies and Procedures for Related Person Transactions

Our board of directors has adopted written policies and procedures for the review of any transaction, arrangement or relationship in which our company is a participant and a related person has a direct or indirect material interest. We consider a related person to be one of our executive officers, directors, director nominees or holders of 5% or more of our common stock, or the immediate family members of any of the foregoing.

If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a “related person transaction,” the related person must report the proposed related person transaction to our chief financial officer or the audit committee. The policy calls for the proposed related person transaction to be reviewed and, if deemed appropriate, approved by our audit committee. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, our audit committee will review, and, in its discretion, may ratify the related person transaction. The policy also permits the chairperson of our audit committee to review and, if deemed appropriate, approve proposed related person transactions that arise between audit committee meetings, subject to ratification by our audit committee at its next meeting. Any related person transactions that are ongoing in nature will be reviewed annually.

A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by our audit committee after full disclosure of the related person’s interest in the transaction. As appropriate for the circumstances, our audit committee will review and consider:

  the related person’s interest in the related person transaction;
  the approximate dollar value of the amount involved in the related person transaction;
  the approximate dollar value of the amount of the related person’s interest in the related person transaction without regard to the amount of any profit or loss;
  whether the related person transaction was undertaken in the ordinary course of our business;
  whether the terms of the related person transaction are no less favorable to us than terms that could have been reached with an unrelated third party;
  the purpose of, and the potential benefits to us of, the related person transaction; and

  any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

Our audit committee may approve or ratify the transaction only if the audit committee determines that, under all of the circumstances, the transaction is consistent with our best interests. Our audit committee may impose any conditions on the related person transaction that it deems appropriate.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

EXECUTIVE SUMMARY

In this section, we provide an overview of the Compensation Committee’s major decisions in 2015 and resulting changes to NEO compensation. Detailed information follows in the balance of the Compensation Discussion & Analysis report.

SCMP Performance vs. Average of NBI Constituents <$1BN Mkt Cap on 12/31/15 excluding 2015 IPOs
Indexed Price Performance
210
205
200
195
190
185
180
175
170
165
160
155
150
145
140
135
130
125
120
115
110
105
100
95
90
85
12/31/2014
1/7/2015
1/14/2015
1/21/2015
1/28/2015
2/4/2015
2/11/2015
2/18/2015
2/25/2015
3/4/2015
3/11/2015
3/18/2015
3/25/2015
4/1/2015
4/8/2015
4/15/2015
4/22/2015
4/29/2015
5/6/2015
5/13/2015
5/20/2015
5/27/2015
6/3/2015
6/10/2015
6/17/2015
6/24/2015
7/1/2015
7/8/2015
7/15/2015
7/22/2015
7/29/2015
8/5/2015
8/12/2015
8/19/2015
8/26/2015
9/2/2015
9/9/2015
9/16/2015
9/23/2015
9/30/2015
10/7/2015
10/14/2015
10/21/2015
10/28/2015
11/4/2015
11/11/2015
11/18/2015
11/25/2015
12/2/2015
12/9/2015
12/16/2015
12/23/2015
12/30/2015
SCMP
<$1BN (Unweighted)

In 2015, we continued the transformation of Sucampo that was initiated following the appointment of Peter Greenleaf as our CEO in March 2014. Not only did our market capitalization grow more than 22%, but we also outperformed relevant NASDAQ Biotechnology Index (NBI) constituents by 23% and exceeded analyst consensus estimates for revenue, EBITDA and profitability. These results were in part driven by the acquisition of R-Tech Ueno Ltd., the manufacturer of our flagship product AMITIZA, which allowed us to enhance our revenue, consolidate the manufacturing profits and take operational control over the supply chain of that product.

In order to strengthen and maintain this performance- and results-oriented corporate culture, Sucampo needs to ensure compensation drives behaviors that will support our strategy while remaining attractive in the highly dynamic and competitive biopharmaceutical market. Our employees and leaders will play a critical role in the successful execution of our strategy, both now and in the future.

Linking our Compensation and Business Strategies

Sucampo’s overarching strategy harnesses the strengths of the company to build the business for sustained success in the future. A key focus is on building a sustainable future through portfolio progression and diversification, both with respect to our commercial-stage products and our development pipeline. Our compensation programs are a key tool to attract and retain top talent, while incentivizing and rewarding them for performance that is in the best interests of our shareholders.

Sucampo Vision: To be a leading, fully integrated, biopharmaceutical company centered on science and innovation with a passionate and relentless pursuit to develop solutions for patients in need.
Compensation Philosophy: Sucampo is a publicly-traded, global commercial biopharmaceutical company for which talent is a strategic cornerstone. As such, our compensation philosophy will ensure we are able to:
1.	Attract, retain and engage new talent globally
2.	Ensure consistent, strong leadership through viable succession planning
3.	Ensure sustainable engagement, focus and motivation to achieve critical business, financial, R&D and product milestones through strategically-aligned annual and long-term incentive programs
4.	Provide a competitive compensation package, targeted at the median percentile of total direct compensation. Compensation to be based on peer group market data comprising industry peers that represent our business competitors and talent pool, with leveraged upside when performance exceeds target
We have established the following Compensation Guiding Principles to support the implementation of our Compensation Philosophy:

•	Compensation programs should be simple, equitable and transparent. They should affirm a rewards philosophy that will support Sucampo’s strategy and effectively attract and retain critical biopharmaceutical talent.
•	Compensation decisions should be timely and informed by market practices, strategy and talent needs in order to be nimble in a highly competitive biopharmaceutical labor market.
•	Programs should provide a strong linkage to financial and milestone results while also recognizing individual performance, in particular, that of our top performers.
•	The Annual Incentive Plan (AIP), formally known as the Non-Equity Incentive Plan, should incorporate a limited number of metrics to sustain powerful line of sight to critical objectives.
•	The AIP should have appropriate leverage to reward for out-performance, balancing participant and shareholder expectations.
•	Equity is a valuable resource that will be allocated based upon employee level, contribution, performance, potential and affordability.
•	Changes and the rationale for change should be clearly communicated to ensure understanding by key stakeholders.

Our 2015 Named Executive Officers

During 2015, Andrew Smith was promoted from Vice President of Finance to CFO, and Mr. Alder assumed the role of General Counsel and Corporate Secretary in addition to Executive Vice President of Business Development and Licensing following the departure of Thomas Knapp.

As a result of these changes, our Named Executive Officers (NEOs) for 2015 are:

•	Peter Greenleaf, Chief Executive Officer
•	Andrew P. Smith, Chief Financial Officer
•	Peter Kiener, Chief Scientific Officer
•	Matthias Alder, EVP Business Development & Licensing, General Counsel and Corporate Secretary
•	Peter Lichtlen, Chief Medical Officer
•	Thomas Knapp, our former EVP, General Counsel and Corporate Secretary.

Compensation Changes in 2015

The main changes to our compensation programs during the year were (i) an increase in the maximum performance factor under the Annual Incentive Plan from 140% to 200% of target, (ii) increased base salaries for our NEOs, including a market-based adjustment for our CEO and (iii) the implementation of long-term incentive grants based on company-wide guidelines.  During 2015, the Compensation Committee, in collaboration with our independent compensation consultant, updated our peer group to reflect the changed circumstances of certain companies on the list. Two companies were removed from the peer group, as follows: Avanir  Pharmaceuticals, Inc., due to its acquisition, and Vical Incorporated, due to a significant reduction in its market capitalization. No companies were added to the peer group during 2015. As a result, the 2015 peer group consisted of:

Aerie	DepoMed	Ironwood	Ophthotech
AMAG	DURECT	MacroGenics	Theravance
Arena	Exelixis	Momenta	Vanda
Avalanche	Inovio	Nektar	VIVUS
Zogenix

PERFORMANCE OVERVIEW
In this section, we provide highlights of Sucampo’s performance in 2015, reflecting factors considered by the Compensation Committee in assessing variable pay outcomes for the NEOs.

Pay for Performance In line with our compensation philosophy, our NEOs’ compensation comprises a significant portion of performance-linked elements.

As these charts illustrate, our compensation programs provide a balanced mix of fixed and variable pay in accordance with our compensation philosophy.

*Excludes former NEO; total percentage exceeds 100% due to rounding.

Performance Highlights

Highlights of our 2015 performance are summarized below. These, along with other factors detailed in this report, resulted in annual bonus outcomes for our NEOs ranging from 156% to 175% of target.

Net income Sucampo reported net income of $33.4 million for the full year of 2015, an increase of 154% versus the full year of 2014.

EPS

Excluding special items, Sucampo reported non-GAAP fully-diluted EPS of $0.95 for the full year of 2015 ($0.73 GAAP fully-diluted), which grew 138% from non-GAAP earnings in 2014 and 143% from GAAP fully-diluted earnings.

As with net income performance, a significant portion of this growth came in the final two quarters of 2015.

TSR

Sucampo’s stock began the year with a value of $14.28 a share, based on the closing price on December 31, 2014; by year-end our stock was trading at $17.29 - an increase of 21.1%.

During that same period, as illustrated on the chart at the beginning of this “Compensation Discussion & Analysis” section, the share price performance of NBI constituents with comparable market capitalization was -1.96%, showing a strong performance by Sucampo relative to comparable companies.

Pipeline Development

In 2015, Sucampo focused on advancing the development of our pipeline. We accelerated our lifecycle management programs for lubiprostone in pediatric functional constipation and initiated our Phase 2 program for cobiprostone in PPI-refractory Non-Erosive Reflux Disease (NERD). Additionally, we initiated an assessment of new therapeutic areas and targets, both early- and mid-to-late stage, to diversify our portfolio of products and product candidates.

CORPORATE GOVERNANCE PRACTICES
In this section, we provide details of the Corporate Governance framework, procedures and practices at Sucampo as they relate to executive officer compensation.

Compensation Committee

The Compensation Committee is comprised solely of independent directors; at the end of 2015, these were Daniel P. Getman, Barbara A. Munder, Robert J. Spiegel and Timothy Walbert, with Ms. Munder serving as the chair of the committee.

Details of the Compensation Committee’s duties are summarized in the Corporate Governance Report section of this proxy statement and are fully set out in the Compensation Committee’s charter which can be found on our website: www.sucampo.com under the heading “Corporate Governance”.

The purpose of the Compensation Committee is to oversee the manner in which the Board discharges its responsibilities relating to Sucampo’s compensation policies, plans and programs, and to review and determine, as appropriate, the compensation of the Company’s executive officers and directors.

Advisors to the Compensation Committee

Independent Advisors

The Compensation Committee has retained Willis Towers Watson (WTW) as its independent compensation consultant. WTW does not perform any other consulting work or any other services for our company, reports directly to the Compensation Committee, and takes direction from the chairperson of the Compensation Committee. The Compensation Committee has assessed the independence of WTW pursuant to the rules prescribed by the SEC and has concluded that no conflict of interest existed in 2015 or currently exists that would prevent WTW from serving as an independent consultant to the Compensation Committee.

The Compensation Committee considers analysis and advice from its independent consultant when making compensation decisions for the Chief Executive Officer and other senior executives. The independent consultant’s work for the Compensation Committee includes data analysis, market assessments and preparation of related reports.

Internal Advisors

The Compensation Committee can seek the input of management to inform decision-making. In particular, the Committee may choose to invite certain individuals to attend meetings or contribute written materials, although no individual is present when matters pertaining to his or her own compensation are being discussed. During the year, the Committee sought the input of the Corporate Secretary in his capacity as secretary to the Committee, the EVP of Human Resources and the Chief Executive Officer.

Governance Policies Underpinning our Compensation Framework

At Sucampo, there are various practices we have actively implemented and others we have actively chosen not to implement to reflect what we believe are in the best interests of our shareholders.

What We Do		What We Don’t Do
•	Pay for performance	•	No executive perquisites
•	Mitigate undue risk in compensation programs through informed target setting and equity ownership guidelines	•	No re-pricing underwater stock options
•	Include double-trigger change in change of control provisions for LTI awards	•	No excise tax gross-ups upon a change in control
•	Provide modest benefits in line with those offered to all Sucampo employees, except for an executive life insurance policy	•	No inclusion of the value of equity awards in severance calculations
•	Prohibit the hedging or pledging of Sucampo securities as detailed in our Insider Trader Policy	•	No separate change in control agreements
•	Maintain a Code of Conduct that may provide for recouping compensation in certain circumstances	•	No single-trigger change in control payments
•	Retain the services of an independent compensation consultant

Equity Ownership Guidelines

Since 2014, the following equity ownership guidelines apply for the CEO and other NEOs of Sucampo, as well as for our directors. Individuals covered by the guidelines will have five years to achieve the required level of equity ownership, either from the date the program was implemented or their date of appointment to a covered role.

Role	Equity Ownership Requirement (Multiple of Annual Base Salary or Board retainer, as applicable)
CEO	5.00
Director	3.00
CFO	2.00
Other NEOs	1.00

Equity that is considered when assessing an individual’s achievement of the guidelines includes shares of Sucampo’s common stock owned by the individual, unvested restricted stock units and vested, in-the-money stock options.

Through the adoption of this equity ownership requirement, the Compensation Committee is formalizing the alignment between our NEOs, directors and shareholders by requiring key individuals within our company to maintain a minimum level of personal interest in Sucampo stock.

2015 Say-on-Pay Vote

We conducted our annual advisory vote on executive compensation, or say-on-pay vote, at our annual meeting of stockholders in 2015. Approximately 99.8% of the votes cast on the say-on-pay proposal supported the proposal. Our Board and our Compensation Committee value the opinions of our stockholders, and we believe that it is important for our stockholders to have an opportunity to vote on this proposal annually, which is consistent with the frequency preferred by our stockholders. Our Compensation Committee’s decisions regarding compensation for 2015 reflected our say-on-pay vote in 2014, which was supported by approximately 99.6% of the votes cast on the proposal. In addition to our annual advisory vote on executive compensation, we are committed to ongoing engagement with our stockholders on executive compensation and corporate governance issues.

Our Compensation Committee has considered the results of the advisory vote in the context of our overall compensation philosophy, governance policies and decisions. Our Compensation Committee believes that, similar to our past say-on-pay votes, the 2015 stockholder vote resoundingly endorsed our compensation philosophy and the decisions we made for 2014. Considering the Compensation Committee’s continued use of the measures we adopted in response to previous advisory votes to further align management and stockholder interests, such as the adoption of equity ownership guidelines, our Compensation Committee decided to generally maintain a consistent course for 2015 compensation decisions.

COMPENSATION PRACTICES
In this section, we provide details of the NEO compensation framework, practices and outcomes for 2015.

Our Compensation Framework

During 2015, the Compensation Committee focused on establishing a framework for determining and reviewing compensation for the NEOs. While the compensation elements are intended to be long-standing, the way in which they are used will change in line with evolving strategy, market and regulatory trends.

The framework is underpinned by a performance management system, which uses individual performance assessments to inform compensation decisions such as merit increases, annual bonus performance and, beginning in 2016, long-term incentive awards.

Compensation Element	Purpose	Features	Changes
Base Salary	To reward individual performance, experience and value in the market	• Reviewed annually with changes effective in March • Market benchmarked • Target levels at market median • Set to reflect size and scope of the role, as well as individual experience and performance	• Increases of 2 – 10% approved during 2015 for select roles
Annual Incentives	To focus on and reward company and individual performance over a one-year period	• Paid in cash • Based on a combination of company performance (70% - 100%) and individual performance (0% - 30%)	• Maximum performance factor for achievement of corporate objectives increased from 140% to 200%.
Long-Term Incentives	To ensure alignment of shareholder and executive interests to drive sustainable growth over the long-term	• New hire and annual stock option awards subject to four-year ratable vesting • Performance stock option grants and stock option grants in connection with promotions may be made as appropriate	• Initiated annual LTI grants, based on company-wide guidelines. For NEOs, these guidelines call for annual grants with a total fair market value, as of the grant date, of between 100 and 300% of base salary.
Benefits	To attract and retain employees and to enable individuals to provide for their retirement

•      No enhanced benefits for executives other than executive life insurance

•      401(k) with match of 50 cents on the dollar up to 10% of total cash compensation

•      Matching funds will vest at 50% at two years’ service, 75% at three years’ service and 100% at four years’ service

•      NEOs based in Switzerland participate in the statutory Swiss retirement plan as mandated by the local Government

• No changes

We will now discuss each element in more detail.

Base Salary

During the year, the Compensation Committee reviewed base salaries for the NEOs and approved the merit increases described below. When determining whether any change would be made, consideration was given to competitive market data for the established peer group and to individual performance. The increases for our NEOs were based primarily on our company-wide performance system, which assigns a range for salary increases based on individual performance. Mr. Greenleaf’s increase was based both on his exceptional performance during 2014 and on market data regarding median salaries for chief executives within our peer group. Mr. Smith’s increase reflects his performance, as well as his promotion to chief financial officer in January 2015.

2015 Base Salaries

NEO	Title	2014 Base Salary	2015 Base Salary	Change
Peter Greenleaf	Chief Executive Officer	$525,000	$569,107	+8.4%
Andrew P. Smith	Chief Financial Officer	$322,317 (1)	$355,250	+10.2%
Peter Kiener	EVP R&D, Chief Science Officer	$390,000	$397,800	+2.0%
Matthias Alder	EVP, BD&L, General Counsel	$380,000	$387,600	+2.0%
Peter Lichtlen	Chief Medical Officer	$338,453 (2)	$348,606 (2)	+3.0%
Tom Knapp	Former General Counsel	$343,710	$355,740	+3.5%

(1) Officer was paid in Swiss Francs during 2014. Based on exchange rate in effect at December 31, 2015.

(2) Officer is paid in Swiss Francs. Based on exchange rate in effect at December 31, 2015.

Annual Incentive Plan

The AIP measures and rewards performance against our corporate scorecard, and in the case of the NEOs other than the CEO, individual performance. Achieving maximum performance against corporate and individual objectives can result in a performance factor of up to 200%. These percentages target median pay based on peer group analysis.

For 2015 the Compensation Committee approved 12 corporate goals as summarized below. The bonuses were paid in March 2016, following our Compensation Committee’s assessment and approvals.

Weighting and Opportunity

NEOs	Performance Objective Weighting		Opportunity(1)
	Corporate	Individual	Threshold	Target	Maximum
CEO	100%	0%	30%	60%	120%
Other NEOs	70%	30%	20%	40%	80%

(1) Opportunity expressed as a percentage of total non-bonus earnings during the year, i.e., base salary earned during the year.

Performance Assessment

In early 2016, the Compensation Committee assessed performance against the established 2015 Sucampo corporate scorecard and recommended an overall achievement level of 175%, which was approved by the board.

In the following table, we disclose the targets for each goal, but for reasons of commercial sensitivity and potential harm to Sucampo’s competitive performance in the market, we have not disclosed the actual amounts or details of the associated stretch targets. The material commercial harm arises from the entry of a new competitor for our principal commercial product; the competitor could be in a position to determine pricing, sales penetration and market share. None of the performance information excluded contained sales or earnings targets.

The performance assessment for 2015 was higher than 2014, due to (1) management’s success in delivering financial performance and licensing opportunities that drove significant shareholder value, and (2) the increase by the Compensation Committee of the maximum performance factor for corporate objectives from 140% to 200%.

Objectives and targets		Achievement	Achievement Percentage
Deliver financials
Revenue	Total revenue equal to or above budget	Above target	25%
Cash Flow Management	Managed cash flow from operations to specified target level	Above target	27.5%
Profitability	Net income after tax equal to or above budget	Above target	27.5%
Deliver Pipeline
Lubiprostone	Initiate clinical trial Conclude enrollment of a trial	Not achieved	0%
Unoprostone and Cobiprostone	Complete Phase 3 clinical trial and determine path forward for unoprostone development Initiate Phase 2 study with cobiprostone in oral mucositis Complete enrollment in Phase 2 study with cobiprostone in NERD	Achieved	10%
Partnering/Licensing	Acquire or in-license one or more new assets	Above target	30%
Shareholder Value	Outperform relevant subset of Nasdaq Biotech Index	Above target	20%
Overall Corporate Scorecard Performance Factor			140%
In addition to the corporate goals established for 2015, the Compensation Committee considered the overall progress of the company towards its long term strategic and operational objectives, as well as the progress made with respect to aligning the organizational capabilities towards achieving these objectives. In light of the additional achievements and overall progress made by Sucampo, the board of directors, upon the recommendation of the Compensation Committee, set the corporate performance factor at 175%.
Overall Corporate Performance Factor			175%

Our Compensation Committee approved the CEO’s recommendations for executives’ individual performance ratings based on their individual goals. Individual performance factors for the NEOs ranged from 100% - 175% of a maximum of 200%; some of the key achievements included the following:

NEO	Key Achievements	Individual Performance Factor
Andrew P. Smith	• Successful transition into CFO role and reorganization of finance function • Acquisition of R-Tech Ueno Ltd. (RTU) and issue of $250 million term loan • Transition of independent auditors • Completion of secondary share offering	100%
Peter Kiener	• Progression of pipeline programs • Scientific diligence for multiple licensing opportunities • Successful acquisition of RTU • Assumed responsibility for manufacturing and supply chain management	151%
Matthias Alder	• Successful transition into General Counsel role and restructuring of legal department • Led the assessment of 150+ transaction targets • Successful acquisition of RTU	125%
Peter Lichtlen	• Led US/EU clinical team to maintain schedule for AMITIZA life cycle management program, sNDA submission • Led Japanese clinical team to complete clinical proof-of-concept study in NERD • Played crucial role in evaluation and integration of RTU R&D pipeline	100%

In addition to his target bonus under the AIP, Mr. Smith was awarded a one-time bonus in the amount of CHF 50,000 in connection with his service as our acting head of finance between November 2014 and January 2015.

Thomas Knapp, in connection with his separation in May 2015, received an award of his target bonus amount (40% of base salary), pro rated for the portion of the year during which he served and based on a 100% performance factor.

The CEO’s AIP award is based solely on Sucampo’s corporate performance. When making decisions regarding the CEO’s base salary or long-term incentive awards, the Compensation Committee undertakes a comprehensive performance review that takes into account the assessment of the independent directors, executive team feedback and performance against corporate scorecard.

Long-Term Incentive Plan

The Compensation Committee has determined that stock option grants with a four-year vesting period are an appropriate long-term incentive vehicle, as they focus the NEOs on long-term and sustainable growth in shareholder value. They also provide a meaningful opportunity for wealth creation, balanced with a long-term time horizon appropriate to our industry at the stage of Sucampo’s evolution. These stock option grants with time-based vesting may be made in connection with the initial hire as well as in connection with a promotion and on an annual basis in conjunction with the performance and compensation review cycle.

The Compensation Committee may also decide to make performance stock option grants, if deemed appropriate and consistent with the compensation philosophy and stockholder interests. For example, to provide further incentive and focus on strategic imperatives, the Compensation Committee in 2014 attached performance-based vesting accelerators to the option awards made to NEOs who were in that role in September 2014. The performance-based vesting accelerators were tied to a range of short-, mid- and long-term objectives including:

•         Settlement of the litigation with Par Pharmaceuticals, Inc. regarding generic lubiprostone soft gelatin capsules;

•         Completion of licensing deals for the sale of our AMITIZA® product in Europe, China, and the rest of the world;

•         Restructuring of our organization to centralize key functions and to transform our executive team;

•         Implementation of a plan to significantly reduce our founders’ ownership stake and to promote stockholder diversity;

•         Creation and implementation of a strategy to reduce manufacturing- and supply-related costs;

•         Prioritization of our pipeline products, both clinical- and early-stage, based on scientific and market factors; and

•         Diversification of our product portfolio through partnering and licensing activities.

All objectives were achieved by the end of 2015, resulting in a complete vesting of these performance-based stock option grants. No new performance-based awards were made in 2015 due to the inception of the annual long-term incentive awards described in the following section.

Given the importance of this plan in driving an ownership and performance culture while serving as an attraction and retention tool, the broad employee population also participates in the stock option program.

Awards Granted in 2015

Prior to 2015, we did not typically award long-term incentive grants on an annual basis. In March 2015, the compensation committee approved guidelines for such grants, pursuant to which our NEOs would receive annual long-term incentive grants with a total fair market value, as of the grant date, of a percentage of the NEO’s base salary, as follows:

Role	Value of Target LTI Grant (Multiple of Annual Base Salary)
CEO	3.00
CSO	1.50
CFO	1.20
Other NEOs	1.00

These guidelines currently provide for long-term incentive awards to be made in the form of stock options, subject to a four-year vesting schedule. The “Grants of Plan-Based Awards” table below sets forth the awards made in 2015.

Because 2015 was the inaugural year of these annual long-term incentive grants, all awards were made at the target level for the officer, as described above, without accounting for individual performance factors. However, future awards—including those for 2016—will, like payments under our AIP, vary according to the individual’s performance.

In connection with his promotion to Chief Financial Officer in January 2015, Andrew Smith received a stock option award in accordance with the target value described above. The long-term incentive award granted to Mr. Smith in March 2015 was based on his position and base salary during 2014.

Benefits

All full-time and part -time employees who are at least 21 years of age are eligible to enroll in the 401(k) plan at any time. Employee contributions are matched at 50 cents on the dollar, up to 10% of total cash compensation. Matching funds will vest at 50% at two years’ service, 75% at three years’ service, and 100% at four years of service. Our NEOs who reside in Switzerland participate in a Swiss Plan, the terms of which are government-mandated. We make contributions to the Swiss Plan on these officers’ behalf.

As part of his promotion to Chief Financial Officer, Andrew Smith was required to relocate from Switzerland to the United States. In connection with this move, we provided certain additional benefits to Mr. Smith during 2015, including relocation assistance and a housing allowance. The value of each of these benefits is described in the Summary Compensation Table. Under our Global Tax Equalization Policy, we also made certain estimated income tax payments to Mr. Smith during 2015; a reconciliation of estimated and actual taxes due will be performed following the submission of his tax returns for 2015.

In addition to the benefits described above, the NEOs are members of an executive life insurance plan.

Change in Control and Severance Provisions

Pursuant to employment agreements with our NEOs, each is entitled to specified benefits in the event of a change of control or a termination of employment under specified circumstances. We have provided estimates of the value of these severance and change of control benefits under various circumstances under “Potential Payments upon Termination or Change of Control” section of this proxy statement. The goal of these benefits is not only to recognize the value that key positions provide to the organization but also to serve as a recruitment and retention tool to ensure we attract and retain such key talent.

In particular we would note the following:

•	Equity awards have double-trigger change in control provisions, such that if outstanding awards granted under our equity plan are assumed by a successor in connection with a change in control of the Company, such awards will not automatically vest and pay out solely as a result of the change in control; and

•	No excise tax gross-ups are provided upon change in control.

Clawback Policy

Although we have not currently adopted a policy regarding the recoupment of awards in certain circumstances, we intend to comply fully with any clawback policy that we are required to adopt pursuant to the listing standards of any national securities exchange or association on which our securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law.

Summary Compensation Table

The following table sets forth the total compensation earned for the years ended December 31, 2015, 2014 and 2013 by our named executive officers.

Summary Compensation Table

Name and Principal Position	Year	Salary		Bonus			Option Awards (2)		Non-Equity Incentive Plan Compensation (3)		All Other Compensation			Total
Peter Greenleaf	2015		$565,288		$-			$1,985,865		$592,379		$8,843	(4)		$3,152,375
Chief Executive Officer	2014		$440,192		$-			$4,838,780		$369,762		$2,025	(5)		$5,650,759

Andrew P. Smith (1)	2015		$349,768		$53,600	(12)		$685,038		$210,477		$110,861	(6)		$1,409,744
Chief Financial Officer, Principal Accounting Officer of Sucampo Pharmaceuticals, Inc., and Vice President, Operations and Finance of Sucampo AG	2014 2013	$ $	285,953 273,946	$ $	- -		$ $	108,473 -	$ $	138,053 94,374	$ $	37,883 37,594	(7) (7)	$ $	570,362 405,914

Matthias Alder	2015		$388,981		$-			$472,825		$248,232		$1,680	(8)		$1,111,718
EVP, Business Development and Licensing, General Counsel and Corporate Secretary	2014		$70,154		$-			$1,594,320		$35,919		$280	(5)		$1,700,673

Peter Kiener	2015		$399,188		$-			$728,151		$267,185		$7,699	(9)		$1,402,222
Chief Science Officer	2014		$72,000		$100,000	(13)		$1,594,320		$36,864		$9,030	(9)		$1,812,214

Peter Lichtlen	2015		$360,643		$-			$416,086		$213,200		$60,069	(10)		$1,049,998
Chief Medical Officer	2014		$195,084		$-			$471,008		$88,968		$355,302	(10)		$1,110,362
	2013		$242,760		$-			$-		$66,599		$248,436	(10)		$557,796

Thomas J. Knapp	2015		$144,653		$-			$425,543		$59,290		$490,835	(11)		$1,120,321
Former Executive Vice President, Chief Legal Officer and Corporate Secretary	2014 2013	$ $	343,947 338,865	$ $	- -		$ $	108,473 -	$ $	176,090 126,512	$ $	9,480 1,680	(11) (11)	$ $	637,991 467,057

(1)	Mr. Smith was promoted to Chief Financial Officer in January 2015 but served as our principal financial officer for the entire year.
(2)	The amounts shown in this column represent the aggregate grant date fair value of option awards computed in accordance with FASB Accounting Standards Codification Topic 718. The assumptions used in valuing these options awards are described under the caption "Stock-Based Compensation" in note 2 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2015. Unlike the amount reflected in our consolidated financial statements, however, this amount does not reflect any estimate of forfeitures related to service-based vesting. Instead, it assumes that the executive will perform the requisite service to vest in the award.
(3)	The amounts shown in this column represent the amounts paid for cash incentive bonuses earned for the indicated year, even if such amounts were paid in the subsequent year.
(4)	Includes $2,700 in parking expenses and $6,143 in matching contributions under the 401(k) plan for 2015.
(5)	Parking expense in 2014.
(6)	Includes pension contributions under the Swiss Plan of $9,238: matching contributions under the 401(k) plan of $12,174; estimated tax equalization payments of $60,000; housing allowance of $22,452 and relocation assistance payments of $6,997.
(7)	Includes pension contributions under the Swiss Plan of $37,883 and $35,577 for 2014 and 2013, respectively and housing allowance of $2,017 in 2013.
(8)	Parking expense in 2015.
(9)	Includes $1,680 and $280 in parking expenses in 2015 and 2014, respectively, and $6,019 and $8,750 in matching contributions under the 401(k) plan for 2015 and 2014, respectively.
(10)	Includes pension contributions under the Swiss Plan of $60,069, $26,111 and $27,157 in 2015, 2014 and 2013, respectively; consulting fees of $329,191 and $111,416 in 2014 and 2013, respectively; and a severance payment of $109,864 in 2013.
(11)	Includes a severance payment of $355,000, consulting fees of $88,750, accrued vacation payout of $43,594, $700 of parking expense and $2,791 in matching contributions under the 401(k) plan for 2015; includes $1,680 of parking expense and $7,800 in matching contributions under the 401(k) plan for 2014: and $1,680 of parking expense for 2013.
(12)	Bonus was paid in Swiss Francs. Based on average exchange rate in effect during February 2015.
(13)	Signing bonus in connection with commencement of employment.

Grants of Plan-Based Awards

The following table sets forth additional information regarding the plan-based awards we granted to our named executive officers in the year ended December 31, 2015.

2015 Grants of Plan-Based Awards

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			All Other Option Awards: Number of Securities Underlying Options	Exercise Price of Option Awards	Grant Date Fair Value of Option Awards
Name	Grant Date	Threshold($)(1)	Target ($)(2)	Maximum ($)(3)	(#)	($)	($)(4)
Peter Greenleaf	3/4/15				210,000	14.82	1,985,865
		170,732	341,464	682,928
Andrew P. Smith	1/30/15				50,000	15.06	476,995
	3/4/15				22,000	14.82	208,043
		71,050	142,100	284,200
Matthias Alder	3/4/15				50,000	14.82	472,825
		77,520	155,040	310,080
Peter Kiener	3/4/15				77,000	14.82	728,151
		79,560	159,120	318,240
Peter Lichtlen	3/4/15				44,000	14.82	416,086
		69,721	139,442	278,885
Thomas J. Knapp	3/4/15				45,000	14.82	425,543
		71,148	142,296	284,592

(1)	This column reflects the minimum amount of the cash bonus, if any, payable under our Annual Incentive Plan to the executive for 2015, based on the achievement of a minimum personal performance rating and the level of corporate goal achievement. The actual amounts earned during 2015, and paid in March 2016, are reflected in the "Non-Equity Incentive Plan Compensation" column of the summary compensation table.
(2)	This column reflects the target amount of the cash bonus payable under our Annual Incentive Plan to the executive for 2015, based on the achievement of a median personal performance rating of and the level of corporate goal achievement. The actual amounts earned during 2015, and paid in March 2016, are reflected in the "Non-Equity Incentive Plan Compensation" column of the summary compensation table.
(3)	This column reflects the maximum amount of the cash bonus payable under our Annual Incentive Plan to the executive for 2015. The actual amounts earned during 2015, and paid in March 2016, are reflected in the "Non-Equity Incentive Plan Compensation" column of the summary compensation table.
(4)	The assumptions used in valuing the option awards we granted during 2015 are described under the caption “Stock-Based Compensation” in Note 2 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2015. The amounts shown in this column represent the aggregate grant date fair value of option awards computed in accordance with FASB Accounting Standards Codification Topic 718. Unlike the amount reflected in our consolidated financial statements, however, this amount does not reflect any estimate of forfeitures related to service-based vesting. Instead, it assumes that the executive will perform the requisite service to vest in the award.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth information regarding outstanding stock options held by our named executive officers as of December 31, 2015. All of these options were granted under our Amended and Restated 2006 Stock Incentive Plan. Our named executive officers did not hold restricted stock or other stock awards at the end of 2015.

Outstanding Equity Awards at 2015 Fiscal Year-End

	Number of Securities Underlying Unexercised Options (#)
Name	Exercisable	Unexercisable		Option Exercise Price ($)	Option Expiration Date
Peter Greenleaf	150,000	450,000	(1)	8.49	3/3/2024
	-	200,000	(2)	5.90	7/31/2028
	200,000	-		6.75	9/11/2024
	-	210,000	(3)	14.82	3/4/2025

Andrew P. Smith	61,600	-		4.41	5/2/2021
	25,000	-		6.75	9/11/2024
	-	50,000	(4)	15.06	1/30/2025
	-	22,000	(3)	14.82	3/4/2025

Matthias Alder	75,000	225,000	(5)	8.33	10/27/2024
	-	50,000	(3)	14.82	3/4/2025

Peter Kiener	75,000	225,000	(5)	8.33	10/27/2024
	-	77,000	(3)	14.82	3/4/2025

Peter Lichtlen	78,200	-		4.27	6/1/2021
	13,475	64,725	(6)	7.17	7/1/2024
	25,000	-		6.75	9/11/2024
	-	44,000	(3)	14.82	3/4/2025

(1)	These options vest in three remaining equal annual installments on March 3, 2016, 2017 and 2018.
(2)	These options began vesting on March 20, 2015 upon the achievement of our common stock closing at a price at or above $16.00 for 30 consecutive trading days. These options vest 25% on January 30, 2016, 25% on November 29, 2016, 25% on September 29, 2017, and 25% on July 31, 2018.
(3)	These options vest 25% each year on March 4, 2016, 2017, 2018 and 2019.
(4)	These options vest 25% each year on January 30, 2016, 2017, 2018 and 2019.
(5)	These options vest in three remaining equal annual installments on October 27, 2016, 2017 and 2018.
(6)	These options vest in three remaining equal annual installments on June 9, 2016, 2017 and 2018.

Option Exercises and Stock Vesting

The following table sets forth information regarding stock option exercises by our named executive officers during 2015. None of our named executive officers held restricted stock or other stock awards, or had any such awards vest, during 2015.

Name	Number of Shares Acquired on Exercise	Value Realized on Exercise (1)
Thomas J. Knapp	280,650	$3,782,625

(1) Value realized on exercise represents the difference between the closing price of our common stock on the date of exercise and the exercise price of the option, multiplied by the number of shares acquired upon exercise.

Potential Payments upon Termination or Change of Control

The section below describes the payments that may be made to the named executive officers in connection with a change in control or pursuant to specified termination events, pursuant to the terms of the employment agreements between us and them.

Peter Greenleaf.  Mr. Greenleaf’s employment agreement provides that he may be terminated by us for any reason upon written notice. However, the employment agreement provides for payments to him in the event of the termination of his employment in specified situations.

Termination without cause or for disability. In the event that we terminate Mr. Greenleaf’s employment without cause or due to Mr. Greenleaf’s disability (as these terms are defined in his employment agreement), he will be entitled to receive a lump sum severance payment equal to (i) 12 months of his then-current base salary, plus (ii) an amount equal to his target bonus for the year in which his employment is terminated. He also will receive reimbursement of his COBRA premiums until the earliest of (a) 12 months from separation, (b) the expiration of COBRA eligibility and (c) the date he becomes eligible for insurance coverage from another source. In addition, if we terminate Mr. Greenleaf’s employment without cause, vesting is automatically accelerated for the portion of his unvested, outstanding stock options and other equity awards that would have vested during the 12-month period following the date of termination.

Termination following a change in control. If, within 12 months following a change in control of our company, we terminate Mr. Greenleaf’s employment without cause or Mr. Greenleaf terminates his employment for good reason (as these terms are defined in his employment agreement), he will be entitled to receive a lump sum severance payment equal to (i) 24 months of his then-current base salary, plus (ii) an amount equal to his target bonus for the year in which his employment is terminated. He also will receive reimbursement of his COBRA premiums until the earliest of (a) 24 months from separation, (b) the expiration of COBRA eligibility and (c) the date he becomes eligible for insurance coverage from another source. In addition to the cash severance payments described above, 100% of his then-outstanding stock options and other equity awards will become vested and exercisable, as applicable, pursuant to the terms of the applicable equity award agreements; any then-outstanding stock options with a performance vesting condition will immediately vest and may be exercised only to the extent the performance targets have been achieved or would be achieved by such change in control.

These severance payments and benefits are subject to Mr. Greenleaf executing, delivering and not revoking a release of claims in favor of our company.

Andrew P. Smith; Matthias Alder; Peter Kiener.  Our employment agreement with each of these executives provides that he may be terminated by us for any reason upon written notice. However, the employment agreement provides for payments to him in the event of the termination of his employment in specified situations.

Termination without cause, for death or disability, or for good reason. In the event that we terminate the executive’s employment without cause or due to his death or disability, or the executive terminates his employment for good reason (as these terms are defined in his employment agreement), he will be entitled to receive a lump sum severance payment equal to 12 months of his then-current base salary. He also will receive reimbursement of his COBRA premiums until the earliest of (a) 12 months from separation, (b) the expiration of COBRA eligibility and (c) the date he becomes eligible for insurance coverage from another source. In addition, if we terminate the executive’s employment without cause, vesting is automatically accelerated for the portion of his unvested, outstanding stock options that would have vested during the 12-month period following the date of termination.

Termination following a change in control. If, within 12 months following a change in control of our company, we terminate the executive’s employment without cause or the executive terminates his employment for good reason (as these terms are defined in his employment agreement), he will be entitled to receive a lump sum severance payment equal to 18 months of his then-current base salary. He also will receive reimbursement of his COBRA premiums until the earliest of (a) 18 months from separation, (b) the expiration of COBRA eligibility and (c) the date he becomes eligible for insurance coverage from another source. In addition to the payments described above, 100% of his then-outstanding stock options that have a duration vesting condition will become vested and exercisable, as applicable, pursuant to the terms of the applicable equity award agreements; any then-outstanding stock options with a performance vesting condition will immediately vest and may be exercised only to the extent the performance targets have been achieved or would be achieved by such change in control.

These severance payments and benefits are subject to the executive executing, delivering and not revoking a release of claims in favor of our company.

Peter Lichtlen. Our employment agreement with Dr. Lichtlen provides that he may be terminated by us for any reason upon written notice. However, the employment agreement provides for payments to him in the event of the termination of his employment in specified situations.

Termination without cause, for good reason or due to death. In the event that we terminate Dr. Lichtlen’s employment without cause, or Dr. Lichtlen terminates his employment for good reason (as these terms are defined in his employment agreement), he will be entitled to receive a lump sum severance payment equal to seven months of his then-current base salary. In addition, if Dr. Lichtlen’s employment terminates due to his death, then 100% of his then-outstanding stock options and restricted stock awards will become vested and exercisable, as applicable, pursuant to the terms of the applicable equity award agreements.

Termination following a change in control. If, within 18 months following a change in control of our company, we terminate Dr. Lichtlen’s employment without cause or Dr. Lichtlen terminates his employment for good reason (as these terms are defined in his employment agreement), he will be entitled to receive a lump sum severance payment equal to 14 months of his then-current base salary. In addition to the payments described above, 100% of his then-outstanding stock options and restricted stock awards will become vested and exercisable, as applicable, pursuant to the terms of the applicable equity award agreements.

These severance payments and benefits are subject to Dr. Lichtlen executing, delivering and not revoking a release of claims in favor of our company.

Estimated Current Value of Post-Employment Severance Benefits

The following table shows estimated payments that would be made to each named executive officer in the event of a termination of employment under various termination situations, assuming the applicable termination event occurred on December 31, 2015, when the closing price of our common stock was $17.29.

			No Change in Control				Change in Control
Name	Death or Disability ($)		Termination Without Cause ($)		Termination for Good Reason ($)		Termination Without Cause or for Good Reason ($)
Peter Greenleaf	925,225	(1)	4,191,025	(2)	-		8,265,685	(3)
Andrew P. Smith	369,193	(4)	501,846	(5)	369,193	(6)	719,630	(7)
Matthias Alder	412,177	(4)	1,200,458	(5)	412,177	(6)	2,757,766	(7)
Peter Kiener	398,069	(4)	1,266,607	(5)	398,069	(6)	2,803,293	(7)
Peter Lichtlen	763,697	(8)	203,354	(9)	203,354	(9)	1,170,404	(10)

(1)	No benefits are payable upon Mr. Greenleaf’s death. The listed amount, due upon Mr. Greenleaf’s termination due to disability, consists of 12 months’ current base salary; a target bonus for the year in which employment is terminated; and reimbursement of COBRA premiums for the maximum period of 12 months.
(2)	Consists of 12 months’ current base salary; a target bonus for the year in which employment is terminated; reimbursement of COBRA premiums for the maximum period of 12 months; and the value of accelerated vesting for unvested, outstanding stock options that would have vested during the 12-month period following the date of termination.
(3)	Consists of 24 months’ current base salary; a target bonus for the year in which employment is terminated; reimbursement of COBRA premiums for the maximum period of 24 months; and the value of accelerated vesting for all unvested, then-outstanding stock options.
(4)	Consists, for each individual, of 12 months’ current base salary and reimbursement of COBRA premiums for the maximum period of 12 months.
(5)	Consists, for each individual, of 12 months’ current base salary; reimbursement of COBRA premiums for the maximum period of 12 months; and the value of accelerated vesting for unvested, outstanding stock options that would have vested during the 12-month period following the date of termination.
(6)	Consists, for each individual, of 12 months’ current base salary and reimbursement of COBRA premiums for the maximum period of 12 months.
(7)	Consists, for each individual, of 18 months’ current base salary; reimbursement of COBRA premiums for the maximum period of 18 months; and the value of accelerated vesting for all unvested, then-outstanding stock options.
(8)	No benefits are payable upon the termination of Dr. Lichtlen’s employment due to disability. The listed amount, due upon Dr. Lichtlen’s death, consists of the value of accelerated vesting for all unvested, then-outstanding stock options.
(9)	Consists of seven months’ current base salary.
(10)	Consists of 14 months’ current base salary and the value of accelerated vesting for all unvested, then-outstanding stock options.

Termination-Related Payments during 2015

Thomas Knapp. In connection with his departure as our EVP, General Counsel and Corporate Secretary, we entered into a Separation Agreement with Mr. Knapp, pursuant to which he received: (i) payment of his base salary from the date of the agreement through May 31, 2015, the separation date; (ii) a lump sum severance payment equal to $355,000, or 12 months of his then-current base salary; (iii) reimbursement of his COBRA premiums until the earliest of (a) 12 months from separation and (b) the date he becomes eligible for insurance coverage from another source; (iv) accelerated vesting of his outstanding, unvested stock options (a total of 59,350 options having a weighted average exercise price of $12.76); (v) outplacement services until he obtains new employment; (vi) payment for any accrued and unused paid time off; and (vii) a consulting arrangement for three months following separation, at a monthly rate of $29,583. Under a subsequent letter agreement between us and Mr. Knapp, dated May 21, 2015, he also received a pro rated bonus payment of $59,290 (based on Mr. Knapp’s target bonus of 40% of base salary). In connection with these payments, Mr. Knapp executed and delivered a release of claims in favor of our company.

Board of Directors Compensation

In 2015, we paid each of our non-employee directors an annual retainer of $55,000 for their service, with an additional annual retainer of $30,000 for the chairman, Dr. Getman. We also paid annual retainers of $12,500 to directors serving on our audit committee, $10,000 to directors serving on our compensation committee, and $6,000 to directors serving on our nominating and corporate governance committee. In addition, we paid annual retainers of $15,000 to the chair of our audit committee, $8,500 to the chair of our compensation committee and $8,500 to the chair of our nominating and corporate governance committee. In connection with certain special meetings of the audit committee, which have been discontinued, we paid the members of the audit committee $1,500 (or, for the chair of the committee, $2,000) per meeting attended.

As part of a director’s compensation, new non-employee directors receive an initial stock option grant to purchase 30,000 shares of our class A common stock, which vests in 12 equal quarterly installments through the third anniversary of the grant date. Each year, non-employee directors who are elected or remain a director after the annual stockholder meeting receive an additional stock option grant to purchase 20,000 shares of our class A common stock, which vests in 12 equal monthly installments through the first anniversary of the grant date.

As described in this proxy statement under the section captioned “Compensation Discussion and Analysis—Corporate Governance Practices—Equity Ownership Guidelines,” we have equity ownership guidelines for our board of directors. As of March 2016, all of our directors are either currently in compliance or still within a grace period.

The following table sets forth information regarding the compensation of our directors for the year ended December 31, 2015. Directors who are also employees of our company are not included in this table because they were not separately compensated for their service as directors.

2015 Director Compensation

Name	Fees Earned or Paid in Cash (1)	Option Awards (2)	Total
William L. Ashton	$37,792	$-	$37,792
Anthony C. Celeste	37,167	-	37,167
Daniel P. Getman	95,000	193,660	288,660
John H. Johnson	77,500	193,660	271,160
Barbara A. Munder	83,083	193,660	276,743
Maureen E. O'Connell	91,500	193,660	285,160
Robert Spiegel	73,750	456,673	530,423
Kei S. Tolliver	55,000	193,660	248,660
Timothy Walbert	17,083	279,519	296,602

(1)	The amounts shown in this column reflects fees earned for services rendered in 2015.
(2)	The amounts shown in this column represent the aggregate grant date fair value of option awards computed in accordance with FASB Accounting Standards Codification Topic 718. The assumptions used in valuing these options awards are described under the caption "Stock-Based Compensation" in note 2 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2015. Unlike the amount reflected in our consolidated financial statements, however, this amount does not reflect any estimate of forfeitures related to service-based vesting. Instead, it assumes that the executive will perform the requisite service to vest in the award. For all directors other than Dr. Spiegel and Mr. Walbert, amount represents the grant date fair value of an option award on May 29, 2015 in connection with such director’s continued service on the Board following the 2015 annual meeting of stockholders. For Dr. Spiegel, amount represents the sum of $263,013, which is the grant date fair value of an option granted on January 16, 2015 in connection with his initial appointment to the Board and $193,660, which is the grant date fair value of an option granted on May 29, 2015 in connection with his continued service on the Board following the 2015 annual meeting of stockholders. For Mr. Walbert, amount represents the grant date fair value of a single option granted on October 12, 2015 in connection with his initial appointment to the Board. The aggregate number of option awards outstanding at December 31, 2015 and held by each non-employee director was as follows: 7,834 shares for Mr. Ashton, zero shares for Mr. Celeste, 80,000 shares for Dr. Getman, 50,000 shares for Mr. Johnson, 90,000 shares for Ms. Munder, 90,000 shares for Ms. O’Connell, 50,000 shares for Dr. Spiegel, 67,000 shares for Ms. Tolliver and 30,000 shares for Mr. Walbert.

OTHER MATTERS

Our board of directors has no knowledge of any other matters which may come before the meeting. However, if any other matters are properly presented to the meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on those matters.

SOLICITATION OF PROXIES

We are conducting the solicitation of proxies and will bear the full cost of solicitation. In addition to the solicitation of proxies by mail, our directors, officers and employees may solicit proxies in person, by telephone, facsimile or mail and will not be paid any compensation for engaging in the solicitation of proxies. We will reimburse brokers, banks or other custodians or nominees for their expenses in sending proxies and proxy materials to beneficial owners.

REVOCATION OF PROXY

Subject to the terms and conditions set forth in this proxy statement, all proxies received by us will be effective, notwithstanding any transfer of the shares to which those proxies relate, unless prior to the closing of the polls at the annual meeting, we receive a written notice of revocation signed by the person who, as of the record date, was the registered holder of those shares. The notice of revocation must indicate the certificate number and numbers of shares to which the revocation relates and the aggregate number of shares represented by the certificate(s). Any stockholder voting by proxy also has the right to revoke the proxy at any time before the polls close at the annual meeting by giving our corporate secretary a duly executed proxy card bearing a later date than the proxy being revoked at any time before that proxy is voted or by appearing at the meeting and voting in person. You may also grant a subsequent proxy by telephone or Internet.

STOCKHOLDER PROPOSALS

In order to be included in our proxy materials for our 2017 annual meeting of stockholders pursuant to Rule 14a-8 under the Exchange Act, stockholders’ proposals must be received by us at our principal executive offices, Sucampo Pharmaceuticals, Inc., Attn: Corporate Secretary, 805 King Farm Boulevard, Suite 550, Rockville, Maryland 20850, no later than December 23, 2016, which is 120 days preceding the first anniversary of the expected mailing date of this proxy statement. We suggest that proponents submit their proposals by certified mail, return receipt requested, addressed to our Corporate Secretary.

With respect to proposals, including proposed nominations of persons for election to our board of directors, not to be included in our proxy materials pursuant to Rule 14a-8, our by-laws establish an advance notice procedure for such proposals to be brought before an annual meeting of stockholders. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our board of directors or by a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered timely notice in proper form to our corporate secretary of the stockholder’s intention to bring such business before the meeting. The required notice must be in writing and received by our corporate secretary at our principal offices not less than 90 days or more than 120 days prior to the first anniversary of the preceding year’s annual meeting. For our 2017 annual meeting of stockholders, this means the required written notice must be received by our corporate secretary at our principal offices not earlier than February 2, 2017 and not later than March 4, 2017. However, in the event that the date of the annual meeting is advanced by more than 20 days, or delayed by more than 60 days, from the first anniversary of the preceding year’s annual meeting, a stockholder’s notice must be so received no earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (A) the 90th day prior to such annual meeting and (B) the tenth day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs.

If you propose to bring business before an annual meeting other than a director nomination, your notice must also include, as to each matter proposed, (1) a brief description of the business desired to be brought before the annual meeting, (2) the text relating to the business and the reasons for conducting such business at the annual meeting, (3) the name and address of the stockholder proposing such business, and the name and address of the beneficial owner, if any, on whose behalf the proposal is made, (4) the class or series and number of shares of stock owned of record and beneficially by the stockholder and beneficial owner, (5) a description of all arrangements or understandings between such stockholder or such beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of the stockholder or such beneficial owner, if any, in such business, (6) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting, and (7) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends to deliver a proxy statement and/or form of proxy to holders of capital stock representing at least the percentage of voting power of all of the corporation’s capital stock outstanding as of the record date of the annual meeting required to approve or adopt the proposal, and/or otherwise to solicit proxies from stockholders in support of such proposal.

If you propose to nominate an individual for election as a director, your notice must also include, as to each person you propose to nominate for election as a director, (1) such person’s name, age, business address and, if known, residence address, (2) such person’s principal occupation or employment, (3) the class or series and number of shares of stock of the corporation which are beneficially owned by such person, and (4) any other information concerning such person that must be disclosed as to nominees in proxy solicitations pursuant to Regulation 14A under the Exchange Act, including the person’s written consent to being named as a nominee. We may require any proposed nominee to furnish other information as we may reasonably require to determine the eligibility of the proposed nominee to serve as an independent director or that could be material to a reasonable stockholder’s understanding of the independence, or lack of independence, of the proposed nominee.

As to the stockholder giving the notice, the notice must contain (1) such stockholder’s name and address, (2) the class or series and number of shares of stock which are owned, beneficially and of record, by such stockholder, (3) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (4) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the person(s) named in its notice, and (5) a representation whether the stockholder intends or is part of a group which intends to deliver a proxy statement and/or form of proxy to holders of capital stock representing at least the percentage of voting power of all of the shares of capital stock of the corporation outstanding as of the record date of the annual meeting reasonably believed by such stockholder to be sufficient to elect the nominee or nominees proposed to be nominated by such stockholder, and/or otherwise to solicit proxies from stockholders in support of such nomination.

For more information, and for more detailed requirements, please refer to our Amended and Restated Bylaws, filed as Exhibit 3.1 to our Current Report on Form 8-K, filed with the SEC on August 2, 2013.

By Order of the Board of Directors,

Matthias Alder
Corporate Secretary

Rockville, Maryland

April 18, 2016

ANNEX A

2016 EQUITY INCENTIVE PLAN

Sucampo Pharmaceuticals, Inc.

2016 Equity Incentive Plan

Adopted by the Board of Directors: April 18, 2016

Approved by the Stockholders: __________, 2016

Termination Date: April 18, 2026

1.                  General.

(a)               Successor to and Continuation of Prior Plan. The Plan is intended as the successor to and continuation of the Sucampo Pharmaceuticals, Inc. 2006 Stock Incentive Plan, as amended (the “Prior Plan”). Following the Effective Date, no additional stock awards shall be granted under the Prior Plan. All Awards granted on or after the Effective Date will be granted under this Plan. All stock awards granted under the Prior Plan will remain subject to the terms of the Prior Plan.

(i) Any shares that would otherwise remain available for future grants under the Prior Plan on the Effective Date (the “Prior Plan’s Available Reserve”) will cease to be available under the Prior Plan at such time. Instead, that number of shares of Common Stock equal to the Prior Plan’s Available Reserve will be added to the Share Reserve (as further described in Section 3(a) below) and will be immediately available for grants and issuance pursuant to Stock Awards hereunder, up to the maximum number set forth in Section 3(a) below.

(ii) In addition, from and after the Effective Date, any shares subject, at such time, to outstanding stock awards granted under the Prior Plan thatare not issued because such stock award or any portion thereof is settled in cash(such shares the “Returning Shares”) will immediately be added to the Share Reserve (as further described in Section 3(a) below) as and when such shares become Returning Shares, up to the maximum number set forth in Section 3(a) below.

(b)               Eligible Award Recipients. Employees, Directors and Consultants are eligible to receive Awards.

(c)               Available Awards. The Plan provides for the grant of the following Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) Stock Appreciation Rights, (iv) Restricted Stock Awards, (v) Restricted Stock Unit Awards, (vi) Performance Stock Awards, (vii) Performance Cash Awards, and (viii) Other Stock Awards.

(d)               Purpose. The Plan, through the grant of Awards, is intended to help the Company secure and retain the services of eligible award recipients, provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate, and provide a means by which the eligible recipients may benefit from increases in value of the Common Stock.

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2.                  Administration.

(a)               Administration by Board. The Board will administer the Plan. The Board may delegate administration of the Plan to a Committee or Committees, as provided in Section 2(c).

(b)               Powers of Board. The Board will have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i)                To determine: (A) who will be granted Awards; (B) when and how each Award will be granted; (C) what type of Award will be granted; (D) the provisions of each Award (which need not be identical), including when a person will be permitted to exercise or otherwise receive cash or Common Stock under the Award; (E) the number of shares of Common Stock subject to, or the cash value of, an Award; and (F) the Fair Market Value applicable to a Stock Award.

(ii)              To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for administration of the Plan and Awards. The Board, in the exercise of these powers, may correct any defect, omission or inconsistency in the Plan or in any Award Agreement or in the written terms of a Performance Cash Award, in a manner and to the extent it will deem necessary or expedient to make the Plan or Award fully effective.

(iii)            To settle all controversies regarding the Plan and Awards granted under it.

(iv)             To accelerate, in whole or in part, the time at which an Award may be exercised or vest (or the time at which cash or shares of Common Stock may be issued in settlement thereof).

(v)               To suspend or terminate the Plan at any time. Except as otherwise provided in the Plan or an Award Agreement, suspension or termination of the Plan will not materially impair a Participant’s rights under the Participant’s then-outstanding Award without the Participant’s written consent, except as provided in subsection (viii) below.

(vi)            To amend the Plan in any respect the Board deems necessary or advisable, including, without limitation, by adopting amendments relating to Incentive Stock Options and certain nonqualified deferred compensation under Section 409A of the Code and/or bringing the Plan or Awards granted under the Plan , subject to the limitations, if any, of applicable law. If required by applicable law or listing requirements, and except as provided in Section 9(a) relating to Capitalization Adjustments, the Company will seek stockholder approval of any amendment of the Plan that (A) materially increases the number of shares of Common Stock available for issuance under the Plan, (B) materially expands the class of individuals eligible to receive Awards under the Plan, (C) materially increases the benefits accruing to Participants under the Plan, (D) materially reduces the price at which shares of Common Stock may be issued or purchased under the Plan, (E) materially extends the term of the Plan, or (F) materially expands the types of Awards available for issuance under the Plan. Except as otherwise provided in the Plan or an Award Agreement, no amendment of the Plan will materially impair a Participant’s rights under an outstanding Award without the Participant’s written consent.

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(vii)           To submit any amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of (A) Section 162(m) of the Code regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to Covered Employees, (B) Section 422 of the Code regarding “incentive stock options” or (C) Rule 16b-3.

(viii)         To approve forms of Award Agreements for use under the Plan and to amend the terms of any one or more Awards, including, but not limited to, amendments to provide terms more favorable to the Participant than previously provided in the Award Agreement, subject to any specified limits in the Plan that are not subject to Board discretion; provided, however, that a Participant’s rights under any Award will not be impaired by any such amendment unless (A) the Company requests the consent of the affected Participant, and (B) such Participant consents in writing. Notwithstanding the foregoing, (1) a Participant’s rights will not be deemed to have been impaired by any such amendment if the Board, in its sole discretion, determines that the amendment, taken as a whole, does not materially impair the Participant’s rights, and (2) subject to the limitations of applicable law, if any, the Board may amend the terms of any one or more Awards without the affected Participant’s consent (A) to maintain the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (B) to change the terms of an Incentive Stock Option, if such change results in impairment of the Award solely because it impairs the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (C) to clarify the manner of exemption from, or to bring the Award into compliance with, Section 409A of the Code; or (D) to comply with other applicable laws or listing requirements.

(ix)             Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or Awards.

(x)              To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees, Directors or Consultants who are foreign nationals or employed outside the United States (provided that Board approval will not be necessary for immaterial modifications to the Plan or any Award Agreement that are required for compliance with the laws of the relevant foreign jurisdiction).

(c)                Delegation to Committee.

(i)                 General. The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration of the Plan is delegated to a Committee, the Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board will thereafter be to the Committee or subcommittee, as applicable). Any delegation of administrative powers will be reflected in resolutions, not inconsistent with the provisions of the Plan, adopted from time to time by the Board or Committee (as applicable). The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated.

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(ii)               Section 162(m) and Rule 16b-3 Compliance. The Committee may consist solely of two or more Outside Directors, in accordance with Section 162(m) of the Code, or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3.

(d)               Delegation to an Officer. The Board may delegate to one (1) or more Officers the authority to do one or both of the following (i) designate Employees who are not Officers to be recipients of Options and SARs (and, to the extent permitted by applicable law, other Stock Awards) and, to the extent permitted by applicable law, the terms of such Awards, and (ii) determine the number of shares of Common Stock to be subject to such Stock Awards granted to such Employees; provided, however, that the Board resolutions regarding such delegation will specify the total number of shares of Common Stock that may be subject to the Stock Awards granted by such Officer and that such Officer may not grant a Stock Award to himself or herself. Any such Stock Awards will be granted on the form of Stock Award Agreement most recently approved for use by the Committee or the Board, unless otherwise provided in the resolutions approving the delegation authority. The Board may not delegate authority to an Officer who is acting solely in the capacity of an Officer (and not also as a Director) to determine the Fair Market Value pursuant to Section 13(y)(iii) below.

(e)                Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons.

(f)                Cancellation and Re-Grant of Stock Awards. Neither the Board nor any Committee will have the authority to (i) reduce the exercise or strike price of any outstanding Option or SAR under the Plan or (ii) cancel any outstanding Option or SAR that has an exercise or strike price greater than the then-current Fair Market Value of the Common Stock in exchange for cash or other Stock Awards under the Plan, unless the stockholders of the Company have approved such an action within twelve (12) months prior to such an event.

3.                  Shares Subject to the Plan.

(a)               Share Reserve.

(i)                 Subject to Section 3(a)(iii) and Section 9(a) relating to Capitalization Adjustments, the aggregate number of shares of Common Stock that may be issued pursuant to Stock Awards will not exceed 10,740,125 shares (the “Share Reserve”), which number is the sum of (i) 2,050,000 new shares, plus (ii) the number of shares subject to the Prior Plan’s Available Reserve (which is a total of 3,174,319 shares), plus (iii) the number of shares that are Returning Shares (which is a maximum amount of 5,515,806 shares), as such shares become available from time to time.

(ii)               Subject to Section 3(b), the number of shares of Common Stock available for issuance under the Plan will be reduced by: (A) one (1) share for each share of Common Stock issued pursuant to an Appreciation Award granted under the Plan; and (B) one and forty-four hundredths (1.44) shares for each share of Common Stock issued pursuant to a Full Value Award granted under the Plan. The number of shares of Common Stock available for issuance under the Plan after the application of this Section 3(a)(ii) will be rounded up to the nearest whole share of Common Stock.

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(iii)             Subject to Section 3(b), the number of shares of Common Stock available for issuance under the Plan will be increased by: (A) one (1) share for each Prior Plans’ Returning Share or 2016 Plan Returning Share (as defined in Section 3(b)(i)) subject to an Appreciation Award; and (B) one and forty-four hundredths (1.44) shares for each Prior Plans’ Returning Share or 2016 Plan Returning Share subject to a Full Value Award. The number of shares of Common Stock available for issuance under the Plan after the application of this Section 3(a)(iii) will be rounded down to the nearest whole share of Common Stock.

(iv)             For clarity, the Share Reserve in this Section 3(a) is a limitation on the number of shares of Common Stock that may be issued pursuant to the Plan. Accordingly, this Section 3(a) does not limit the granting of Stock Awards except as provided in Section 7(a). Shares may be issued in connection with a merger or acquisition as permitted by NASDAQ Listing Rule 5635(c) or, if applicable, NYSE Listed Company Manual Section 303A.08, AMEX Company Guide Section 711 or other applicable rule, and such issuance will not reduce the number of shares available for issuance under the Plan.

(b)               Reversion of Shares to the Share Reserve.

(i)                 Shares Available for Subsequent Issuance. The following shares of Common Stock (collectively, the “2016 Plan Returning Shares”) will become available again for issuance under the Plan: (A) any shares subject to a Stock Award that are not issued because such Stock Award or any portion thereof expires or otherwise terminates without all of the shares covered by such Stock Award having been issued; (B) any shares subject to a Stock Award that are not issued because such Stock Award or any portion thereof is settled in cash; and (C) any shares issued pursuant to a Stock Award that are forfeited back to or repurchased by the Company because of the failure to meet a contingency or condition required for the vesting of such shares.

(ii)               Shares Not Available for Subsequent Issuance. The following shares of Common Stock will not become available again for issuance under the Plan: (A) any shares that are reacquired or withheld (or not issued) by the Company to satisfy the exercise or purchase price of a Stock Award granted under the Plan (including any shares subject to such award that are not delivered because such award is exercised through a reduction of shares subject to such award (i.e., “net exercised”)); and (B) any shares that are reacquired or withheld (or not issued) by the Company to satisfy a tax withholding obligation a Stock Award granted under the Plan.

(c)                Incentive Stock Option Limit. Subject to the provisions of Section 9(a) relating to Capitalization Adjustments, the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options will be 10,740,125 shares of Common Stock.

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(d)               Section 162(m) Limitations. Subject to the provisions of Section 9(a) relating to Capitalization Adjustments, at such time as the Company may be subject to the applicable provisions of Section 162(m) of the Code, the following limitations shall apply.

(i)                 A maximum of 1,000,000 shares of Common Stock subject to Options, SARs and Other Stock Awards whose value is determined by reference to an increase over an exercise or strike price of at least 100% of the Fair Market Value on the date the Stock Award is granted may be granted to any one Participant during any one calendar year. Notwithstanding the foregoing, if any additional Options, SARs or Other Stock Awards whose value is determined by reference to an increase over an exercise or strike price of at least 100% of the Fair Market Value on the date the Stock Award are granted to any Participant during any calendar year, compensation attributable to the exercise of such additional Stock Awards will not satisfy the requirements to be considered “qualified performance-based compensation” under Section 162(m) of the Code unless such additional Stock Award is approved by the Company’s stockholders.

(ii)               A maximum of 500,000 shares of Common Stock subject to Performance Stock Awards may be granted to any one Participant during any one calendar year (whether the grant, vesting or exercise is contingent upon the attainment during the Performance Period of the Performance Goals).

(iii)             A maximum of $1,500,000 may be granted as a Performance Cash Award to any one Participant during any one calendar year.

(e)                Limitation on Grants to Non-Employee Directors. The maximum number of shares of Common Stock subject to Stock Awards granted under the Plan or otherwise during any one calendar year to any Non-Employee Director, taken together with any cash fees paid by the Company to such Non-Employee Director during such calendar year for service on the Board, will not exceed $1,500,000 in total value (calculating the value of any such Stock Awards based on the grant date fair value of such Stock Awards for financial reporting purposes), or, with respect to the calendar year in which a Non-Employee Director is first appointed or elected to the Board, $2,000,000. The Board may make exceptions to the applicable limit in this Section 3(e) for individual Non-Employee Directors in extraordinary circumstances (for example, to compensate such individual for interim service in the capacity of an officer of the Company), as the Board may determine in its discretion, provided that the Non-Employee Director receiving such additional compensation may not participate in the decision to award such compensation.

(f)                Source of Shares. The stock issuable under the Plan will be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market or otherwise.

4.                  Eligibility.

(a)               Eligibility for Specific Stock Awards. Incentive Stock Options may be granted only to employees of the Company or a “parent corporation” or “subsidiary corporation” thereof (as such terms are defined in Sections 424(e) and 424(f) of the Code). Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants; provided, however, that Stock Awards may not be granted to Employees, Directors and Consultants who are providing Continuous Service only to any “parent” of the Company, as such term is defined in Rule 405 of the Securities Act, unless (i) the stock underlying such Stock Awards is treated as “service recipient stock” under Section 409A of the Code (for example, because the Stock Awards are granted pursuant to a corporate transaction such as a spin off transaction), (ii) the Company, in consultation with its legal counsel, has determined that such Stock Awards are otherwise exempt from Section 409A of the Code, or (iii) the Company, in consultation with its legal counsel, has determined that such Stock Awards comply with the distribution requirements of Section 409A of the Code.

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(b)               Ten Percent Stockholders. A Ten Percent Stockholder will not be granted an Incentive Stock Option unless the exercise price of such Option is at least 110% of the Fair Market Value on the date of grant and the Option is not exercisable after the expiration of five years from the date of grant.

5.                  Provisions Relating to Options and Stock Appreciation Rights.

Each Option or SAR will be in such form and will contain such terms and conditions as the Board deems appropriate. All Options will be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option. If an Option is not specifically designated as an Incentive Stock Option, or if an Option is designated as an Incentive Stock Option but some portion or all of the Option fails to qualify as an Incentive Stock Option under the applicable rules, then the Option (or portion thereof) will be a Nonstatutory Stock Option. The provisions of separate Options or SARs need not be identical; provided, however, that each Award Agreement will conform to (through incorporation of provisions hereof by reference in the applicable Award Agreement or otherwise) the substance of each of the following provisions:

(a)               Term. Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, no Option or SAR will be exercisable after the expiration of ten years from the date of its grant or such shorter period specified in the Award Agreement.

(b)               Exercise Price. Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, the exercise or strike price of each Option or SAR will be not less than 100% of the Fair Market Value of the Common Stock subject to the Option or SAR on the date the Award is granted. Notwithstanding the foregoing, an Option or SAR may be granted with an exercise or strike price lower than 100% of the Fair Market Value of the Common Stock subject to the Award if such Award is granted pursuant to an assumption of or substitution for another option or stock appreciation right pursuant to a Corporate Transaction and in a manner consistent with the provisions of Section 409A of the Code and, if applicable, Section 424(a) of the Code. Each SAR will be denominated in shares of Common Stock equivalents.

(c)                Purchase Price for Options. The purchase price of Common Stock acquired pursuant to the exercise of an Option may be paid, to the extent permitted by applicable law and as determined by the Board in its sole discretion, by any combination of the methods of payment set forth below. The Board will have the authority to grant Options that do not permit all of the following methods of payment (or otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to use a particular method of payment. The permitted methods of payment are as follows:

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(i)                 by cash, check, bank draft or money order payable to the Company;

(ii)               pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of the stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;

(iii)             by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock;

(iv)             if an Option is a Nonstatutory Stock Option, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company will accept a cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued. Shares of Common Stock will no longer be subject to an Option and will not be exercisable thereafter to the extent that (A) shares issuable upon exercise are used to pay the exercise price pursuant to the “net exercise,” (B) shares are delivered to the Participant as a result of such exercise, and (C) shares are withheld to satisfy tax withholding obligations; or

(v)               in any other form of legal consideration that may be acceptable to the Board and specified in the applicable Award Agreement.

(d)               Exercise and Payment of a SAR. To exercise any outstanding SAR, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Stock Appreciation Right Agreement evidencing such SAR. The appreciation distribution payable on the exercise of a SAR will be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the SAR) of a number of shares of Common Stock equal to the number of Common Stock equivalents in which the Participant is vested under such SAR, and with respect to which the Participant is exercising the SAR on such date, over (B) the strike price. The appreciation distribution may be paid in Common Stock, in cash, in any combination of the two or in any other form of consideration, as determined by the Board and contained in the Award Agreement evidencing such SAR.

(e)                Transferability of Options and SARs. The Board may, in its sole discretion, impose such limitations on the transferability of Options and SARs as the Board will determine. In the absence of such a determination by the Board to the contrary, the following restrictions on the transferability of Options and SARs will apply:

(i)                 Restrictions on Transfer. An Option or SAR will not be transferable except by will or by the laws of descent and distribution (or pursuant to subsections (ii) and (iii) below), and will be exercisable during the lifetime of the Participant only by the Participant. The Board may permit transfer of the Option or SAR in a manner that is not prohibited by applicable tax and securities laws. Except as explicitly provided in the Plan, neither an Option nor a SAR may be transferred for consideration.

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(ii)               Domestic Relations Orders. Subject to the approval of the Board or a duly authorized Officer, an Option or SAR may be transferred pursuant to the terms of a domestic relations order, official marital settlement agreement. If an Option is an Incentive Stock Option, such Option may be deemed to be a Nonstatutory Stock Option as a result of such transfer.

(iii)             Beneficiary Designation. Subject to the approval of the Board or a duly authorized Officer, a Participant may, by delivering written notice to the Company, in a form approved by the Company (or the designated broker), designate a third party who, on the death of the Participant, will thereafter be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. In the absence of such a designation, upon the death of the Participant, the executor or administrator of the Participant’s estate will be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. However, the Company may prohibit designation of a beneficiary at any time, including due to any conclusion by the Company that such designation would be inconsistent with the provisions of applicable laws.

(f)                Vesting Generally. The total number of shares of Common Stock subject to an Option or SAR may vest and become exercisable in periodic installments that may or may not be equal. The Option or SAR may be subject to such other terms and conditions on the time or times when it may or may not be exercised (which may be based on the satisfaction of Performance Goals or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options or SARs may vary. The provisions of this Section 5(f) are subject to any Option or SAR provisions governing the minimum number of shares of Common Stock as to which an Option or SAR may be exercised.

(g)               Termination of Continuous Service. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if a Participant’s Continuous Service terminates (other than for Cause and other than upon the Participant’s death or Disability), the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Award as of the date of termination of Continuous Service) within the period of time ending on the earlier of (i) the date three months following the termination of the Participant’s Continuous Service and (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR (as applicable) within the applicable time frame, the Option or SAR will terminate.

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(h)               Extension of Termination Date. If the exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause and other than upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option or SAR will terminate on the earlier of (i) the expiration of a total period of time (that need not be consecutive) equal to the applicable post termination exercise period after the termination of the Participant’s Continuous Service during which the exercise of the Option or SAR would not be in violation of such registration requirements, and (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement. In addition, unless otherwise provided in a Participant’s Award Agreement, if the sale of any Common Stock received on exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause) would violate the Company’s insider trading policy, then the Option or SAR will terminate on the earlier of (i) the expiration of a period of months (that need not be consecutive) equal to the applicable post-termination exercise period after the termination of the Participant’s Continuous Service during which the sale of the Common Stock received upon exercise of the Option or SAR would not be in violation of the Company’s insider trading policy, or (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement.

(i)                 Disability of Participant. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if a Participant’s Continuous Service terminates as a result of the Participant’s Disability, the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Option or SAR as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date 12 months following such termination of Continuous Serviceand (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR within the applicable time frame, the Option or SAR (as applicable) will terminate.

(j)                 Death of Participant. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if (i) a Participant’s Continuous Service terminates as a result of the Participant’s death, or (ii) the Participant dies within the period (if any) specified in the Award Agreement for exercisability after the termination of the Participant’s Continuous Service for a reason other than death, then the Option or SAR may be exercised (to the extent the Participant was entitled to exercise such Option or SAR as of the date of death) by the Participant’s estate, by a person who acquired the right to exercise the Option or SAR by bequest or inheritance or by a person designated to exercise the Option or SAR upon the Participant’s death, but only within the period ending on the earlier of (i) the date 18 months following the date of death and (ii) the expiration of the term of such Option or SAR as set forth in the Award Agreement. If, after the Participant’s death, the Option or SAR is not exercised within the applicable time frame, the Option or SAR (as applicable) will terminate.

(k)               Termination for Cause. Except as explicitly provided otherwise in a Participant’s Award Agreement , if a Participant’s Continuous Service is terminated for Cause, the Option or SAR will terminate immediately upon such Participant’s termination of Continuous Service, and the Participant will be prohibited from exercising his or her Option or SAR from and after the time of such termination of Continuous Service.

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(l)                 Non-Exempt Employees. If an Option or SAR is granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, the Option or SAR will not be first exercisable for any shares of Common Stock until at least six months following the date of grant of the Option or SAR (although the Award may vest prior to such date). Consistent with the provisions of the Worker Economic Opportunity Act, (i) if such non-exempt Employee dies or suffers a Disability, (ii) upon a Corporate Transaction in which such Option or SAR is not assumed, continued, or substituted, (iii) upon a Change in Control, or (iv) upon the Participant’s retirement (as such term may be defined in the Participant’s Award Agreement in another agreement between the Participant and the Company, or, if no such definition, in accordance with the Company's then current employment policies and guidelines), the vested portion of any Options and SARs may be exercised earlier than six months following the date of grant. The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option or SAR will be exempt from his or her regular rate of pay. To the extent permitted and/or required for compliance with the Worker Economic Opportunity Act to ensure that any income derived by a non-exempt employee in connection with the exercise, vesting or issuance of any shares under any other Stock Award will be exempt from the employee’s regular rate of pay, the provisions of this Section 5(l) will apply to all Stock Awards and are hereby incorporated by reference into such Stock Award Agreements.

6.                  Provisions of Stock Awards other than Options and SARs.

(a)               Restricted Stock Awards. Each Restricted Stock Award Agreement will be in such form and will contain such terms and conditions as the Board will deem appropriate. To the extent consistent with the Company’s bylaws, at the Board’s election, shares of Common Stock may be (x) held in book entry form subject to the Company’s instructions until any restrictions relating to the Restricted Stock Award lapse; or (y) evidenced by a certificate, which certificate will be held in such form and manner as determined by the Board. The terms and conditions of Restricted Stock Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Award Agreements need not be identical. Each Restricted Stock Award Agreement will conform to (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i)                 Consideration. A Restricted Stock Award may be awarded in consideration for (A) cash, check, bank draft or money order payable to the Company, (B) past services to the Company or an Affiliate, or (C) any other form of legal consideration that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

(ii)               Vesting. Shares of Common Stock awarded under the Restricted Stock Award Agreement may be subject to forfeiture to the Company in accordance with a vesting schedule to be determined by the Board.

(iii)             Termination of Participant’s Continuous Service. If a Participant’s Continuous Service terminates, the Company may receive through a forfeiture condition or a repurchase right any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination of Continuous Service under the terms of the Restricted Stock Award Agreement.

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(iv)             Transferability. Rights to acquire shares of Common Stock under the Restricted Stock Award Agreement will be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Award Agreement, as the Board will determine in its sole discretion, so long as Common Stock awarded under the Restricted Stock Award Agreement remains subject to the terms of the Restricted Stock Award Agreement.

(v)               Dividends. A Restricted Stock Award Agreement may provide that any dividends paid on Restricted Stock will be subject to the same vesting and forfeiture restrictions as apply to the shares subject to the Restricted Stock Award to which they relate.

(b)               Restricted Stock Unit Awards. Each Restricted Stock Unit Award Agreement will be in such form and will contain such terms and conditions as the Board will deem appropriate. The terms and conditions of Restricted Stock Unit Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Unit Award Agreements need not be identical. Each Restricted Stock Unit Award Agreement will conform to (through incorporation of the provisions hereof by reference in the Agreement or otherwise) the substance of each of the following provisions:

(i)                 Consideration. At the time of grant of a Restricted Stock Unit Award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the Restricted Stock Unit Award. The consideration to be paid (if any) by the Participant for each share of Common Stock subject to a Restricted Stock Unit Award may be paid in any form of legal consideration that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

(ii)               Vesting. At the time of the grant of a Restricted Stock Unit Award, the Board may impose such restrictions on or conditions to the vesting of the Restricted Stock Unit Award as it, in its sole discretion, deems appropriate.

(iii)             Payment. A Restricted Stock Unit Award may be settled by the delivery of shares of Common Stock, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Board and contained in the Restricted Stock Unit Award Agreement.

(iv)             Additional Restrictions. At the time of the grant of a Restricted Stock Unit Award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the shares of Common Stock (or their cash equivalent) subject to a Restricted Stock Unit Award to a time after the vesting of such Restricted Stock Unit Award.

(v)               Dividend Equivalents. Dividend equivalents may be credited in respect of shares of Common Stock covered by a Restricted Stock Unit Award, as determined by the Board and contained in the Restricted Stock Unit Award Agreement. At the sole discretion of the Board, such dividend equivalents may be converted into additional shares of Common Stock covered by the Restricted Stock Unit Award in such manner as determined by the Board. Any additional shares covered by the Restricted Stock Unit Award credited by reason of such dividend equivalents will be subject to all of the same terms and conditions of the underlying Restricted Stock Unit Award Agreement to which they relate.

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(vi)             Termination of Participant’s Continuous Service. Except as otherwise provided in the applicable Restricted Stock Unit Award Agreement, such portion of the Restricted Stock Unit Award that has not vested will be forfeited upon the Participant’s termination of Continuous Service.

(c)                Performance Awards.

(i)                 Performance Stock Awards. A Performance Stock Award is a Stock Award (covering a number of shares not in excess of that set forth in Section 3(d) above) that is payable (including that may be granted, may vest or may be exercised) contingent upon the attainment during a Performance Period of certain Performance Goals. A Performance Stock Award may, but need not, require the Participant’s completion of a specified period of Continuous Service. The length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained will be conclusively determined by the Committee (or, if not required for compliance with Section 162(m) of the Code, the Board), in its sole discretion. In addition, to the extent permitted by applicable law and the applicable Award Agreement, the Board may determine that cash may be used in payment of Performance Stock Awards.

(ii)               Performance Cash Awards. A Performance Cash Award is a cash award (for a dollar value not in excess of that set forth in Section 3(d) above) that is payable contingent upon the attainment during a Performance Period of certain Performance Goals. A Performance Cash Award may also require the completion of a specified period of Continuous Service. At the time of grant of a Performance Cash Award, the length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained will be conclusively determined by the Committee (or, if not required for compliance with Section 162(m) of the Code, the Board), in its sole discretion. The Board may specify the form of payment of Performance Cash Awards, which may be cash or other property, or may provide for a Participant to have the option for his or her Performance Cash Award, or such portion thereof as the Board may specify, to be paid in whole or in part in cash or other property.

(iii)             Board Discretion. The Board retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of Performance Goals and to define the manner of calculating the Performance Criteria it selects to use for a Performance Period. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the Stock Award Agreement or the written terms of a Performance Cash Award.

(iv)             Section 162(m) Compliance. Unless otherwise permitted in compliance with the requirements of Section 162(m) of the Code with respect to an Award intended to qualify as “performance-based compensation” thereunder, the Committee will establish the Performance Goals applicable to, and the formula for calculating the amount payable under, the Award no later than the earlier of (a) the date 90 days after the commencement of the applicable Performance Period, and (b) the date on which 25% of the Performance Period has elapsed, and in any event at a time when the achievement of the applicable Performance Goals remains substantially uncertain. Prior to the payment of any compensation under an Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee will certify the extent to which any Performance Goals and any other material terms under such Award have been satisfied (other than in cases where such Performance Goals relate solely to the increase in the value of the Common Stock). Notwithstanding satisfaction of, or completion of any Performance Goals, the number of shares of Common Stock, Options, cash or other benefits granted, issued, retainable and/or vested under an Award on account of satisfaction of such Performance Goals may be reduced by the Committee on the basis of such further considerations as the Committee, in its sole discretion, will determine.

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(d)               Other Stock Awards. Other forms of Stock Awards valued in whole or in part by reference to, or otherwise based on, Common Stock, including the appreciation in value thereof (e.g., options or stock rights with an exercise price or strike price less than 100% of the Fair Market Value of the Common Stock at the time of grant) may be granted either alone or in addition to Stock Awards provided for under Section 5 and the preceding provisions of this Section 6. Subject to the provisions of the Plan, the Board will have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Stock Awards and all other terms and conditions of such Other Stock Awards.

7.                  Covenants of the Company.

(a)               Availability of Shares. The Company will keep available at all times the number of shares of Common Stock reasonably required to satisfy then-outstanding Awards.

(b)               Securities Law Compliance. The Company will seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking will not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts and at a reasonable cost, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company will be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained. A Participant will not be eligible for the grant of an Award or the subsequent issuance of cash or Common Stock pursuant to the Award if such grant or issuance would be in violation of any applicable securities law.

(c)                No Obligation to Notify or Minimize Taxes. The Company will have no duty or obligation to any Participant to advise such holder as to the time or manner of exercising such Stock Award. Furthermore, the Company will have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of an Award or a possible period in which the Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of an Award to the holder of such Award.

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8.                  Miscellaneous.

(a)               Use of Proceeds from Sales of Common Stock. Proceeds from the sale of shares of Common Stock pursuant to Awards will constitute general funds of the Company.

(b)               Corporate Action Constituting Grant of Awards. Corporate action constituting a grant by the Company of an Award to any Participant will be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate, or letter evidencing the Award is communicated to, or actually received or accepted by, the Participant. In the event that the corporate records (e.g., Board consents, resolutions or minutes) documenting the corporate action constituting the grant contain terms (e.g., exercise price, vesting schedule or number of shares) that are inconsistent with those in the Award Agreement or related grant documents as a result of a clerical error in the papering of the Award Agreement or related grant documents, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Award Agreement or related grant documents.

(c)                Stockholder Rights. No Participant will be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to an Award unless and until (i) such Participant has satisfied all requirements for exercise of, or the issuance of shares of Common Stock under, the Award pursuant to its terms, and (ii) the issuance of the Common Stock subject to such Award has been entered into the books and records of the Company.

(d)               No Employment or Other Service Rights. Nothing in the Plan, any Award Agreement or any other instrument executed thereunder or in connection with any Award granted pursuant thereto will confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or will affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

(e)                Change in Time Commitment. In the event a Participant’s regular level of time commitment in the performance of his or her services for the Company and any Affiliates is reduced (for example, and without limitation, if the Participant is an Employee of the Company and the Employee has a change in status from a full-time Employee to a part-time Employee or takes an extended leave of absence) after the date of grant of any Award to the Participant, the Board has the right in its sole discretion to (x) make a corresponding reduction in the number of shares or cash amount subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (y) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award. In the event of any such reduction, the Participant will have no right with respect to any portion of the Award that is so reduced or extended.

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(f)                Incentive Stock Option Limitations. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and any Affiliates) exceeds $100,000 (or such other limit established in the Code) or otherwise does not comply with the rules governing Incentive Stock Options, the Options or portions thereof that exceed such limit (according to the order in which they were granted) or otherwise do not comply with such rules will be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).

(g)               Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that such Participant is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, will be inoperative if (A) the issuance of the shares upon the exercise or acquisition of Common Stock under the Award has been registered under a then currently effective registration statement under the Securities Act, or (B) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

(h)               Withholding Obligations. Unless prohibited by the terms of an Award Agreement, the Company may, in its sole discretion, satisfy any federal, state or local tax withholding obligation relating to an Award by any of the following means or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Award; provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law (or such lesser amount as may be necessary to avoid classification of the Stock Award as a liability for financial accounting purposes); (iii) withholding cash from an Award settled in cash; (iv) withholding payment from any amounts otherwise payable to the Participant; or (v) by such other method as may be set forth in the Award Agreement.

(i)                 Electronic Delivery. Any reference herein to a “written” agreement or document will include any agreement or document delivered electronically, filed publicly at www.sec.gov (or any successor website thereto) or posted on the Company’s intranet .

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(j)                 Deferrals. To the extent permitted by applicable law, the Board, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may establish programs and procedures for deferral elections to be made by Participants. Deferrals by Participants will be made in accordance with Section 409A of the Code. Consistent with Section 409A of the Code, the Board may provide for distributions while a Participant is still an employee or otherwise providing services to the Company. The Board is authorized to make deferrals of Awards and determine when, and in what annual percentages, Participants may receive payments, including lump sum payments, following the Participant’s termination of Continuous Service, and implement such other terms and conditions consistent with the provisions of the Plan and in accordance with applicable law.

(k)               Compliance with Section 409A of the Code. Unless otherwise expressly provided for in an Award Agreement, the Plan and Award Agreements will be interpreted to the greatest extent possible in a manner that makes the Plan and the Awards granted hereunder exempt from Section 409A of the Code, and, to the extent not so exempt, in compliance with Section 409A of the Code. If the Board determines that any Award granted hereunder is not exempt from and is therefore subject to Section 409A of the Code, the Award Agreement evidencing such Award will incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code, and to the extent an Award Agreement is silent on terms necessary for compliance, such terms are hereby incorporated by reference into the Award Agreement. Notwithstanding anything to the contrary in this Plan (and unless the Award Agreement specifically provides otherwise), if the shares of Common Stock are publicly traded, and if a Participant holding an Award that constitutes “deferred compensation” under Section 409A of the Code is a “specified employee” for purposes of Section 409A of the Code, no distribution or payment of any amount that is due because of a “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) will be issued or paid before the date that is six months following the date of such Participant’s “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) or, if earlier, the date of the Participant’s death, unless such distribution or payment can be made in a manner that complies with Section 409A of the Code, and any amounts so deferred will be paid in a lump sum on the day after such six month period elapses, with the balance paid thereafter on the original schedule.

(l)                 Clawback/Recovery. All Awards granted under the Plan will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the Board may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Board determines necessary or appropriate, including but not limited to a reacquisition right in respect of previously acquired shares of Common Stock or other cash or property upon the occurrence of an event constituting Cause. No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company.

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9.                  Adjustments upon Changes in Common Stock; Other Corporate Events.

(a)               Capitalization Adjustments. In the event of a Capitalization Adjustment, the Board will appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a), (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 3(c), (iii) the class(es) and maximum number of securities that may be awarded to any person pursuant to Sections 3(d), and (iv) the class(es) and number of securities and price per share of stock subject to outstanding Stock Awards. The Board will make such adjustments, and its determination will be final, binding and conclusive.

(b)               Dissolution or Liquidation. Except as otherwise provided in the Stock Award Agreement, in the event of a dissolution or liquidation of the Company, all outstanding Stock Awards (other than Stock Awards consisting of vested and outstanding shares of Common Stock not subject to a forfeiture condition or the Company’s right of repurchase) will terminate immediately prior to the completion of such dissolution or liquidation, and the shares of Common Stock subject to the Company’s repurchase rights or subject to a forfeiture condition may be repurchased or reacquired by the Company notwithstanding the fact that the holder of such Stock Award is providing Continuous Service; provided, however, that the Board may, in its sole discretion, cause some or all Stock Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Stock Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.

(c)                Corporate Transaction. The following provisions shall apply to Stock Awards in the event of a Corporate Transaction unless otherwise provided in the instrument evidencing the Stock Award or any other written agreement between the Company or any Affiliate and the Participant or unless otherwise expressly provided by the Board at the time of grant of a Stock Award. In the event of a Corporate Transaction, then, notwithstanding any other provision of the Plan, the Board shall take one or more of the following actions with respect to Stock Awards, contingent upon the closing or completion of the Corporate Transaction:

(i)                 arrange for the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) to assume or continue the Stock Award or to substitute a similar stock award for the Stock Award (including, but not limited to, an award to acquire the same consideration paid to the stockholders of the Company pursuant to the Corporate Transaction);

(ii)             arrange for the assignment of any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to the Stock Award to the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company);

(iii)             accelerate the vesting, in whole or in part, of the Stock Award (and, if applicable, the time at which the Stock Award may be exercised) to a date prior to the effective time of such Corporate Transaction as the Board shall determine (or, if the Board shall not determine such a date, to the date that is five days prior to the effective date of the Corporate Transaction), with such Stock Award terminating if not exercised (if applicable) at or prior to the effective time of the Corporate Transaction;

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(iv)             arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by the Company with respect to the Stock Award;

(v)               cancel or arrange for the cancellation of the Stock Award, to the extent not vested or not exercised prior to the effective time of the Corporate Transaction, in exchange for such cash consideration, if any, as the Board, in its sole discretion, may consider appropriate; and

(vi)             make a payment, in such form as may be determined by the Board equal to the excess, if any, of (A) the value of the property the Participant would have received upon the exercise of the Stock Award immediately prior to the effective time of the Corporate Transaction, over (B) any exercise price payable by such holder in connection with such exercise. For clarity, this payment may be zero ($0) if the value of the property is equal to or less than the exercise price. Payments under this provision may be delayed to the same extent that payment of consideration to the holders of Common Stock in connection with the Corporate Transaction is delayed as a result of escrows, earn outs, holdbacks or other contingencies.

The Board need not take the same action or actions with respect to all Stock Awards or portions thereof or with respect to all Participants.

(d)               Change in Control. A Stock Award may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control as may be provided in the Stock Award Agreement for such Stock Award or as may be provided in any other written agreement between the Company or any Affiliate and the Participant, but in the absence of such provision, no such acceleration will occur.

10.              Plan Term; Earlier Termination or Suspension of the Plan.

The Board may suspend or terminate the Plan at any time. No Incentive Stock Options may be granted after the tenth anniversary of the earlier of (i) the date the Plan is adopted by the Board (the “Adoption Date”), or (ii) the date the Plan is approved by the stockholders of the Company. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated. Suspension or termination of the Plan will not impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the affected Participant or as otherwise permitted in the Plan.

11.           Effective date of Plan.

The Plan will become effective on the Effective Date.

12.           Choice of Law.

The law of the State of Delaware will govern all questions concerning the construction, validity and interpretation of this Plan, without regard to that state’s conflict of laws rules.

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13.           Definitions. As used in the Plan, the following definitions will apply to the capitalized terms indicated below:

(a)               “Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405 of the Securities Act. The Board will have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

(b)               “Appreciation Award” means (i) a stock option or stock appreciation right granted under the Prior Plans or (ii) an Option or Stock Appreciation Right, in each case with respect to which the exercise or strike price is at least one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the stock option or stock appreciation right, or Option or Stock Appreciation Right, as applicable, on the date of grant.

(c)                “Award” means a Stock Award or a Performance Cash Award.

(d)               “Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an Award.

(e)                “Board” means the Board of Directors of the Company.

(f)                “Capital Stock” means each and every class of common stock of the Company, regardless of the number of votes per share.

(g)               “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Stock Award after the Adoption Date without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, reverse stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or any similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto). Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.

(h)             “Cause” shall have the meaning ascribed to such term in any written agreement between the Participant and the Company defining such term and, in the absence of such agreement, such term means, with respect to a Participant, the occurrence of any of the following events: (i) such Participant’s commission of any felony or any crime involving fraud, dishonesty or moral turpitude under the laws of the United States or any state thereof; (ii) such Participant’s attempted commission of, or participation in, a fraud or act of dishonesty against the Company; (iii) such Participant’s intentional, material violation of any contract or agreement between the Participant and the Company or of any statutory duty owed to the Company; (iv) such Participant’s unauthorized use or disclosure of the Company’s confidential information or trade secrets; or (v) such Participant’s gross misconduct. The determination that a termination of the Participant’s Continuous Service is either for Cause or without Cause shall be made by the Company, in its sole discretion. Any determination by the Company that the Continuous Service of a Participant was terminated with or without Cause for the purposes of outstanding Awards held by such Participant shall have no effect upon any determination of the rights or obligations of the Company or such Participant for any other purpose.

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(i)                 “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i)                 any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control will not be deemed to occur (A) on account of the acquisition of securities of the Company directly from the Company, (B) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person that acquires the Company’s securities in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities, (C) on account of the acquisition of securities of the Company by any individual who is, on the Adoption Date, either an executive officer or a Director (either, a “Legacy Investor”) and/or any entity in which a Legacy Investor has a direct or indirect interest (whether in the form of voting rights or participation in profits or capital contributions) of more than 50% (collectively, the “Legacy Entities”) or on account of the Legacy Entities continuing to hold shares that come to represent more than 50% of the combined voting power of the Company’s then outstanding securities as a result of the conversion of any class of the Company’s securities into another class of the Company’s securities having a different number of votes per share pursuant to the conversion provisions set forth in the Company’s Amended and Restated Certificate of Incorporation; or (D) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control will be deemed to occur;

(ii)               there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than 50% of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than 50% of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction; provided, however, that a merger, consolidation or similar transaction will not constitute a Change in Control under this prong of the definition if the outstanding voting securities representing more than 50% of the combined voting power of the surviving Entity or its parent are owned by the Legacy Entities;

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(iii)             there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than 50% of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; provided, however, that a sale, the Company and its Subsidiaries will not constitute a Change in Control under this prong of the definition if the outstanding voting securities representing more than 50% of the combined voting power of the acquiring Entity or its parent are owned by the Legacy Entities;

(iv)             the stockholders of the Company approve or the Board approves a plan of complete dissolution or liquidation of the Company, or a complete dissolution or liquidation of the Company will otherwise occur, except for a liquidation into a parent corporation; or

(v)               individuals who, on the date the Plan is adopted by the Board, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member will, for purposes of this Plan, be considered as a member of the Incumbent Board.

Notwithstanding the foregoing definition or any other provision of the Plan, the term Change in Control will not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company and the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant will supersede the foregoing definition with respect to Awards subject to such agreement; provided, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition will apply.

(j)                 “Code” means the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.

(k)               “Committee” means a committee of one or more Directors to whom authority has been delegated by the Board in accordance with Section 2(c).

(l)                 “Common Stock” means the common stock of the Company, having one vote per share.

(m)             “Company” means Sucampo Pharmaceuticals, Inc., a Delaware corporation.

(n)               “Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, will not cause a Director to be considered a “Consultant” for purposes of the Plan. Notwithstanding the foregoing, a person is treated as a Consultant under this Plan only if a Form S-8 Registration Statement under the Securities Act is available to register either the offer or the sale of the Company’s securities to such person.

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(o)               “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, will not terminate a Participant’s Continuous Service; provided, however, that if the Entity for which a Participant is rendering services ceases to qualify as an Affiliate, as determined by the Board, in its sole discretion, such Participant’s Continuous Service will be considered to have terminated on the date such Entity ceases to qualify as an Affiliate. To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service will be considered interrupted in the case of (i) any leave of absence approved by the Board or chief executive officer, including sick leave, military leave or any other personal leave, or (ii) transfers between the Company, an Affiliate, or their successors. Notwithstanding the foregoing, a leave of absence will be treated as Continuous Service for purposes of vesting in an Award only to such extent as may be provided in the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law.

(p)               “Corporate Transaction” means the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i)                a sale or other disposition of all or substantially all, as determined by the Board, in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;

(ii)              a sale or other disposition of at least 50% of the outstanding securities of the Company;

(iii)            a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv)            a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

(q)              “Covered Employee” will have the meaning provided in Section 162(m)(3) of the Code.

(r)               “Director” means a member of the Board.

(s)               “Disability” means, with respect to a Participant, the inability of such Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than 12 months, as provided in Sections 22(e)(3) and 409A(a)(2)(c)(i) of the Code, and will be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances.

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(t)                 “Effective Date” means the effective date of this Plan, which is the earlier of (i) the date that this Plan is first approved by the Company’s stockholders, and (ii) the date this Plan is adopted by the Board.

(u)               “Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an “Employee” for purposes of the Plan.

(v)               “Entity” means a corporation, partnership, limited liability company or other entity.

(w)             “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(x)               “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” will not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to a registered public offering of such securities, (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company; or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Effective Date, is the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities.

(y)               “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i)                 If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value of a share of Common Stock will be, unless otherwise determined by the Board, the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in a source the Board deems reliable.

(ii)               Unless otherwise provided by the Board, if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value will be the closing selling price on the last preceding date for which such quotation exists.

(iii)             In the absence of such markets for the Common Stock, the Fair Market Value will be determined by the Board in good faith and in a manner that complies with Sections 409A and 422 of the Code.

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(z)                “Full Value Award” means (i) a stock award granted under the Prior Plans or (ii) a Stock Award, in each case that is not an Appreciation Award.

(aa)           “Incentive Stock Option” means an option granted pursuant to Section 5 of the Plan that is intended to be, and qualifies as, an “incentive stock option” within the meaning of Section 422 of the Code.

(bb)          “Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

(cc)            “Nonstatutory Stock Option” means any Option granted pursuant to Section 5 of the Plan that does not qualify as an Incentive Stock Option.

(dd)          “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.

(ee)            “Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.

(ff)             “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an Option grant. Each Option Agreement will be subject to the terms and conditions of the Plan.

(gg)           “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

(hh)          “Other Stock Award” means an award based in whole or in part by reference to the Common Stock which is granted pursuant to the terms and conditions of Section 6(d).

(ii)               “Other Stock Award Agreement” means a written agreement between the Company and a holder of an Other Stock Award evidencing the terms and conditions of an Other Stock Award grant. Each Other Stock Award Agreement will be subject to the terms and conditions of the Plan.

(jj)            “Outside Director” means a Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year, has not been an officer of the Company or an “affiliated corporation,” and does not receive remuneration from the Company or an “affiliated corporation,” either directly or indirectly, in any capacity other than as a Director, or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.

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(kk)         “Own,” “Owned,” “Owner,” “Ownership” means a person or Entity will be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(ll)             “Participant” means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

(mm)        “Performance Cash Award” means an award of cash granted pursuant to the terms and conditions of Section 6(c)(ii).

(nn)         “Performance Criteria” means the one or more criteria that the Board will select for purposes of establishing the Performance Goals for a Performance Period. The Performance Criteria that will be used to establish such Performance Goals may be based on any one of, or combination of, the following as determined by the Board: (i) earnings (including earnings per share and net earnings); (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization; (iv) earnings before interest, taxes, depreciation, amortization and legal settlements; (v) earnings before interest, taxes, depreciation, amortization, legal settlements and other income (expense); (vi) earnings before interest, taxes, depreciation, amortization, legal settlements, other income (expense) and stock-based compensation; (vii) earnings before interest, taxes, depreciation, amortization, legal settlements, other income (expense), stock-based compensation and changes in deferred revenue; (viii) earnings before interest, taxes, depreciation, amortization, legal settlements, other income (expense), stock-based compensation, other non-cash expenses and changes in deferred revenue; (ix) total stockholder return; (x) return on equity or average stockholder’s equity; (xi) return on assets, investment, or capital employed; (xii) stock price; (xiii) margin (including gross margin); (xiv) income (before or after taxes); (xv) operating income; (xvi) operating income after taxes; (xvii) pre-tax profit; (xviii) operating cash flow; (xix) sales or revenue targets; (xx) increases in revenue or product revenue; (xxi) expenses and cost reduction goals; (xxii) improvement in or attainment of working capital levels; (xxiii) economic value added (or an equivalent metric); (xxiv) market share; (xxv) cash flow; (xxvi) cash flow per share; (xxvii) cash balance; (xxviii) cash burn; (xxix) cash collections; (xxx) share price performance; (xxxi) debt reduction; (xxxii) implementation or completion of projects or processes (including, without limitation, clinical trial initiation, clinical trial enrollment and dates, clinical trial results, regulatory filing submissions, regulatory filing acceptances, regulatory or advisory committee interactions, regulatory approvals, and product supply); (xxxiii) stockholders’ equity; (xxxiv) capital expenditures; (xxxv) debt levels; (xxxvi) operating profit or net operating profit; (xxxvii) workforce diversity; (xxxviii) growth of net income or operating income; (xxxix) billings; (xl) bookings; (xli) employee retention; (xlii) initiation of studies by specific dates; (xliii) budget management; (xliv) submission to, or approval by, a regulatory body (including, but not limited to the U.S. Food and Drug Administration) of an applicable filing or a product; (xlv) regulatory milestones; (xlvi) progress of internal research or development programs; (xlvii) acquisition of new customers; (xlviii) customer retention and/or repeat order rate; (xlix) improvements in sample and test processing times; (l) progress of partnered programs; (li) partner satisfaction; (lii) timely completion of clinical trials; (liii) submission of 510(k)s or pre-market approvals and other regulatory achievements; (liv) milestones related to samples received and/or tests or panels run; (lv) expansion of sales in additional geographies or markets; (lvi) research progress, including the development of programs; (lvii) strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property; and (lviii) and to the extent that an Award is not intended to comply with Section 162(m) of the Code, other measures of performance selected by the Board.

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(oo)           “Performance Goals” means, for a Performance Period, the one or more goals established by the Board for the Performance Period based upon the Performance Criteria. Performance Goals may be based on a Company-wide basis, with respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless specified otherwise by the Board (i) in the Award Agreement at the time the Award is granted or (ii) in such other document setting forth the Performance Goals at the time the Performance Goals are established, the Board will appropriately make adjustments in the method of calculating the attainment of Performance Goals for a Performance Period as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; (5) to exclude the effects of any “extraordinary items” as determined under generally accepted accounting principles; (6) to exclude the dilutive effects of acquisitions or joint ventures; (7) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a Performance Period following such divestiture; (8) to exclude the effect of any change in the outstanding shares of common stock of the Company by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends; (9) to exclude the effects of stock based compensation and the award of bonuses under the Company’s bonus plans; (10) to exclude costs incurred in connection with potential acquisitions or divestitures that are required to be expensed under generally accepted accounting principles; (11) to exclude the goodwill and intangible asset impairment charges that are required to be recorded under generally accepted accounting principles; (12) to exclude the effect of any other unusual, non-recurring gain or loss or other extraordinary item; and (13) to exclude the effects of the timing of acceptance for review and/or approval of submissions to the U.S. Food and Drug Administration or any other regulatory body. Board retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of Performance Goals and to define the manner of calculating the Performance Criteria it selects to use for Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the Stock Award Agreement or the written terms of a Performance Cash Award.

(pp)          “Performance Period” means the period of time selected by the Board over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Stock Award or a Performance Cash Award. Performance Periods may be of varying and overlapping duration, at the sole discretion of the Board.

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(qq)          “Performance Stock Award” means a Stock Award granted under the terms and conditions of Section 6(c)(i).

(rr)            “Plan” means this Sucampo Pharmaceuticals, Inc. 2016 Equity Incentive Plan.

(ss)             “Restricted Stock Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(a).

(tt)             “Restricted Stock Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award grant. Each Restricted Stock Award Agreement will be subject to the terms and conditions of the Plan.

(uu)          “Restricted Stock Unit Award” means a right to receive shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(b).

(vv)           “Restricted Stock Unit Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Unit Award evidencing the terms and conditions of a Restricted Stock Unit Award grant. Each Restricted Stock Unit Award Agreement will be subject to the terms and conditions of the Plan.

(ww)       “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(xx)           “Securities Act” means the Securities Act of 1933, as amended.

(yy)           “Stock Appreciation Right” or “SAR” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 5.

(zz)          “Stock Appreciation Right Agreement” means a written agreement between the Company and a holder of a Stock Appreciation Right evidencing the terms and conditions of a Stock Appreciation Right grant. Each Stock Appreciation Right Agreement will be subject to the terms and conditions of the Plan.

(aaa)       “Stock Award” means any right to receive Common Stock granted under the Plan, including an Incentive Stock Option, a Nonstatutory Stock Option, a Restricted Stock Award, a Restricted Stock Unit Award, a Stock Appreciation Right, a Performance Stock Award or any Other Stock Award.

(bbb)      “Stock Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of a Stock Award grant. Each Stock Award Agreement will be subject to the terms and conditions of the Plan.

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(ccc)         “Subsidiary” means, with respect to the Company, (i) any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation will have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than 50%.

(ddd)      “Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Affiliate.

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SUCAMPO
The Science of Innovation

SUCAMPO PHARMACEUTICALS, INC.
805 KING FARM BOULEVARD, SUITE 550
ROCKVILLE, MD 20850
ATTN: INVESTOR RELATIONS

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E08530-P78031 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SUCAMPO PHARMACEUTICALS, INC.

Proposals – The Board of Directors recommends that you vote FOR each of the director nominees listed below under Proposal 1 and FOR Proposals 2, 3 and 4.

	For All	Withhold All	For All Except
1. Election of Director 01) Maureen E. O'Connell - Class 1	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

	For	Against	Abstain
2. Approval of Sucampo Pharmaceuticals, Inc.'s 2016 Equity Incentive Plan	☐	☐	☐
3. Ratification of selection of Ernst & Young LLP as Sucampo Pharmaceuticals, Inc.'s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2016	☐	☐	☐
4. Advisory approval of the compensation of Sucampo Pharmaceuticals, Inc.'s named executive officers	☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any postponement or adjournment thereof.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER, OR IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS.

For address change/comments, mark here. ☐
(see reverse for instructions)

Please indicate if you plan to attend this meeting. ☐ Yes ☐ No

Please sign exactly as name or names appear hereon. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If stock is held by a corporation or a partnership, this proxy should be signed in full corporate or partnership name by an authorized officer thereof, whose title should be given.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

E08531-P78031

SUCAMPO PHARMACEUTICALS, INC.
Annual Meeting of Stockholders
June 2, 2016 8:30 AM, Eastern Time
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF SUCAMPO PHARMACEUTICALS, INC.

The undersigned hereby revokes all previous proxies, acknowledges the receipt of the accompanying Notice of 2016 Annual Meeting of Stockholders To Be Held on June 2, 2016 and Proxy Statement and appoints each of Matthias Alder and Charles R. McFalls as proxies and attorneys-in-fact of the undersigned, each with full power of substitution and revocation, to represent the undersigned and to vote all the shares of class A common stock of Sucampo Pharmaceuticals, Inc. that the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the 2016 Annual Meeting of Stockholders of Sucampo Pharmaceuticals, Inc. to be held at 8:30 a.m., Eastern Time, on June 2, 2016 at the Sheraton Rockville Hotel, 920 King Farm Boulevard, Rockville, MD 20850, or any adjournment or postponements thereof, with all the power the undersigned would possess if personally present thereat.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF EACH OF THE DIRECTOR NOMINEES LISTED ON THE REVERSE SIDE UNDER PROPOSAL 1 AND "FOR" PROPOSALS 2, 3 AND 4.

(Items to be voted appear on the reverse side.)

IF VOTING BY MAIL, SIGN AND DATE ON THE REVERSE SIDE AND PROMPTLY RETURN THIS PROXY CARD USING THE ENCLOSED ENVELOPE.

Address Changes/Comments: ______________________________

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side